Lenard E. Schwartzer
Nevada Bar No. 0399
Jeanette E. McPherson
Nevada Bar No. 5423
Jason A. Imes
Nevada Bar No. 7030
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com

Attorneys for Debtors and Debtors-In-Possession

E-FILED on January 30, 2006

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL, CORP.**, a Nevada Corporation, **PACIFIC MAGTRON, INC.**, **PACIFIC MAGTRON (GA), INC.**, **LIVEWAREHOUSE, INC.**, Debtors and Debtors in Possession. Affects all four Debtors: ☐ Affects only: ☒ Pacific Magtron International, Corp. ☐ Pacific Magtron, Inc. ☐ Pacific Magtron (GA), Inc. ☒ Livewarehouse, Inc.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11 **DISCLOSURE STATEMENT TO ACCOMPANY THIRD AMENDED PLANS OF REORGANIZATION FOR PACIFIC MAGTRON INTERNATIONAL, CORP AND LIVEWAREHOUSE, INC.** <u>Hearing:</u> Date: March 3, 2006 Time: 1:30 p.m. Place: *Courtroom 1* *Foley Federal Building* *300 Las Vegas Blvd. South* *Las Vegas, Nevada 89101*

PACIFIC MAGTRON INTERNATIONAL, CORP. ("PMIC") and LIVEWAREHOUSE, INC. ("LW"), by and through their counsel, Lenard E. Schwartzer, Esq. of the Schwartzer & McPherson Law Firm, hereby present this Disclosure Statement to Accompany PMIC's and LW's Third Amended Plans of Reorganization ("Disclosure Statement") to all of the known creditors

and equity interest holders of PMIC and LW pursuant to 11 U.S.C. § 1125. The purpose of this Disclosure Statement is to provide such information as may be deemed materially important and necessary to the Creditors of PMIC and LW, as applicable, to make a reasonably informed decision in exercising their right to vote for the acceptance of the Plans of Reorganization for PMIC and LW (respectively, the "PMIC Plan" and the "LW Plan"; collectively the "Plans"). The Plans, which accompany this Disclosure Statement as **Exhibit "1",** also have been filed with the Bankruptcy Court.

Please note that PMIC and LW have separate plans. PMIC and LW will be reorganized, their debts fully or partially paid (as set forth in the respective Plans and as summarized herein), and a new business plan implemented for PMIC and LW, subject to the conversion and dilution of PMIC's shareholders' interests and the proposed merger of Herborium with PMIC. Debtors PACIFIC MAGTRON, INC. ("PMI") and PACIFIC MAGTRON (GA), INC. ("PMIGA") have submitted separate liquidating plans. As a creditor of any particular entity, you should carefully review the portions of the Disclosure Statement relating to the entity against which you hold a claim.

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

TABLE OF CONTENTS

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
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Tel: (702) 228-7590 · Fax: (702) 892-0122

EXHIBITS:

1. Third Amended Plans of Reorganization
2. Settlement Agreement
3. Letter of Intent (PMIC/Herborium Merger) and Executive Summary
4. PMIC/Herborium Post-Merger Ownership Chart
5. Herborium's unaudited financial statements for the fiscal years ended November 30, 2004 and 2005, as well as a proforma balance sheet showing the effect of the PMIC/Herborium merger
6. Ballot for PMIC
7. Ballot for LW

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I. INTRODUCTION AND REPRESENTATIONS

A. Purpose of Disclosure Statement

The purpose of this Disclosure Statement is to: (1) assist Claimants and Equity Interest Holders in making an informed decision as to whether or not to accept or reject the PMIC Plan and the LW Plan, as applicable; and to (2) assist the Bankruptcy Court in making an informed decision as to whether or not the Plans comply with the requirements of the Bankruptcy Code. This Disclosure Statement sets forth certain information regarding the pre-petition history of PMIC and LW, significant events that have occurred during the Chapter 11 Cases, and the anticipated organization, operations and financing of the reorganized debtors. This Disclosure Statement also describes the terms and provisions of the Plans, including certain alternatives to the Plans, and the manner in which distributions will be made under the Plans. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims and Equity Interests must follow for their votes to be counted. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan(s). In addition, unless otherwise defined herein or in the Plan(s), capitalized terms used in this Disclosure Statement shall have the same meaning as in the Bankruptcy Code or the Bankruptcy Rules. The definitions used in this Disclosure Statement are set forth in the attached Plans (**Exhibit "1" hereto**), Article I, Definitions.

This Disclosure Statement may not be relied on for any purpose other than to determine how to vote on the Plans, and nothing contained in it shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving the plan or other legal effects of the reorganization on creditors, holders of Claims, or the Debtors.

The statements contained in this Disclosure Statement are made as of the date of the Order approving this Disclosure Statement unless another time is specified herein, and neither delivery of this Disclosure Statement nor any exchange of rights made in connection with this Disclosure Statement shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date the Disclosure Statement was compiled.

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The statement and representations contained herein are made solely by or at the instance of PMIC and LW and no other party in interest is responsible for the accuracy or adequacy of the information contained herein. No representations concerning the Plans are authorized by PMIC and LW other than as set forth in this Disclosure Statement. PMIC and LW do not warrant or represent that the information contained herein is without any inaccuracy.

The presentation of the information set forth herein does not constitute factual or legal admissions by PMIC and LW. Certain of the information, by its nature, is forward looking, contains estimates and assumptions which may prove to be false or inaccurate and contains projections which may be materially different from actual future experiences. Such estimates and assumptions are made for informational purposes only and no representation or warranty is made with respect thereto.

Any estimates of claims or interests set forth in this Disclosure Statement may vary from the final amounts of claims or interests allowed by the Bankruptcy Court.

This Disclosure Statement will not be admissible in any other proceeding involving PMIC, LW, their respective Estates or any other party (including ACT), except in connection with its approval and the confirmation process for the Plans.

B. Introduction and Definitions

Chapter 11 is the principal business reorganization section of the Bankruptcy Code. Pursuant to Chapter 11, a debtor is permitted to reorganize its business affairs for its own benefit and that of its creditors and other interest holders. Unless a trustee is appointed, the debtor is authorized to continue to operate its business while any attempts to collect pre-petition claims from the debtor or to foreclose upon property of the debtor are stayed during the pendency of the case unless otherwise ordered by the Bankruptcy Court.

The objective of a Chapter 11 case is the formulation of a plan of reorganization of the debtor and its affairs. The plan is a vehicle for resolving claims against the debtor, as well as providing for its future direction and operations. Impaired creditors are given an opportunity to vote on any proposed plan, and the plan must be confirmed by the Bankruptcy Court to be valid

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
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SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

and binding on all parties. Once the plan is confirmed, all claims against the debtor which arose before the confirmation of the plan are extinguished, unless specifically preserved in the plan.

The purpose of a disclosure statement is to provide creditors and equity holders with sufficient information about the debtor and the proposed plan of reorganization so as to permit them to make an informed judgment when voting on the plan. This Disclosure Statement therefore includes background information about PMIC and LW, and also identifies the Classes into which Creditors have been placed by the Plans. The Disclosure Statement describes the proposed treatment of each of those Classes if the Plans are confirmed. In addition, the Disclosure Statement contains information concerning the future operations in the event of confirmation or, in the alternative, the likely outcome if confirmation is denied or the proposed Plans do not become effective.

C. Representations

The information in the Disclosure Statement concerning PMIC and LW comes from these debtors and their representatives. This Disclosure Statement is submitted in accordance with Bankruptcy Code § 1125 for the purpose of soliciting acceptances of the Plans from holders of Claims and Equity Interests. This Disclosure Statement and the Exhibits described herein have been approved by Order of the Bankruptcy Court dated as containing, in accordance with the provisions of the Bankruptcy Code, adequate information of a kind and in sufficient detail that would enable a reasonable, hypothetical investor, typical of a holder of impaired claims or interests that is entitled to vote on the Plan(s), to make an informed judgment with respect to the acceptance or rejection of the Plan(s). The Bankruptcy Court's approval of this Disclosure Statement, however, does not constitute a recommendation by the Bankruptcy Court either for or against the Plan(s). In determining whether the Plan(s) should be confirmed, the Bankruptcy Court will consider whether the Plan(s) satisfies the various requirements of the Bankruptcy Code, including whether or not it is feasible and whether or not it is in the best interests of the Creditors. The Bankruptcy Court will also receive and consider a ballot summary prepared by PMIC and LW, as applicable, concerning the votes for acceptance or rejection of the Plan(s) by persons entitled to vote. Under Section 1126 of the Bankruptcy Code, an impaired

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Class is deemed to have accepted the Plan(s) if at least two-third (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of class members who have voted to accept or reject the Plan have voted for acceptance of the Plan(s). Further, unless there is acceptance of the Plan(s) by all members of an Impaired Class, the Bankruptcy Court must also determine that, under the Plan(s), class members will receive property of a value, as of the applicable Effective Date, that is not less than the amount that such class members would receive or retain if the relevant debtor was liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date of the corresponding Plan.

THIS DISCLOSURE STATEMENT IS NOT THE PLAN. THIS DISCLOSURE STATEMENT, TOGETHER WITH THE PLANS ATTACHED HERETO AS EXHIBIT "1", SHOULD BE READ IN THEIR ENTIRETY. FOR THE CONVENIENCE OF CREDITORS, THE PLANS ARE SUMMARIZED IN THIS DISCLOSURE STATEMENT. ALL SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THE PLANS, WHICH CONTROL IN THE EVENT OF AN INCONSISTENCY.

YOU ARE URGED TO STUDY THE PLAN(S) IN FULL AND TO CONSULT WITH YOUR COUNSEL AND OTHER ADVISORS ABOUT THE PLAN(S) AND ITS IMPACT, INCLUDING POSSIBLE TAX CONSEQUENCES, UPON YOUR LEGAL RIGHTS. PLEASE READ THIS DISCLOSURE STATEMENT CAREFULLY BEFORE VOTING ON THE PLAN(S).

The Bankruptcy Court will hold a hearing or hearings on confirmation of the Plans. You will be given notice of the Confirmation Hearing(s). The Confirmation Hearing(s) may be adjourned from time to time without further written notice.

Certain materials contained in this Disclosure Statement are taken directly from other, readily accessible documents or are digests of other documents. While every effort has been made to retain the meaning of such documents, you are urged to thoroughly review the documents themselves.

ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN THOSE CONTAINED IN THIS

DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

THIS IS A SOLICITATION BY PMIC AND LW ONLY AND IS NOT A SOLICITATION BY THEIR ATTORNEYS. THE REPRESENTATIONS MADE HEREIN ARE THOSE OF PMIC AND LW AND NOT OF THEIR ATTORNEYS.

REASONABLE EFFORTS HAVE BEEN MADE TO PREPARE ALL THE UNAUDITED FINANCIAL STATEMENTS WHICH MAY BE CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATION CONCERNING PMIC OR LW, PARTICULARLY AS TO THE VALUE OF THEIR RESPECTIVE ASSETS, ARE AUTHORIZED OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

PMIC AND LW RECOMMEND THAT YOU VOTE IN FAVOR OF THE APPLICABLE PLAN(S) OF REORGANIZATION.

II. OVERVIEW AND HISTORY OF THE DEBTORS

A. Organization

PMIC is a publicly traded corporation. Prior to the Petition Date, its primary business was to distribute computer peripheral products through its wholly-owned subsidiaries. These subsidiaries are:

Pacific Magtron, Inc. ("PMI")	100% owned by PMIC
Pacific Magtron (GA), Inc. ("PMIGA")	100% owned by PMI
Livewarehouse, Inc. ("LW")	100% owned by PMIC

(collectively, "PMIC and its subsidiaries" or the "Debtors").

PMIC's corporate offices are located at 1600 California Circle, Milpitas, California. The chief executive of PMIC is Martin Nielson. The chief executive of all the subsidiaries is Wayne Danson, who resides in New York. The chief financial officer of all the entities is Anthony Lee.

The current board of directors of PMIC consists of Martin Nielson and John E. Donahue. The current board of directors of each of the subsidiaries is as follows:

PMI: Wayne Danson, Martin Nielson and John E. Donahue;

PMIGA: Wayne Danson, Martin Nielson and John E. Donahue;

LW: Wayne Danson, Martin Nielson and John E. Donahue.

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B. Description of the Debtors

Prior to the Petition Date, PMI was a distributor and reseller of computer systems, components, peripherals and software. Founded in 1989, PMI fulfilled the multimedia hardware needs of system integrators, value-added resellers, retailers, original equipment manufacturers, software vendors and Internet resellers through the wholesale distribution of computer-related multimedia hardware components and software. In August 2000, PMIGA was formed for the distribution of PMI's products in the eastern United States. Together, PMI and PMIGA distributed a range of computer products, including components and multimedia systems networking products, and provided vertical solutions for systems integrators and Internet resellers by bundling its products. PMI and PMIGA offered customers an inventory of more than 1,800 products from 30 manufacturers.

In December 2001, LW was incorporated as a wholly-owned subsidiary of PMIC. LW was formed as an e-commerce site aimed at increased sales to retail consumers. LW's main products consisted of consumer computer electronics for the computer after-market segment, as well as storage and related products for general consumer electronic devices. LW also distributed certain computer products to resellers.

C. Events Leading to the Chapter 11 Cases

The computer products distribution business is highly competitive. Competition is based on product and credit availability, speed and accuracy of delivery, effectiveness of sales and marketing programs and breath of product lines. Beginning the fourth quarter of 2000, the computer products distribution industry and the Debtors began experiencing the effect of an economic downturn. As the demand for computer products decreased, pricing pressure became intense. As a result, PMIC and its subsidiaries experienced a decreasing sales trend from 2001 to 2002, with only a slight increase from 2002 to 2004. PMI sales for the year ended December 31, 2004 increased by approximately 1.1% compared to 2003, which was partly attributable to the economic recovery. PMIGA experienced a decreasing sales trend and was unable to penetrate into the east coast market, which was dominated by a number of larger competitors. PMIGA experienced a substantial decline in sales in 2003 and 2004.

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The lack of financial resources and the inability to compete with the larger competitors resulted in a loss in market share. Price competition remained intense for wholesale distribution business. PMIC and its subsidiaries historically relied on credit terms from suppliers to fund inventory purchases. Due to these financial pressures, however, many vendors began imposing progressively more restrictive credit terms, such that during the first quarter of 2005, the Debtors were unable to fund purchases. The Debtors did not have the ability to draw on lines of credit to fund the shortfall caused by the elimination of terms by their vendors. By the Petition Date, the Debtors' businesses were limited to selling existing inventory with no ability to replenish or purchase other items. By April 15, 2005, inventory was approximately $170,000, compared to $2,760,000 at December 31, 2004.

All of the Debtors had given Textron Financial Corp. ("Textron") a security interest in most of their assets (inventory, equipment, accounts receivable, and their proceeds) in connection with a $3,500,000 inventory financing facility. In addition, PMI (but not the other Debtors) had given Micro Technology Concepts, Inc. ("MTC") a similar, but subordinated, security interest in its assets. As of December 31, 2004, the Debtors were in violation of certain loan covenants under (i) the inventory financing agreement with Textron, and (ii) a real estate mortgage loan agreement with Wells Fargo Bank ("WFB").

On December 10, 2004, Theodore S. Li ("Li") and Hui Cynthia Lee ("Lee"), the holders of a collective majority interest in PMIC, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Advanced Communications Technologies, Inc. ("ACT"), a vertically integrated technology services company. Pursuant to the Stock Purchase Agreement, Li and Lee agreed to sell to ACT an aggregate of 6,454,300 shares of the common stock of PMIC (the "PMIC Shares"), representing 61.56% of the currently issued and outstanding common stock of PMIC, for the aggregate purchase price of $500,000. In connection with the sale, Li and Lee entered into employments agreements with PMIC, ACT and ACT's wholly-owned subsidiary, Encompass Group Affiliates, Inc. The Employment Agreements, dated December 30, 2004, with each of Li and Lee, respectively, provided for a cash signing bonus of $225,000 each and other bonus and

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earn-out provisions payable in cash or in shares of common stock of ACT within thirty (30) days of the effective date of the Employment Agreements.

No part of the cash signing bonuses has been paid to Li and Lee. Under the terms of the Stock Purchase Agreement, ACT issued its one-year promissory notes to Li and Lee in a total amount of $500,000. Said notes are convertible into shares of ACT. Li was to remain employed by PMIC as chief financial officer and chief operating officer. Lee was to remain employed by PMIC as Senior Vice President for product procurement and business development in the Asian market. Upon taking control of PMIC, however, ACT discovered certain representations of Li and Lee concerning the debtor's ability to continue operations without the need for additional capital were false, the assets and cash flow were insufficient to continue operations as organized, certain third party suppliers and vendors had reduced or threatened to reduce their lines of credit available to the debtor, and PMIC and its subsidiaries, therefore, did not have the ability to continue their business operations. The newly elected board of directors and officers determined it was in the best interests of PMIC and its subsidiaries for (i) PMI, its principal operating subsidiary, to enter into a joint venture agreement with General Procurement, Inc. providing for continuity of the PMI business in return for a percentage of the profits for the benefit of PMI's creditors and (ii) PMIC and its subsidiaries to file for relief under Chapter 11 of the Bankruptcy Code. Li and Lee have been terminated.

D. Post-Petition Events

The Debtors filed their petitions for relief under Chapter 11 on May 11, 2005. Upon filing their Chapter 11 petitions, the Debtors filed motions for joint administration, employment of counsel, payment of pre-petition employee wage claims, approval of an interim management agreement and for use of cash collateral. Hearings were held on May 16, 2005, at which all the motions were granted on an interim basis.

At the beginning of these Cases, the Debtors' management believed the best approach to obtain the largest dividend for unsecured creditors was to enter into a joint venture with another computer parts distributor which would utilize the Debtors' goodwill (consisting of customer lists and information and experienced sales personnel). Prepetition, the Debtors' management

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negotiated such an agreement with General Procurement, Inc. ("GPI"). At the May 16, 2005 hearing, the Bankruptcy Court approved the interim management agreement with GPI.

Subsequent to the hearings on May 16, 2005, MTC, PMI's largest trade creditor and a distributor of mass storage devices, negotiated a similar joint venture agreement with PMI to replace the one entered into with GPI. Both joint venture agreements included an interim management agreement whereby the joint venture partner would take over management of PMI's sales and provide PMI with inventory on a secured basis while the Debtors sought approval of the joint venture as part of a plan of reorganization. Both agreements were binding upon the parties, subject only to the Bankruptcy Court's approval. PMI entered into the agreement with MTC because of MTC's financial strength and knowledge of the industry. Immediately upon signing the Interim Management Agreement with MTC, PMI was able to sell to its customers a substantial amount of new orders for inventory to be supplied by MTC. On June 15, 2005, the Bankruptcy Court approved the interim management agreement between PMI and MTC.

The Debtors negotiated for the use of cash collateral with Textron. Textron was fully secured and entitled to recover its principal, interest and reasonable expenses. The Debtors agreed to pay Textron $100,000 per month and pay off the balance owed in 120 days. In exchange, Textron allowed the Debtors to use its cash collateral for operations. On June 15, 2005, the Bankruptcy Court approved the stipulation with Textron. As of the date hereof, Textron has been paid in full.

WFB held a first mortgage on real property located at 1600 California Circle, Milpitas, California (the "Building") owned by PMI, as well as a security interest in a deposit account identified as Wells Fargo Bank Market Rate Account No. 9014-447412 (the "Restricted Bank Account"), up to the amount of $250,000.00. The Debtors negotiated with WFB and agreed that funds in the Restricted Bank Account could be used to make the regular mortgage payments. By Order entered July 15, 2005, the Bankruptcy Court approved the Debtors' stipulation with WFB.

On or about June 23, 2005, MTC informed PMI it would not continue to perform under the interim management agreement and would not agree to allow PMI to use MTC's cash collateral for any business purpose except for liquidating the remaining assets. As a result, PMI

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was forced to cease business activities except those necessary to liquidate its remaining assets and to comply with the requirements of the Bankruptcy Code.

On July 7, 2005, the Bankruptcy Court authorized PMI to continue to use cash collateral to liquidate the accounts receivable.

On August 2, 2005, the Bankruptcy Court authorized PMI to abandon its remaining accounts receivable and inventory to MTC, to pay the balance of the debt owed to Textron, and to continue to use cash collateral to pay the necessary expenses of the Debtors. The remaining accounts receivable and inventory have been abandoned to MTC and Textron has been paid in full.

On August 8, 2005, the Bankruptcy Court authorized PMI to employ a commercial real estate broker, DBS Commercial, to sell the Building. The Court also authorized PMI to employ Star Inspection Group and AEI Consultants to prepare general and environmental reports on the Building.

On August 9, 2005, the Bankruptcy Court authorized PMI to employ John Walton as special counsel to prosecute an action against MTC for an alleged breach of the Interim Management Agreement (the "MTC Litigation") and authorized ACT to lend PMI $30,000 to pay a retainer to Mr. Walton's law firm.

On August 31, 2005, PMI filed suit against MTC and others.

On August 31, 2005, MTC filed a motion to compel payment of its post-petition account receivable from PMI and to convert the PMI case to a case under Chapter 7.

On September 15, 2005, PMI filed a motion to sell the Building, which motion was heard on October 14, 2005 and approved by the Bankruptcy Court. The Building was sold to Everlasting Private Foundation for $4,990,000 pursuant to a sales transaction that closed on November 23, 2005, netting approximately $1.6 million to PMI's bankruptcy estate. The sale of the Building was not to be dependent upon the confirmation of PMI's Plan; however, the closing of the sale of the Building (and corresponding satisfaction of the secured claims of SBA and WFB from the proceeds thereof) is a condition precedent to the effectiveness of the PMI Plan.

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The possible existence of inter-company debt created an issue whether the Debtors' Cases may continue to be jointly administered and the Debtors jointly represented. On August 24, 2005, Debtors' counsel filed a motion with the Bankruptcy Court for a determination of these issues. The Debtors believed these issues should not delay consideration of any proposed plans of reorganization filed or to be filed in the Debtors' Cases. MTC disagreed.

On September 19, 2005, the Debtors' officers and counsel met with MTC's officers and counsel and with other parties and reached an agreement by which the various issues between MTC and the Debtors have been settled and the litigation dismissed. The Settlement Agreement is attached as **Exhibit "2"** to this Disclosure Statement. By Order entered November 7, 2005, the Settlement Agreement was approved by the Bankruptcy Court. Any capitalized terms below that are not otherwise defined herein or in the Plans shall have the meanings ascribed to such terms in the Settlement Agreement. Under the terms of the Settlement Agreement, the parties have agreed:

1. PMI will dismiss the MTC Litigation without prejudice, each party to pay its own attorneys fees and costs. MTC will dismiss the Counterclaim against PMI, Nielson and Danson without prejudice. Neither the dismissal of the MTC Litigation nor the dismissal of the Counterclaim shall be deemed the basis for any claims of res judicata or collateral estoppel.
2. PMI, Nielson and Danson, on one hand, and the MTC Parties and the Arsys Parties, on the other hand, will execute a mutual release of all claims, which shall include a provision awarding attorneys fees against any party who violates the mutual release.
3. PMI agrees that MTC has an allowed secured, administrative claim against PMI in the amount of $205,000 which will be paid within five calendar (5) days of entry of the Bankruptcy Court's order approving of the Settlement Agreement, and such payment by PMI is not dependent upon approval of a plan of reorganization or liquidation in the PMI bankruptcy case.
4. PMI agrees that MTC has an allowed secured, non-priority claim in the amount of $679,846.75.
5. MTC's claim is secured by (a) all of the cash in the PMI accounts at Wells Fargo Bank

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and Union Bank (including but not limited to the funds in the Restricted Bank Account, which funds are subject to WFB's prior security interest and which shall be released to MTC in accordance with PMI's plan of liquidation after full satisfaction of WFB's secured claim), (b) PMI's accounts receivable and inventory (all of which has been abandoned to MTC), and (c) PMI's claim for repayment from PMIGA as described below. MTC's claim is <u>not</u> secured by the Building or by any preference or fraudulent conveyance actions held by PMI.

6. MTC gives a credit of $200,000 in full satisfaction of the accounts receivable (excluding the accounts receivable claim against PMIGA) and inventory MTC has received from PMI. In consideration for this credit, MTC will not be obligated to account to PMI or any subsequently appointed trustee for the collections of accounts or sales of inventory. MTC acknowledges that some creditors may claim offsets against the amounts owed to PMI by reason of debts owed by PMI, PMIGA, LW or PMIC.

7. MTC waives $150,000 of that portion of its claim not satisfied by its collateral (MTC's unsecured claim) that may be remaining after the application of its security to its pre-petition claim.

8. MTC agrees that PMI may use its cash collateral to pay current operating expenses until a plan of reorganization or plan of liquidation is confirmed or PMI receives the proceeds of the sale of the Building. Upon the closing of the sale of the Building, PMI agrees to use the proceeds from such sale (after satisfaction of the secured claims of SBA and WFB) to pay its ongoing operating expenses. No legal fees or professional fees shall be paid out of MTC's cash collateral.

9. PMI and PMIGA agree that PMI has an allowed unsecured, non-priority claim against PMIGA in the amount of $524,317 as reflected in the general ledgers of PMI and PMIGA. MTC does not object to this claim.

10. PMI and LW agree that LW has an allowed unsecured, non-priority claim against PMI in the amount of $389,644 as reflected in the general ledgers of PMI and PMIGA. MTC does not object to this claim.

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11. PMI waives any claim it may have against PMIC. MTC does not object to the waiver of the claim PMI may have against PMIC.

12. PMIGA and PMIC agree that PMIGA has no claim against PMIC or PMIGA waives any claim it may have against PMIC. MTC does not object to the waiver of this claim.

13. PMIC will retain any federal tax refund due to it or the consolidated tax group consisting of PMIC, PMI, PMIGA, LW and their affiliates.

14. PMIC will propose a plan of reorganization which will provide for no payment from PMIC to PMI, PMIGA or LW.

15. MTC will not oppose any plan of reorganization or liquidation for PMIGA which treats the PMI claim against PMIGA pro rata with other unsecured, non-priority claims.

16. MTC will not oppose any plan of reorganization for PMIC or LW.

17. MTC will not oppose a plan of reorganization or liquidation for PMI which treats LW's allowed claim against PMI pro rata with other unsecured, non-priority claims.

18. PMI will propose a plan of reorganization or liquidation that includes the provisions of the Settlement Agreement. MTC will vote for the PMI plan and will not file a motion to convert the PMI case to a case under Chapter 7 as long as PMI complies with the Settlement Agreement.

19. The Settlement Agreement, including, without limitation, the provisions regarding the absence of preclusive effect and the inadmissibility provisions of paragraphs 1 and 21 thereof, shall bind the parties thereto and all parties in interest in the Debtors' Cases and shall be binding on all successors thereto including a liquidating trustee or other estate representative under any plan. The provisions regarding the fixing or elimination of inter-company debt are solely for purposes of settlement, confirmation and distribution under a plan and shall not be admissible in any other proceeding or constitute evidence in any manner, offensively or defensively, as to the amount, nature or validity of inter-company debt, including, without limitation, in any action, proceeding or claim objection with former management of the Debtors.

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20. The Settlement Agreement, in fixing the amount of inter-company debt, also eliminates any avoidance claims or other claims among the Debtors, and distributions shall be made thereon without regard to 11 USC § 502(d).

On October 18, 2005, PMI filed a motion pursuant to Bankruptcy Code § 1142(c) seeking to stay the payment of California transfer tax that otherwise would be imposed on the sale of the Building. The motion was heard on November 10, 2005, and the Bankruptcy Court ordered that such real property transfer tax not be paid pending confirmation of the PMI Plan.

PMI and PMIGA have their own plans of liquidation. On December 22, 2005, the Bankruptcy Court approved the disclosure statement for the PMI and PMIGA Plans. On January 24, 2006, the Bankruptcy Court confirmed the PMI and PMIGA Plans.

On January 24, 2006, the Bankruptcy Court approved the proposed Disclosure Statement for slightly revised Plans of Reorganization for PMIC and LW. The Court set the hearing for confirmation of the PMIC Plan and LW Plan for March 3, 2006 at 1:30 p.m.

III. PLANS OF REORGANIZATION

A. Overview of the Plans

The assets and debts of PMIC and LW are treated separately under the Plans. Non-insider Creditors holding Allowed Unsecured Claims against PMIC will receive a fifty percent (50%) initial Distribution on account of such Claims, provided that the total Distribution to be made to holders of Allowed Claims other than Class One (including the PMIC Disputed Claims Reserve) shall not exceed one hundred and twenty thousand dollars ($120,000.00), which shall be distributed Pro Rata to the appropriate Creditors of PMIC.

On the Effective Date of the Plan, PMIC will merge with Herborium, Inc., a provider of proprietary, natural and complementary healthcare products, and shall be the surviving operating entity post-merger. Attached as Exhibit "3" to this Disclosure Statement is the Letter of Intent outlining the terms of the PMIC/Herborium merger. LW will be reorganized and remain a wholly owned subsidiary of PMIC. ACT shall contribute up to fifty thousand dollars ($50,000.00) on behalf of its shareholders to effectuate the PMIC Plan. The existing stock of PMIC shall be cancelled and

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new stock shall be issued. With respect to the Class Six Equity Interests of ACT, new stock issued directly to the shareholders of ACT subject to the dilution of such interests upon plan consummation and the corresponding merger of Herborium with PMIC, as provided in the PMIC Plan and as summarized hereinbelow and in Exhibit "4" hereto. Moreover, the existing Series A Convertible Preferred Stock of PMIC shall be converted to 800,000 shares of PMIC common stock. ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders shall own 0.74% of post-merger PMIC/Herborium; PMIC's remaining non-ACT stockholders shall own 3.71% of post-merger PMIC/Herborium; and Herborium's current stockholders shall own 85% of post-merger PMIC/Herborium.

B. Classification and Treatment of Claims and Interests Under the Plans

PMIC

Unclassified Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims (except as to the Claim of the IRS treated under Class Three) shall not be classified for purposes of voting or receiving Distributions under the PMIC Plan. Rather, all such Claims shall be treated separately as unclassified Claims, pursuant to the terms of Article Four of the PMIC Plan. PMIC estimates that Allowed Administrative Claims will total approximately $35,000.00, and that Allowed Priority Tax Claims shall be $0.00.

- Each holder of an Allowed Administrative Claim shall be paid in full in Cash on the Effective Date of the PMIC Plan or when such Claim is due, whichever is later, unless the holder of such Allowed Administrative Claim agrees to be treated differently. In the event that any Administrative Claim is (a) a Disputed Claim on the Effective Date or (b) a Claim for Professional Fees which has yet to become an Allowed Administrative Claim, such Claim, or any portion thereof, shall be paid in full within thirty (30) days after the Claim becomes an

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Allowed Administrative Claim, unless the holder of such Allowed Administrative Claim agrees to be treated differently.

- Each holder of an Allowed Priority Tax Claim (other than Class Three) shall be paid, at the sole option of PMIC: (i) the amount of such holder's Allowed Claim on the earlier of (a) the Effective Date of the PMIC Plan or (b) ten (10) days from the date such Priority Tax Claim becomes an Allowed Claim; (ii) the amount of such holders' Allowed Claim, plus interest at the applicable statutory rate, in equal monthly cash payments in accordance with the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon in writing by PMIC and the applicable holder of such Claim.

Class One. Class One shall consist of Priority Claims other than those arising under sections 507(a)(1), (2) or (8) of the Bankruptcy Code. Holders of Class One Claims are not impaired under the PMIC Plan. PMIC estimates that Allowed Claims in this Class will total approximately $10,000.00. Each holder of an Allowed Priority Claim shall be paid in full in Cash on the Effective Date of the PMIC Plan or when such Claim is due, whichever is later, unless the holder of such Class One Claim agrees to be treated differently.

Class Two. Class Two shall consist of the Unsecured Claims of PMIC, including Unsecured Trade Claims and Unsecured Deficiency Claims. Holders of Class Two Claims are impaired under the PMIC Plan. PMIC estimates that Allowed Claims in this Class will total approximately $167,000.00. Each holder of an Allowed Unsecured Claim in Class Two shall be paid in Cash an initial Distribution equal to fifty percent (50%) of their Allowed Claim on the Effective Date of the PMIC Plan, or

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if disputed or not yet allowed, thirty (30) days after a Final Order allowing said Claim, unless the holder of a Class Two Claim agrees to be treated differently. Additional Pro Rata Distributions under the PMIC Plan may be made after the Effective Date in such amounts and on such dates to be determined by the Distribution Agent in its sole discretion as funds become available from (i) the Federal Income Tax Refund, (ii) the balance of the LW distribution as provided in Section 7.5 of the PMIC Plan, or (iii) any other source contemplated under the PMIC Plan in connection with the treatment and satisfaction of Class Two Claims, including the PMIC Disputed Claims Reserve upon disallowance of Disputed Claims. Distributions are subject to the Distribution cap of one hundred and twenty thousand ($120,000.00) set forth in Section 4.9 of the PMIC Plan

Class Three. Class Three shall consist of the Claim of the IRS against PMIC. Such Claim was amended by the IRS to $0.00 on or about November 8, 2005. A $1.00 binding reserve shall be established from the PMIC Disputed Claims Reserve for payment to the IRS on account of its Class 3 Claim in the event such Claim is subsequently amended to reflect an amount in excess of $0.00 and becomes an Allowed Claim (without prejudice to PMIC's right to raise a timeliness or other objection to any such amendment). No Distributions shall be made on account of a Class Three Claim unless and until such Claim is determined to be an Allowed Claim in excess of $0.00. To the extent such Claim is determined to be an Allowed Claim in excess of $0.00, the holder of an Allowed Class Three Claim shall be paid in Cash its $1.00 share of the PMIC Disputed Claims Reserve in full satisfaction of such Allowed Claim. Provided that the Allowed Claim of the IRS does not exceed $1.00, the holder of the Class Three Claim is unimpaired under the PMIC Plan.

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Class Four. Class Four shall consist of the Subordinated Claims of Li and Lee (the "Terminated Executives"). Holders of Class Four Claims are impaired under the PMIC Plan. No Distributions shall be made on account of a Class Four Claim unless and until such Claim is determined to be an Allowed Claim. Any such Allowed Claim shall be: (a) subordinated to (i) the holders of Allowed Unsecured Claims in all other Classes and (ii) all other parties in interest; and (b) paid in Cash a Pro Rata share of the PMIC Disputed Claims Reserve to the extent of any funds remaining after treatment of Class Two Claims, subject to the Distribution cap of one hundred and twenty thousand ($120,000.00) set forth in Section 4.9 of the PMIC Plan. In connection with confirmation of its Plan, PMIC shall file a motion requesting that the total Subordinated Claims be estimated at no more than twenty-five thousand dollars ($25,000.00) for voting and distribution purposes, and entry by the Bankruptcy Court of a Final Order approving such motion shall be a condition precedent to confirmation of the PMIC Plan.

Class Five. Class Five shall consist of the Claim of Hartford Insurance Company filed against PMIC in the amount of $40,364.00 for pre-petition workers compensation premiums for employees of PMI. The holder of the Class Five Claim is impaired under the PMIC Plan. Such Claim shall be disallowed *in toto* for purposes of the PMIC Plan and deemed an unsecured, non-priority claim against PMI, to be treated under Class 3A in accordance with the PMI Plan. In connection with confirmation of the PMIC Plan, PMIC shall file a motion requesting that the Bankruptcy Court estimate the Class Five Claim of Hartford Insurance Company at zero for purposes of voting and distribution under the PMIC Plan.

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<u>Class Six</u>. Class Six shall consist of the Equity Interests of PMIC Shareholders other than holders of PMIC Series A Convertible Preferred Stock. Holders of Class Six Equity Interests are impaired under the PMIC Plan. ACT shall contribute up to fifty thousand dollars ($50,000.00) on behalf of its shareholders to effectuate the PMIC Plan, the existing common stock of PMIC shall be cancelled, and, with respect to the Class Six Equity Interests of ACT, new stock issued directly to the shareholders of ACT subject to the dilution of such interests upon plan consummation and the corresponding merger of Herborium with PMIC. In this regard, ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders shall own 0.74% of post-merger PMIC/Herborium; PMIC's remaining non-ACT stockholders shall own 3.71% of post-merger PMIC/Herborium; and Herborium's current stockholders shall own 85% of post-merger PMIC/Herborium.

<u>Class Seven</u>. Class Seven shall consist of the Equity Interests of holders of PMIC Preferred Stock. The existing Series A Convertible Preferred Stock of PMIC shall be converted to 800,000 shares of PMIC common stock. As noted above, 0.74% of post-merger PMIC/Herborium shall be owned by PMIC's current Series A preferred stockholders. Holders of Class Seven Equity Interests are impaired under the PMIC Plan.

<u>Maximum Distribution to Unsecured Non-Priority Creditors of PMIC</u>. The total Distribution to be made under the PMIC Plan to holders of Allowed Claims other than Class One shall not exceed one hundred and twenty thousand dollars ($120,000.00), including the PMIC Disputed Claims Reserve, and which shall be distributed Pro Rata to the appropriate Creditors of PMIC. Moreover, those Creditors alleged to have received preferences or other avoidable transfers shall receive no Distributions under the PMIC Plan pending the disposition of any corresponding avoidance actions filed or to be filed by or on behalf of PMIC, and an amount representing each such

Creditor's Pro Rata share of its Claim shall be held in escrow by the Distribution Agent pending the outcome of such litigation and any corresponding disallowance or adjustments to the amount of such Claims pursuant to 11 U.S.C. § 502(d).

LW

Unclassified Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving Distributions under the LW Plan. Rather, all such Claims shall be treated separately as unclassified Claims, pursuant to the terms of Article Five of the LW Plan. LW estimates that Allowed Administrative Claims will total approximately $5,000.00, and that Allowed Priority Tax Claims, including the Claim of the California State Equalization Board for assessed sales taxes, shall be no more than $15,000.00.

- Each holder of an Allowed Administrative Claim shall be paid in full in Cash on the Effective Date of the LW Plan or when such Claim is due, whichever is later, unless the holder of such Allowed Administrative Claim agrees to be treated differently. In the event that any Administrative Claim is (a) a Disputed Claim on the Effective Date, or (b) a Claim for Professional Fees which has yet to become an Allowed Administrative Claim, such Claim, or any portion thereof, shall be paid in full within thirty (30) days after the Claim becomes an Allowed Administrative Claim, unless the holder of such Allowed Administrative Claim agrees to be treated differently.

- Each holder of an Allowed Priority Tax Claim shall be paid, at the sole option of LW: (i) the amount of such holder's Allowed Claim on the earlier of (a) the Effective Date of the LW Plan or (b) ten (10) days from

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the date such Priority Tax Claim becomes an Allowed Claim; (ii) the amount of such holders' Allowed Claim, plus interest at the applicable statutory rate, in equal monthly cash payments in accordance with the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon in writing by LW and the applicable holder of such Claim. No Distributions shall be made on account of Priority Tax Claims unless and until such Claim is determined to be an Allowed Claim, which then shall be treated as provided herein. In connection with confirmation of its Plan, LW shall (1) establish the LW Disputed Claims Reserve, and (2) file a motion requesting that the Priority Tax Claim of the California State Board of Equalization, which was filed against LW in the amount of $133,069.38 (and which is or shall be the subject of a claim objection to be filed prior to the Confirmation Hearing) be estimated at no more than fifteen thousand dollars ($15,000.00) for voting and distribution purposes.

Class One. Class One shall consist of Priority Claims other than those arising under sections 507(a)(1), (2) or (8) of the Bankruptcy Code. Holders of Class One Claims are not impaired under the LW Plan. LW estimates that Allowed Claims in this Class will total approximately $0.00. Each holder of an Allowed Priority Claim shall be paid in full in Cash on the Effective Date or when such Claim is due, whichever is later, unless the holder of such Class One Claim agrees to be treated differently.

Class Two. Class Two shall consist of the Unsecured Claims of LW, including Unsecured Trade Claims and Unsecured Deficiency Claims. Holders of Class Two Claims are impaired under the LW Plan. Pending final disposition of the Disputed Claim of Ingram Micro, Inc. as discussed below, each holder of an Allowed

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Unsecured Claim in Class Two shall be paid a Pro Rata Distribution from available Cash of LW on the Effective Date of the LW Plan, or if disputed or not yet allowed, thirty (30) days after a Final Order allowing said Claim, unless the holder of a Class Two Claim agrees to be treated differently. Additional Pro Rata Distributions under the LW Plan may be made after the Effective Date in such amounts and on such dates to be determined by the Distribution Agent in its sole discretion as funds become available upon the disallowance of Disputed Claims.

In connection with confirmation of the LW Plan, LW shall file a motion with the Bankruptcy Court requesting that the Disputed Claim of Ingram Micro, Inc., filed against LW in the amount of $114,052.86, be estimated at $0.00 for voting and distribution purposes, and such motion shall be filed without prejudice to any other rights and remedies of LW against Ingram Micro with respect to such Claim (including but not limited to the filing of an objection to such Claim pursuant to 11 U.S.C. § 502(d), or commencement of an adversary proceeding under 11 U.S.C. § 548), all of which are preserved and expressly survive confirmation of the LW Plan. LW estimates that Allowed Claims in this Class will total approximately $1,350.00.

Notwithstanding anything herein or in the LW Plan to the contrary, the total Distributions to be made under the LW Plan to holders of Allowed Claims in Class Two shall not exceed five thousand dollars ($5,000.00), which shall be distributed Pro Rata to the appropriate holders of Allowed Unsecured Claims as set forth herein and in the LW Plan. Moreover, those Creditors alleged to have received preferences or other avoidable transfers shall receive no Distributions under the LW Plan pending the disposition of any corresponding avoidance actions filed or to be filed by or on behalf of LW, and an amount representing each such Creditor's Pro Rata share of its Claim

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shall be held in escrow by the Distribution Agent pending the outcome of such litigation and any corresponding disallowance or adjustments to the amount of such Claims pursuant to 11 U.S.C. § 502(d).

Class Three. Class Three shall consist of PMIC's Equity Interest in LW. PMIC shall retain such interest. This Class is not impaired.

C. **Disputed Claims**

Objections to Claims: Prosecution of Disputed Claims. Any party in interest may object to allowance of Claims filed with the Bankruptcy Court, and all objections to the allowance of Claims shall be litigated to Final Order or compromised and settled subject to the approval of the Bankruptcy Court after notice to the Debtors, the holder of such Claim, and any parties requesting notices in the Cases pursuant to applicable Bankruptcy Rules, and a hearing. Failure of PMIC or LW to object to any Claim for purposes of voting on the respective Plans shall not be deemed a waiver of the right of PMIC or LW, as applicable, to object to the allowance of such Claim at any later date on any ground whatsoever. All objections to Claims shall be filed within thirty (30) days following the Confirmation Date, except as otherwise provided in Section 7.12 of the PMIC Plan with respect to the Claims of the Terminated Executives. In addition to specifically preserving objections to such Claims, PMIC and LW also preserve all Causes of Action against the Terminated Executives and related parties as set forth in Section 7.12 of the PMIC Plan.

Late Filed Claims. No objection need be filed with respect to any proof of claim filed after the Bar Date, and the holder of any such late-filed proof of claim shall receive no Distribution under the PMIC Plan or the LW Plan, except as specifically ordered by the Bankruptcy Court after notice to the Debtors, counsel for the Debtors, and such parties as the Bankruptcy Court may direct, and a motion and a hearing thereon, which motion must be filed at least three (3) Business Days before the Confirmation Hearing or the holder of such Claim shall be forever barred.

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Nothing herein shall constitute a waiver by PMIC or LW of any counterclaims or of any defenses with respect to late-filed proofs of claim, including defenses as to the timeliness of the filing of such proof of claim.

Unclaimed Funds. Any Distribution under the PMIC Plan or the LW Plan which is unclaimed after one hundred eighty (180) days following the Distribution Date shall revert to reorganized PMIC or reorganized LW, as applicable.

PMIC Disputed Claims Reserve. PMIC, in connection with confirmation of its Plan, shall file a motion with the Bankruptcy Court requesting (i) that the Subordinated Claims of the Terminated Executives in Class Four of the PMIC Plan be estimated at no more than $25,000.00 for voting and distribution purposes, and (ii) with respect to the Subordinated Claims, that PMIC be permitted to take discovery (including discovery from third parties) in connection with any estimation hearing before the Bankruptcy Court. For purposes of confirmation of the PMIC Plan, PMIC shall establish a reserve for Disputed Claims (including the Subordinated Claims) not to exceed twenty-five thousand dollars ($25,000.00), and entry by the Bankruptcy Court of a Final Order estimating the total Subordinated Claims at no more than twenty-five thousand dollars ($25,000.00) for voting and distribution purposes shall be a condition precedent to confirmation of the PMIC Plan. If allowed in whole or in part, no Distribution shall be made on account of any such Disputed Claims other than the applicable Claimant's Pro Rata share of the PMIC Disputed Claims Reserve.

D. Implementation of the Plans

The following description makes reference to the implementation of the PMIC Plan and the LW Plan, as well as the liquidating plan(s) for PMI and PMIGA, as may be subsequently modified or amended. Other provisions governing the PMI and PMIGA plan(s) are set forth in their respective filings and are not repeated herein.

Liquidation of PMI. Funding of PMI's liquidating plan will be from the following sources:

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- By the sale for $4,990,000 Cash of the real property located at 1600 California Circle, Milpitas, California (the "Building"), which, prior to the closing of such sale transaction on November 23, 2005, was owned by PMI, and the proceeds of which are subject to encumbrances for the benefit of Wells Fargo Bank, N.A. ("WFB") and the U.S. Small Business Administration ("SBA"). The closing of the sale of the Building was a condition precedent to the effectiveness of PMI's liquidating plan to ensure that the secured Claims of WFB and SBA are fully satisfied under such plan. After satisfaction of such secured claims, the PMI estate will realize a net benefit of approximately $1.6 million.
- Liquidation of the non-physical assets of PMI (such as customer lists).
- Liquidation of PMIGA and the payment of a portion of PMI's claim against PMIGA as set forth in the Settlement Agreement entered into by and between the Debtors and MTC as approved by the Bankruptcy Court on October 31, 2005.
- The net proceeds from preference and fraudulent transfer litigation by PMI or other causes of action of PMI, including the net proceeds (as may be allocated) from litigation brought against the Terminated Executives and related parties by ACT as Estate Representative.
- The liquidation of PMI is necessary to fund the PMIC and LW Plans. Pursuant to the Settlement Agreement, LW holds an Allowed Claim against PMI in the amount of $389,644. Under the PMI Plan PMI will distribute, at least, a 75% of its cash to holders of allowed unsecured claims. For LW, this will provide approximately $185,000.

<u>Liquidation of PMIGA</u>. Funding of PMIGA's liquidating plan will be from (1) liquidation

of the assets (specifically, the bank accounts and accounts receivable) of PMIGA, and (2) the net proceeds from preference and fraudulent transfer litigation by PMIGA or other causes of action of PMIGA, including the net proceeds (as may be allocated) from litigation brought against the Terminated Executives and others by ACT as Estate Representative. PMIC and LW will receive no dividend from PMIGA.

Implementation of LW Plan. Funding of Distributions with respect to the Allowed Claims of the Creditors of LW will be from the bank accounts and available Cash of LW, including PMI's distribution to LW under the PMI Plan on account of LW's Class 3B Claim, estimated at $185,000.00. As of December 15, 2005, LW had approximately thirty-one thousand ($31,000.00) in Cash on hand in its bank accounts.

Implementation of PMIC Plan. Funding of Distributions with respect to the Allowed Claims and Equity Interests of the Creditors of PMIC shall be made from the following sources:

- A distribution to PMIC from LW of up to $185,000.00 in connection with stock representing PMIC's shareholder interest. $120,000 - $140,000.00 of such distribution shall be made from LW to PMIC on the Effective Date of the LW Plan, and shall be distributed on the Effective Date of the PMIC Plan to holders of Allowed Claims in Class 2, as provided in Section 4.4 of the PMIC Plan;
- The Federal Income Tax Refund, expected to be $73,485.00;
- The merger of PMIC and Herborium;
- If necessary (and only if necessary) to pay Class Two Creditors of PMIC and to fund the PMIC Disputed Claims Reserve (subject to the Distribution cap set forth in Section 4.9 of the PMIC Plan), a contribution of up to $50,000.00 of new value by ACT on behalf of its shareholders.

Appointment of ACT as Distribution Agent under the PMIC Plan. Initial Distributions

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under the PMIC Plan (that is, those Distributions to be made on the Effective Date of the PMIC Plan) shall be made by reorganized PMIC. All subsequent Distributions, including Distributions resulting from the Federal Income Tax Refund (to the extent received by PMIC after the Effective Date of the PMIC Plan) and the post-Effective Date balance of the distribution from LW to PMIC, shall be made by ACT as Distribution Agent for reorganized PMIC. Confirmation of the PMIC Plan shall constitute approval by the Bankruptcy Court of the appointment and compensation of ACT as Distribution Agent under the PMIC Plan. In this regard, ACT will be paid (1) a commission based upon a percentage of the amount distributed to Creditors (not including any initial Distribution made by reorganized PMIC in accordance with the PMIC Plan) and (2) reimbursable costs, including any counsel fees incurred in connection therewith. Such commission shall be the maximum amount for compensation of trustees contained in section 326(a) of the Bankruptcy Code.

Appointment of ACT as Distribution Agent under the LW Plan. Initial Distributions under the LW Plan (that is, those Distributions to be made on the Effective Date of the LW Plan) shall be made by reorganized LW. All subsequent Distributions shall be made by ACT as Distribution Agent for reorganized LW. Confirmation of the LW Plan shall constitute approval by the Bankruptcy Court of the appointment and compensation of ACT as Distribution Agent under the LW Plan. In this regard, ACT will be paid (1) a commission based upon a percentage of the amount distributed to Creditors (not including any initial Distribution made by reorganized LW in accordance with the LW Plan) and (2) reimbursable costs, including any counsel fees incurred in connection therewith. Such commission shall be the maximum amount for compensation of trustees contained in section 326(a) of the Bankruptcy Code.

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E. Treatment of Executory Contracts and Unexpired Leases

Reservation of Rights. PMIC and LW each reserve the right to move the Bankruptcy Court on or before the applicable Confirmation Date to assume or reject any and all contracts or leases entered into by PMIC or LW (as applicable) prior to the Petition Date which are executory and have not yet been assumed or rejected, pursuant to and in accordance with Section 365 of the Bankruptcy Code.

Assumption and Rejection of Executory Contracts and Unexpired Leases. All executory contracts listed on Exhibit "A" to the Plans shall be assumed by PMIC. All executory contracts listed on Exhibit "B" to the Plans shall be assumed by LW. Any executory contracts or unexpired leases (a) not assumed by PMIC or LW (i) under the PMIC Plan or the LW Plan, as applicable, or (ii) upon motion filed with the Bankruptcy Court on or before the Confirmation Date, or (b) which are the subject of pending motions to reject, shall be deemed to have been rejected on the Effective Date of the applicable Plan. PMIC and LW believe, and therefore aver, that no arrearages exist under any of their respective executory contracts or unexpired leases, other than as stated in Exhibits "A" and/or "B" to the Plans, as applicable, which (in the absence of a sustained confirmation objection) shall represent the cure amounts to be paid pursuant 11 U.S.C. § 365(b)(1)(A) with respect to each contract or lease to be assumed. Arrearages in connection with any executory contract or unexpired leases to be assumed under the PMIC Plan or the LW Plan shall be paid in full on the respective Effective Date of each of the Plans, except as otherwise agreed.

The Confirmation Order shall constitute an Order approving (i) the assumption of the executory contracts and unexpired leases listed on Exhibits "A" and "B" to the Plans, and (ii) the cure amounts to be paid pursuant 11 U.S.C. § 365(b)(1)(A) with respect to each contract to be assumed. A party to any executory contract or unexpired lease who objects to the assumption of such contract or lease (or to the corresponding cure amount, if any, set forth in Exhibit "A" and/or

"B") must file and serve an objection to the PMIC Plan or the LW Plan, as applicable, by the deadline established by the Bankruptcy Court for objecting to the confirmation of the Plans.

At this time, PMIC and LW have not identified any executory contracts or unexpired leases which they intend to assume. Therefore, Exhibits "A" and "B" are not attached.

PMIC and LW each reserve the right to amend their respective Plans at or prior to the Confirmation Hearing to designate additional executory contracts or unexpired leases to be assumed under the PMIC Plan or LW Plan, as applicable. The assumption or non-assumption of any executory contract by PMIC or LW pursuant to the applicable Plan or otherwise shall not constitute a waiver of PMIC's or LW's right to compel any Entity to account for and turn over any deposits or other collateral or funds held by or in the control of such Entity. To the extent any provision of any executory contract which is not assumed hereunder is inconsistent with any provision of the PMIC Plan or the LW Plan, the applicable Plan shall govern.

<u>Terminated and Rejected Contracts</u>. The Confirmation Order shall constitute an Order (i) determining that the Employment Agreements are not executory contracts as having been properly and effectively terminated prior to the Petition Date, and (ii) approving the rejection of any other executory contract and unexpired lease, to the extent not terminated prior to the Petition Date (a) which is not listed in Exhibit "A" or "B" to the Plans or (b) as to which a motion to assume is not pending. A party to any executory contract or unexpired lease who objects to the rejection of such contract or lease must file and serve an objection to the applicable Plan by the deadline established by the Bankruptcy Court for objecting to confirmation of the Plans. Proofs of claim in connection with any rejection of an executory contract or unexpired lease must be filed within five (5) days following the Confirmation Date or, if applicable to a particular executory contract, the date set by Order of the Bankruptcy Court. Claims based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Bankruptcy Court orders otherwise.

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F. The Effective Date and the Effect of Confirmation

The Plans shall go into effect as follows:

- With respect to LW, the date that is the first Business Day after ten (10) days from the Bankruptcy Court's entry of the Confirmation Order confirming the LW Plan, so long as such Confirmation Order is a Final Order, or any other time thereafter as may be determined by agreement between LW and those Creditors holding a majority of the Claims against LW.
- With respect to PMIC, the date that is the seventh Business Day after the Effective Date of the LW Plan, or any other time thereafter as may be determined by agreement between PMIC and those Creditors holding a majority of the Claims against PMIC, so long as the Confirmation Order confirming the PMIC Plan is a Final Order. The Effective Date of the LW Plan is a condition precedent to the Effective Date of the PMIC Plan.
- The PMIC/Herborium Merger will be consummated on the Effective Date of the PMIC Plan. The Debtors may delay the Effective Date of the Plans for a period of not more than thirty (30) days following confirmation if necessary to consummate the PMIC/Herborium Merger

The Bankruptcy Court shall retain jurisdiction after Confirmation: (a) to consider (and reconsider if appropriate) Claims and objections thereto; (b) to fix expenses of administration and compensation therefore, including Professional Fees; (c) to hear and determine any dispute arising under or relating to the Plans or arising under or relating to the Chapter 11 Cases of PMIC and/or LW; (d) to enforce all discharge provisions of the Plans; (e) to make such orders and directions pursuant to 11 U.S.C. §§ 1127 and 1142 as may be necessary or appropriate; and (f) to hear and determine any Causes of Action, rights, claims and demands belonging to PMIC and/or LW, as applicable, including (i) any claims to recover preferences, fraudulent transfers or any other actions allowed by Sections 542, 543, 544, 545, 547, 548, 549 or 550 of the Bankruptcy Code (all of which claims expressly survive confirmation), and (ii) any other matter subject to the Bankruptcy Court's jurisdiction pursuant to applicable law.

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Discharge. Upon the respective Effective Dates, and except as otherwise provided in the Plans, PMIC and LW shall be discharged from any debt that arose before the Confirmation Date and any debt of a kind specified within Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) such Claim is allowed under Section 502 of the Bankruptcy Code; or (c) the holder of such Claim has voted to accept the applicable Plan.

Injunction. Upon the Effective Date, all holders of Claims and Equity Interests shall be enjoined and permanently barred from pursuing such Claims or Equity Interests against PMIC and/or LW, as applicable, and any Property of reorganized PMIC and/or reorganized LW.

Terms Binding. On the Effective Date, all provisions of the Plans shall be binding upon the Debtors, all Creditors and Equity Interest Holders of PMIC and LW, and all other Entities who are affected in any manner by the Plans.

Automatic Stay. The automatic stay of Section 362 of the Bankruptcy Code shall remain in effect until the Effective Date.

Cure of Defaults. With respect to each Class of Claims or Equity Interests, the provisions of the Plans and the Confirmation thereof shall, pursuant to Section 1123(a)(5)(G) of the Bankruptcy Code, constitute a cure and/or waiver of any pre-Petition Date default with respect to each holder of a Claim or Equity Interest in such Classes including, without limitation, any default based upon the financial condition, insolvency or bankruptcy of PMIC and/or LW, as applicable, and treatment under the respective Plans shall constitute satisfaction in full of any Claims asserted or assertable in connection therewith.

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G. Preservation and Prosecution of Claims and Causes of Action

PMIC and/or LW are believed to have a number of potential claims and Causes of Action for recovery against the Terminated Executives and other parties acting in concert with the Terminated Executives (including, without limitation, Jey Hsin Yao, Hank C. Ta and other former officers and directors of PMIC, LW and related entities). The potential claims and Causes of Action of PMIC and/or LW against the Terminated Executives and such other parties include, but are not limited to, the following:

- Breach of contract – Certain claims exist or may exists against the Terminated Executives in connection with various breaches of their obligations under the Employment Agreement, as well as breaches of certain non-compete provisions of the Employment Agreements following termination of the agreements.

- Fraud and fraud in the inducement – Certain claims exist or may exist against the Terminated Executives and others in connection with fraud and fraudulent inducement related to the sale to ACT of the PMIC Shares under the Stock Purchase Agreement, including, but not limited to (i) false representations concerning the Debtors' ability to continue operations without the need for additional capital, and (ii) failure to disclose that (a) the Debtors' assets and cash flow were insufficient to continue operations as organized and (b) certain third party suppliers and vendors had reduced or threatened to reduce their lines of credit available to the Debtors.

- Insider preferences – Certain claims exist or may exist against the Terminated Executives and others in connection with preferential payments made by or at the direction of Li and Lee to vendors of LW with whom Lee and Li directly or indirectly had personal guarantees.

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- Breach of fiduciary duty – Certain claims exist or may exist against the Terminated Executives and others in connection with various actions detrimental to PMIC and/or LW taken by the Terminated Executives as principals and/or shareholders of PMIC.

- Deepening insolvency – Certain claims exist or may exist against the Terminated Executives and others in connection with various actions taken by the Terminated Executives as principals and/or shareholders of PMIC which led to or exacerbated the deepening insolvency of PMIC and/or LW.

- Fraudulent transfers – Certain claims exist or may exist for the avoidance by PMIC of the Employment Agreements as fraudulent transfers, as the creation of certain legal liabilities thereunder (for example, payments purportedly due in connection with signing bonuses and the like) represent payment to Li and Lee made for no consideration while PMIC was insolvent.

PMIC and LW shall retain all respective Causes of Action (including, without limitation, those potential Causes of Action listed above against the Terminated Executives, Jey Hsin Yao, Hank C. Ta, and any parties acting in concert with the foregoing parties) which may exist over and above any objections that have been or may be filed as to the Claims against PMIC asserted by the Terminated Executives. Pursuant to the Plans and the Confirmation Order(s), PMIC and LW shall irrevocably appoint ACT to prosecute and control any and all claims and Causes of Action that may be brought against the Terminated Executives and related parties, including any objection(s) to claims filed by the Terminated Executives against PMIC and/or LW in their respective Chapter 11 cases. ACT shall prosecute such claims, claim objections, and Causes of Action for the benefit of the present holders of Equity Interests in PMIC and/or LW (except the Terminated Executives), and such holders of Equity Interests shall receive an allocated portion of the proceeds of any such

litigation to the extent there is an affirmative recovery against the Terminated Executives and/or related parties. From such allocated portion of recoveries, an allocated portion of legal fees and costs of such litigation shall be deducted and retained by ACT. Such allocations may be made by agreement of the parties, special verdict, or order of the presiding court or the Bankruptcy Court.

ACT shall be authorized to join or consolidate the above-mentioned litigation with other proceedings (whether currently pending or subsequently filed) brought (i) on its own behalf or (ii) on behalf of PMI and PMIGA pursuant to those Debtors' respective plans of liquidation. In this regard, ACT shall be authorized to, in its sole discretion, to split or transfer actions between the Bankruptcy Court and other courts of competent jurisdiction with respect to any claims or Causes of Action that are subject to this provision.

The foregoing claims and Causes of Action shall be brought by ACT on behalf of PMIC and/or LW in the Bankruptcy Court or any other court(s) of competent jurisdiction within the earlier of (i) any applicable statute of limitations or (ii) one year of the Confirmation Date. To avoid duplicative or conflicting proceedings, objections to proofs of claim that have been filed by the Terminated Executives in the respective Chapter 11 Cases of PMIC and LW need not be filed by ACT until one year from the Confirmation Date; and consideration thereof shall be deferred by the Bankruptcy Court until forty-five (45) days from the date of a final, non-appealable order disposing of any litigation or claims that are currently pending or which subsequently may be brought against the Terminated Executives and related parties by ACT. Notwithstanding the foregoing, ACT may, in its sole discretion, bring any claim, claim objection, or Cause of Action sooner than the aforesaid deadlines established hereunder.

Confirmation of the Plans and entry of the Confirmation Order(s) by the Bankruptcy Court shall in no way constitute or be deemed to result in claim preclusion or judicial or collateral estoppel (or any like theory of preclusion, waiver or estoppel) with respect to any claims and

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Causes of Action of ACT, PMIC and/or LW against the Terminated Executives and related parties, and the respective rights of ACT, PMIC and/or LW to jury trial are hereby preserved.

H. Substantial Consummation

The respective Plans shall be deemed to be substantially consummated upon the commencement of any Distribution to Creditors of PMIC or LW, as applicable.

I. Post-confirmation Management and Ownership

Management. The proposed post-merger Board of Directors of PMIC/Herborium and LW will consist of Dr. Agnes P. Olszewski, Dr. James P. Gilligan, and independent directors, Max G. Ansbacher and Wayne I. Danson. The officers of post-merger PMIC/Herborium shall be Dr. Agnes P. Olszewski and Dr. James P. Gilligan.

Dr. Olszewski and Dr. Gilligan's backgrounds are discussed below under "Reorganized Business of and Interests in PMIC." Mr. Ansbacher is the principal of Ansbacher Investment Management, a management firm concentrating in sophisticated options strategies. The firm currently manages over $158 million. Prior to founding his firm, Mr. Ansbacher managed options accounts for the investment banking firm Bear Stearns. He is the author of three books on investing and his book *The New Options Market* is one of the all-time best selling books on exchange traded options. Mr. Ansbacher is a graduate of Phillips Exeter Acadamy, the University of Vermont and Yale law school. He also holds an advanced degree in tax law from New York University, and is a member of the bar in New York, Vermont and the District of Columbia.

Herborium intends to obtain an additional independent board member. Although it is in the process discussions with candidates, no candidate has been selected and the additional director may not be in place prior to the merger.

Post-merger, Herborium does not anticipate paying cash compensation to Mr. Ansbacher, Mr. Danson, or any other independent directors. Directors will however, be reimbursed for reasonable expenses and receive options for Herborium common stock consistent with practices for similarly situated companies.

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<u>Ownership</u>. Upon Confirmation, PMIC shall be the sole shareholder of LW. ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders shall own 0.74% of post-merger PMIC/Herborium; PMIC's remaining non-ACT stockholders shall own 3.71% of post-merger PMIC/Herborium; and Herborium's stockholders shall own 85% of post-merger PMIC/Herborium. Herborium's pre-merger stockholders are its two founders, Dr. Olszewski and Dr. Gilligan. Immediately following the merger transaction, PMIC will change its name to Herborium Group, Inc., and will adopt the November 30 year-end of Herborium for accounting purposes. It is contemplated that Herborium will be the surviving entity of a forward triangle merger involving LW.

J. Securities Laws and Taxes

The issuance of common stock to existing holders of PMIC Series A Preferred Stock and Common Stock shall constitute an offer of securities within the purview of Section 1145(a) of the Bankruptcy Code and shall not be subject to the registration requirements under the Securities Act of 1933, as amended, and state or local law. Such securities will be issued in exchange for their respective claims as existing shareholders of PMIC. The issuance of common stock to shareholders of ACT shall constitute an offer of securities within the purview of Section 1145(a) of the Bankruptcy Code and shall not be subject to the registration requirements under the Securities Act of 1933, as amended, and state or local law because such shares will be issued partly in exchange for ACT's claims and partly in exchange for the payment of cash by ACT. None of the recipients of these shares will be deemed an underwriter as specified in Section 1145(a) of the Bankruptcy Code.

The offer and issuance of common stock to the two stockholders of Herborium will be exempt from registration under the Securities Act of 1933, as amended by virtue of Rule 506 of Regulation D under the Securities Act of 1933 as PMIC will provide the information required pursuant to Rule 502(b) (2)(ii) (B) and (C), and the merger agreement will contain representations regarding the investment intent of the two Herborium shareholders.

The redemption, reissuance and/or cancellation of equity interests pursuant to PMIC Plan and in furtherance of the transactions contemplated thereby shall be exempt from transfer, stamp or similar taxes under any law pursuant to Section 1146 of the Bankruptcy Code.

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K. Liability in Connection with Plan

Under the PMIC Plan and the LW Plan, PMIC, LW, and their respective officers, employees, attorneys, accountants and agents shall not have nor shall they incur (and, upon plan confirmation, shall be released from) any liability to any Creditor or Equity Interest Holder for any act or omission taken or made in compliance with the applicable provisions of Title 11 of the Bankruptcy Code in connection with or arising out of their administration of the Plans or the property to be distributed under the Plans, except for gross negligence or willful misconduct. The Plans further contemplate that PMIC, LW, and their respective officers, employees, attorneys, accountants and agents in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plans. The foregoing exculpation and release provisions of the Plans, however, shall not affect the liability of PMIC or LW, as applicable, to any Creditor with respect to the treatment of any Claims as provided under the Plans.

L. Tradeability of Post-Merger PMIC/Herborium Stock

It is the Debtors' belief that the shares of post-merger PMIC/Herborium issued to the existing security holders of PMIC will not be "restricted securities" under federal securities laws, and will be freely tradeable. Holders of shares who are "affiliates" of PMIC may be subject to limitations on resale which are generally applicable to affiliates of issuers pursuant to Rule 144 under the Securities Act of 1933. You are advised to consult your own legal counsel should you have any questions or require further clarification regarding the tradeability of the shares of post-merger PMIC/Herborium.

M. Potential Claim for Substantial Contribution

The law firm of Eckert Seamans Cherin & Mellot, LLC ("Eckert Seamans") has provided, on behalf of ACT, substantial services to the Debtors with regard to these Plans and Disclosure Statement, particularly with respect to securities law, and in connection with certain other matters affecting these chapter 11 cases and the Debtors' estates. Specifically, Eckert Seamans has been one of the principal drafters of the PMIC and LW Plans and related Disclosure Statement, has examined certain securities law matters, and will render assistance in connection with confirmation of the Plans, estimation of certain claims and similar bankruptcy matters. Eckert

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Seamans also will assist ACT in consummating those transactions necessary for effectuation of the PMIC and LW Plans, including but not limited to the PMIC/Herborium merger and related transactions. To date, ACT has paid or made commitments to pay the fees and expenses of Eckert Seamans, but ACT and Eckert Seamans each reserve the right to seek reimbursement of some or all of these expenses as a substantial contribution to the estate under sections 503(b)(3)(D) and 503(b)(4) of the Bankruptcy Code. In this regard, ACT and/or Eckert Seamans may seek the allowance, as an administrative expense pursuant to 11 U.S.C. §§ 503(b)(3)(D) and 503(b)(4), of actual, necessary expenses and reasonable compensation for professional services, as applicable, incurred in making this substantial contribution to the Debtors' cases.

IV. REORGANIZED BUSINESS OF AND INTERESTS IN PMIC

For purposes of effecting the merger with Herborium, the authorized shares of PMIC shall be increased from 25 million shares to 500 million shares. ACT's shares in PMIC shall be cancelled and reissued, with such reissued shares to be distributed to ACT's shareholders as a special dividend in accordance with SEC guidelines. The existing Series A Convertible Preferred Stock of PMIC shall be converted to 800,000 shares of PMIC common stock. As noted above, ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders shall own 0.74% of post-merger PMIC/Herborium; PMIC's remaining non-ACT stockholders shall own 3.71% of post-merger PMIC/Herborium; and Herborium's stockholders shall own 85% of post-merger PMIC/Herborium.. No shares of reorganized PMIC/Herborium shall be retained by ACT.

Herborium currently has two shareholders, Dr. Agnes P. Olszewski and Dr. James P. Gilligan. Dr. Alszewski and Dr. Gilligan are Heborium's founders, directors and principal shareholders. After the merger, Dr. Gilligan and Dr. Olszewski will therefore control all matters coming before a vote of the shareholders.

Attached as Exhibit "3" to this Disclosure Statement is the Letter of Intent setting forth the terms of the PMIC/Herborium merger. The salient points of the PMIC/Herborium merger are as follows:

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- ***Legal Acquiror:*** Pacific Magtron International Corporation, Inc., a Nevada corporation
- ***Legal Acquiree:*** Herborium, Inc., a Delaware corporation
- ***Transaction:*** A Merger of the two entities in which Herborium Shareholders will exchange 100% their common stock of Herborium for newly issued common stock of PMIC representing an 85% post-Merger ownership interest in PMIC immediately following the closing of the Merger. A post-merger ownership chart is attached to this Disclosure Statement as Exhibit "4". It is contemplated that Herborium will be the surviving entity of a forward triangle merger involving PMIC's subsidiary, LW.
- ***Accounting Acquiror:*** Herborium (U.S. generally accepted accounting principles require that the company whose shareholders retain a majority interest in a business combination be treated as the acquirer for accounting purposes).
- ***Closing:*** *The merger will be consummated on the Effective Date of the PMIC Plan.*
- ***Post-Closing Actions***: Immediately following the transaction, PMIC will change its name to Herborium Group, Inc., and will adopt the November 30 year-end of Herborium for accounting purposes.
- ***Working Capital:*** Net Working Capital shall equal Herborium's current assets less current liabilities ("Net Working Capital"). Sellers and Purchasers agree that contemporaneously with closing of the Merger, Net Working Capital shall not be less than $2 million, the amount deemed necessary to enable Herborium to the reach cash flow breakeven point.
- ***Employment Agreements:*** At closing, Dr. Olszewski shall be required to execute and deliver an employment agreement to serve, for an initial term of three years, as Chief Executive Officer and Chief Financial Officer of Herborium, and commence full-time employment with Herborium. Within six months following closing, Mr. Gilligan shall be

required to execute and deliver an employment agreement to serve, for an initial term of three years, as President and Chief Operating Officer of Herborium. Until such time as Mr. Gilligan commences full-time employment, he shall be compensated as a consultant for his time and shall enter into a six-month consulting agreement with Herborium at the rate of $6,250 per month based on not less than 80 hours per month. The base salary for both Drs. Olszewski and Gilligan through the first year following the Merger shall not be less than $150,000 per annum. Annual incentive bonuses, stock option grants and other benefit programs for both individuals and other members of the management team and employees will be determined by the Compensation Committee of Herborium's Board of Directors.

- ***Investor Financing:*** Herborium and Cornell Capital Partners, L.P. ("Cornell Capital") or such other institutional investor as determined by Herborium (the "Investor") shall have entered into a financing agreement wherein Investor agrees to provide no less than $2.5 million in secured convertible debt financing on Plan Effective Date, on terms acceptable to Herborium and subject to certain conditions.

- ***Conditions to Closing:*** In addition to the confirmation of the PMI Plan by the Bankruptcy Court, the closing of the Transaction is subject to, among other things:

  i) the completion of due diligence review satisfactory to each party;

  ii) the negotiation and execution of a definitive Merger Agreement and other documentation reasonably satisfactory to each party;

  iii) the closing of a Purchasing Agreement between Herborium and AH USA, a Massachusetts corporation whose principal is Dr. Qi, with respect to the acquisition by Heborium of all rights, intellectual property and other interests in the formulation of AcnEase;

  iv) absence of any adverse change in the business or financial condition of Herborium through the date of closing;

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v) both Drs. Olszewski and Gilligan shall have entered into the required employment and consulting agreements;

vi) all necessary approvals by the board and shareholders of each of the parties; and

vii) completion of audits of Herborium's financial statements as of and for the years ended November 30, 2005 and 2004, by a PCAOB certified independent accounting firm and the issuance of unqualified opinions thereon.

viii) The $400,000 Series A Convertible Preferred shareholder shall have converted or be caused to have converted its preferred stock into 800,000 shares of common stock prior to the Merger.

ix) The Creditors of PMIC shall have voted for and approved a Plan of Reorganization as filed with the Bankruptcy Court, with the Court confirming such plan.

x) Obtaining and conditionally closing on the Investor Financing prior to the Merger.

Accompanying the Letter of Intent attached as Exhibit "3" hereto is the Executive Summary of Herborium, Inc. Creditors and parties in interest are encouraged to review the Executive Summary in its entirety. The salient points set forth in the Executive Summary are as follows:

Background and Mission. Herborium, Inc. was incorporated in the State of Delaware in the year 2000 with a mission to become the leader in providing proprietary, natural and complementary healthcare solutions to consumers and healthcare professionals seeking alternative answers to disease treatment, management, and prevention. The Company's business model is

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based on owning and marketing clinically validated proprietary products, the innovative use of information technology and a proactive approach to meeting the changes and challenges of the new healthcare marketplace. Complementary and alternative approaches to health and medicine are among the fastest growing aspects of health care: in 1990, one-third of the U.S. population used some form of alternative approach to health care; by the year 2010 this will grow to at least two-thirds of the population.

Products. Herborium's products are bio-herbaceutical medicines (botanical therapeutics) that have a record of clinical efficacy and safety but are not recognized as pharmaceuticals by the Federal Drug Administration (FDA). With its product portfolio and proactive regulatory strategy, Herborium distinguishes itself from the marketers of traditional herbal supplements and vitamins, as well as those focused on traditional pharmaceuticals and "over-the-counter" drugs. Herborium's products are presently classified by the FDA as dietary supplements and are regulated by the Dietary Supplement Health and Education Act Of 1994 (DSHEA 94). With the Federal Trade Commission regulating only package and advertising of dietary supplements, Herborium's core products are ready for immediate market entry.

Herborium's products address healthcare problems that are not met satisfactorily by conventional pharmaceuticals and therefore satisfy niche market demands resulting from the gap between consumer's healthcare needs and currently available treatment options. Herborium launched its first product (AcnEase®) in 2001 for the treatment of acne and rosacea. Sales of AcnEase® have approached an annual sales revenue run rate of $1 million, and high brand recognition with AcnEase® consistently ranked in top 3 Acne products on Google and Yahoo.

Herborium currently is the exclusive distributor of AcnEase®. Under this arrangement, the product is manufactured by or on behalf of AH USA, a corporation owned by Dr. Qi. Herborium purchases the manufactured product form AH USA. Pursuant to a Purchasing Agreement between Herborium and AH USA, Herborium has the right to purchase the formulation, trade secrets, and other rights to AcnEase® from AH USA for the following purchase price:

- $350,000 cash

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- A royalty on gross sales of AcnEase® for twelve years. The royalty will be 10% of gross sales up to $1,000,000 of gross sales per year, 8% of gross sales in excess of $1,000,000 per year until $250,000 has been paid in any year; and thereafter 5% of gross sales.
- $100,000 in Herborium Stock or, by mutual agreement, a cash payment. The parties currently intend for Herborium to pay $100,000 rather than issue the stock.

With respect to other products, Herborium's Sexual Health Products line for men and women were introduced in test marketing in March of 2004 in the US, UK and German markets and is expected to represent the second product line contributing to revenue and profitability. ***Prostalis***® is a proprietary all natural product for the treatment of Benign Prostate Hyperplasia (BPH) a malady which afflicts more than half of the men in the United States between the ages of 60 and 70, and as many as 90% between the ages of 70 and 90. Other products owned or for which Herborium has the right to acquire ownership, include: Carb-Blocker, an all natural starch metabolism inhibitor, and Lasting Energy®, which alleviates the symptoms of "jet lag", fatigue and "hang over"; a series of products that target liver diseases and liver damage resulting from Hepatitis C, Hepatitis B, and Cirrhosis, as well as liver dysfunction arising from alcohol, drugs and environmental factors; and a product targeting cardiopulmonary insufficiencies.

The table below summarizes the ownership status of Herborium's products:

Product	Own	Exclusive License*	Non-Exclusive	OEM
AcnEase	**	√		
Lasting Energy	√			
Lasting Pleasure	√			
Lasting Power	√			
Male Force		√		
Prostalis		√		

AcnEase Skin Management System	√			√
Liver Activator Series		√		

* Exclusive License relates to US, Europe, South America and Australia.

**Herborium has the right to acquire AcnEase as described above.

Currently, AcnEase® is the only product providing revenue to Herborium.

Markets and Marketing. With strong sale trends and top positioning of AcnEase® for acne treatments on Internet search engines, AcnEase® will be the leading product driving post-financing sales growth. Consumer demand has motivated Herborium to develop a complementary line of skin care products the ***AcnEase® Skin Management*** System that can enhance and compliment the results obtained with AcnEase. With adequate resources, the first product in this line (AcnEase® BioMask) will be ready for market launch in the first half of 2006. Considering the market potential of AcnEase®, an important initial use of proceeds will be to acquire the worldwide rights to AcnEase®. Two major results of the PMIC/Herborium merger are expected to be (i) a substantial decrease in product cost (~ 70%), which will lead to opening of new distribution channels, and (ii) a significant overall increase in profit margins.

An office was opened in London in April 2002 and registered in 2003 as Herborium UK LLC. The office handles fulfillment and coordinates market development for products in the UK and Continental Europe. Herborium is also preparing for entry into the Japanese and Australian markets.

Financial Information ($000's).

	2004*	2005*	2006**	2007**	2008**
Sales	$735	$ 836	$5,001	$15,115	$26,538
Gross Profit	406	463,473	3,342	9,725	17,576
Operating Expenses	509	546,037	4,243	6,048	9,006
Pretax Income (Loss)	(126)	(127)	(901)	3,670	8,560

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*Actual results **Forecast

Herborium's unaudited financial statements for the fiscal years ended November 30, 2004 and 2005, as well as a proforma balance sheet showing the effect of the PMIC/Herborium merger, are attached to this Disclosure Statement as Exhibit "5".

To date the Company's operations have been funded by equity investments and loans from the founders of approximately $300,000, funding from friends and family of approximately $150,000, a revolving credit facility and cash generated by gross profit from sales. It is believed that a minimum of $2 million is needed to permit Herborium to pursue its business plans, with any amount greater than that affording the opportunity to accelerate growth at a more rapid pace. Since inception, the cofounders of Herborium have elected to "invest" its gross profits in the business to maximize current sales of AcnEase and to develop other products and product access that will be capitalized upon following financing. They have received no compensation from Herborium and have kept all overhead costs to the bare minimum.

The net proceeds from a financing will be used by Herborium for the acquisition of the formula for AcnEase, clinical trials, establishment of US manufacturing and for working capital to fund marketing, new product launches, sales and business development expenses, as well as general corporate needs as described further below.

Operations. Herborium presently has one full-time employee with full benefits, whose principal responsibility is product order fulfillment. In the UK, Herborium subcontracts with a firm to provide full fulfillment and customer services for UK and EU customers. Following the receipt of financing, one or both co-founders will assume full-time employment with Herborium. There are detailed plans to hire staff on an orderly basis to meet the needs of product development, quality control and testing, shipping, marketing, sales, customer service, accounting and finance. Immediately following the financing, Herborium will obtain approximately 2,500 sq. ft. of general office space in northern New Jersey. The founders have toured possible locations in Newark and believe that there will be no difficulty quickly entering into a lease for adequate space. Similarly, a number of possible warehouse facilities also residing in northern New Jersey have been toured,

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and it is expected that there will be no difficulty quickly entering into a lease for adequate space at the time that volume increases to a level requiring inventory storage and shipping capabilities.

Founders. Dr. Agnes P. Olszewski, co-founder of Herborium, has over 20 years experience in business strategy, strategic marketing management and international business. She holds an MA in Consumer Psychology and Ph.D. degrees from Warsaw University, Poland, and an MBA from Fordham University, New York City. Dr. Olszewski has been a consultant and a team leader on strategic management and competitive marketing strategies for leading American corporations as well as foreign companies and institutions. In her capacity as an international consultant, she had lead multicultural negotiations and managed diverse teams of professionals. She has also been responsible for developing and implementing business and marketing strategies in the United States and foreign markets.

After the collapse of communism in Central Europe, Dr. Olszewski formed A&T Global Marketing Inc., one of the first consulting firms in the US focusing on the transfer of western management and financial know-how into transitional economies. The company was also involved in advising American corporations on entry strategies into the emerging markets of Europe and Asia. Dr. Olszewski has successfully led the efforts to form Joint Ventures in Poland, China and France. She was a President and CEO of G.O. International, Inc., which she co-founded with Dr. James P. Gilligan, a consulting firm specializing in business strategies for pharmaceutical industry and global technology transfer. G.O. International, Inc. merged with Herborium, Inc. in June 2002.

Dr. James P. Gilligan, a co-founder of Herborium, has over 25 years experience in the pharmaceutical and biotechnology industry. He received his Ph.D. in Pharmacology and Toxicology from the University of Connecticut, during which time he completed a special research fellowship at the Cleveland Clinic Atherosclerosis Research Unit. He performed his post-doctoral training at the Roche Institute of Molecular Biology. Dr. Gilligan is author or co-author of 15 U.S. patents as well as multiple PCT patents and the author of numerous scientific publications. He also received a MS in International Business from Seton Hall University.

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Dr. Gilligan is Vice President of Product Development at Unigene Laboratories Inc. Fairfield, NJ, a biopharmaceutical company. He was a founding member of Unigene in 1981 and participated in the design of its R&D facility in 1983 and the cGMP biotechnology manufacturing facility in 1993. His responsibilities have included coordination of all US and international pre-clinical research, toxicology, and regulatory filings as well as design and management of clinical studies.

V. ACCEPTANCE AND CONFIRMATION PROCEDURE

The Bankruptcy Court will confirm a plan of reorganization only if it finds all of the requirements of Section 1129 of the Bankruptcy Code are met. A Plan must be accepted by all Impaired Classes or the proponents of the Plan must establish that (i) the Plan does not discriminate unfairly and (ii) the Plan is fair and equitable to all Claimants that do not vote in favor of the Plan. The proponents of the Plan also must establish that the Plan is feasible and is in the best interest of the Creditors.

A. Voting Procedures

All Claimants are entitled to vote if (i) they have been listed in the Schedules filed by PMIC or LW, as applicable (unless designated as contingent, disputed or unliquidated) or (ii) such Claimant has filed a proof of claim before the Bar Date, unless such Claimant has been rejected or disallowed for voting purposes by the Bankruptcy Court. Pursuant to Bankruptcy Rule 3018, the holder of a Claim that is the subject of a pending objection can vote only after notice and a hearing by the Bankruptcy Court and after entry of a Final Order allowing the affected Claimant or Equity Interest Holder to vote.

A Class is deemed to have accepted the Plan, if the Plan is accepted by two-thirds in dollar amount and more than one-half in number of claims or interests voted. Only those Classes which are impaired under a Plan are entitled to vote to accept or reject the Plan. In that regard, Classes One and Three under the LW Plan are unimpaired and are deemed to have accepted the Plan (and accordingly are not entitled to vote). Classes One and Three under the PMIC Plan are likewise unimpaired and not entitled to vote. Classes Two, Four, Five, Six and Seven under the PMIC

Plan, and Class Two under the LW Plan, are impaired and entitled to vote, subject to estimation for voting purposes of certain Claims or Classes of Claims, as discussed *supra*.

Ballots will be sent to the known holders of Claims in Classes Two, Four, Five, Six and Seven under the PMIC Plan, and to Class Two under the LW Plan, whether or not such Claims are disputed. Attached hereto as **Exhibit "5"** is the form of the Ballot proposed by PMIC. Attached hereto as **Exhibit "6"** is the form of the Ballot proposed by LW. However, only the holders of Allowed Claims (or Claims which have been temporarily allowed or have been estimated by the Bankruptcy Court) who are impaired are entitled to vote on the PMIC Plan or the LW Plan, as applicable . A Claim to which an objection has been filed is not an Allowed Claim unless and until the Bankruptcy Court enters a Final Order on the objection or on a motion to allow the Claim for voting purposes.

The form of Ballot for each for the PMIC Plan or the LW Plan, as applicable, will be sent to all Creditors and Equity Interest Holders with a copy of the Disclosure Statement approved by the Bankruptcy Court, the Plan, and the Appendix of Exhibits. Creditors and Equity Interest Holders should read the Ballot carefully. If any Creditor or Equity Interest Holder has any questions concerning voting procedures, that Creditor may contact:

Lenard E. Schwartzer, Esq.
Attorney for the Debtors
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
E-Mail: LSchwartzer@S-MLaw.com

Ballots must be received at the above address no later than the date set by the Bankruptcy Court in the Order approving this Disclosure Statement.

In addition, the Bankruptcy Court will hold a hearing on the confirmation of the Plans commencing at a date and time set by the Bankruptcy Court in its Order approving this Disclosure Statement. All objection(s), if any, to the confirmation of the Plan(s) must be in writing; must state with specificity the grounds for any such objection(s); and must be filed with the Bankruptcy

Court and served on counsel for the Debtors by the deadline set by the Bankruptcy Court in the order approving this Disclosure Statement.

B. Feasibility

LW has sufficient cash to pay to meet its obligations to Creditors with respect to Allowed Claims under the LW Plan as set forth hereinabove. PMIC likewise has sufficient assets, including the Federal Income Tax Refund (estimated at approximately $73,500.00) and a total distribution of up to $185,000.00 from LW ($120,000 - $140,000 of which shall be distributed to PMIC on the Effective Date of the LW Plan), to meet its obligations to Creditors with respect to Allowed Claims under the PMIC Plan. Moreover, ACT shall contribute up to fifty thousand dollars ($50,000.00) to effectuate the PMIC Plan.

With respect to Equity Interest Holders, ACT has committed to effectuation of the PMIC/Herborium merger, such that PMIC will be permitted to reorganize and receive a discharge consistent with Section 1143(d)(3) of the Bankruptcy Code.

C. Best Interests of Creditors and Equity Interest Holders

As a condition to confirmation of the Plan(s), Section 1129(a)(7)(A)(H) of the Bankruptcy Code requires that each Impaired Class of Claims or Equity Interests must receive or retain at least the amount or value it would receive if the applicable debtors would liquidate under a Chapter 7 scenario on the Effective Date of the applicable Plan. The following information is provided to assist the Creditors in evaluating whether the Plans provides them with value, as of the applicable Effective Date, of not less than the value which would realized by Creditors if PMIC and LW were to be liquidated under Chapter 7 of the Bankruptcy Code.

LW projects, assuming the claim filed against it by Ingram Micro, Inc. is ultimately disallowed and no distributions made on account thereof, that Allowed Claims of Unsecured Creditors shall be paid in full under the LW Plan. Accordingly, the best interest of creditors test is satisfied with respect to the LW Plan. With respect to PMIC, a Chapter 7 liquidation would result in a substantial diminution in the value to be realized by holders of Claims because of (i) the failure to realize the going concern value of PMIC's postconfirmation business operations, (ii) additional administrative expenses involved in the appointment of a trustee, attorneys,

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accountants and other professionals to assist such trustee and (iii) additional expenses and claims, some of which would be entitled to priority and payment, which would arise by reason of the liquidation. In addition, it should be noted that the analysis does not reduce the value of liquidation recoveries on account of a substantial time that likely would elapse before Creditors would receive any distribution in respect to their Claims in a liquidation scenario. Consequently, PMIC believes that the Plan, which provides for the infusion of new value in the form of Cash and a new business operation, provides a substantially greater return to holders of Claims than would a liquidation. Accordingly, the results achieved by the confirmation of the PMIC Plan are more beneficial to Claimants than if the case was converted to a Chapter 7 case.

In the event that PMIC and LW were liquidated, the shareholders of PMIC would receive no distribution and their stock would become worthless. Unless PMIC is reorganized and engages in business after Confirmation, it cannot be discharged from its pre-petition debts. Accordingly, the results achieved by confirmation of the PMIC Plan are more beneficial to Equity Interest Holders than if the case was converted to a Chapter 7 case.

. In advance of and in connection with Confirmation of the PMIC Plan and the LW Plan, PMIC and LW shall submit to the Bankruptcy Court and provide to Creditors and parties in interest an additional liquidation analysis further demonstrating that the Plans meet the requirements of Section 1129(a)(7)(A)(H) of the Bankruptcy Code. Such liquidation Analysis will assume a Chapter 7 liquidation in which a trustee would liquidate the assets of PMIC's and LW's Estates.

D. Confirmation Over Dissenting Class

In the event any Impaired Class of Claims votes against the Plan, the Bankruptcy Court may nonetheless confirm the Plan at the Debtor's request if all other requirements under Bankruptcy Code § 1129(a) are satisfied, and if, as to each Impaired Class which has not accepted the Plan, the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such non-accepting Classes. Each of these requirements is discussed below.

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1. **No Unfair Discrimination.**

A Plan of Reorganization "does not discriminate unfairly" if: (a) the legal rights of the a non-accepting Class are treated in a manner consistent with the treatment of other Classes whose legal rights are intertwined with those of the non-accepting Class; and (b) no Class receives payments in excess of those which it is legally entitled to receive for its Claims. PMIC and LW believe that under their respective Plans, (i) all Classes of Impaired Claims are treated in a manner consistent with the treatment of other similar Classes of Claims; and (ii) no Class of Claims will receive payments or property with an aggregate value greater than what it is legally entitled to receive.

2. **Fair and Equitable Test.**

The Bankruptcy Code establishes different "fair and equitable" tests as follows:

- A plan is fair and equitable as to a class of secured claims that rejects a plan if the plan provides (a) (i) that holders of claims included in the rejecting class retain the liens securing those claims whether the property subject to those liens is retained by the debtor or transferred to another entity. to the extent of the allowed amount of such claims; and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holders' interest in the estate's interest in such property; (b) for the sale, subject to Section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or (b) of this subparagraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

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- A plan is fair and equitable as to a class of unsecured claims that rejects a plan if the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain an account of such junior claim or interest any property at all.

- A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, and fixed redemption price to which such holder is entitled, or the value of such interest, or (b) that the holder of any interest that is junior to the interest of such class will not receive or retain under the plan on account of such junior interest any property at all.

PMIC and LW believe the respective Plans satisfy the "fair and equitable" test with respect to all Impaired Classes. With respect to LW, although the shareholders in Class Three shall retain their full Equity Interests, it is projected that, upon a favorable disposition of the Class Two Claim of Ingram Micro, Inc., Unsecured Creditors of LW will be paid in full. With respect to PMIC, although present shareholders shall retain a fraction of the equity interests in post-merger PMIC/Herborium, such retained interest will be significantly diminished and in proportion to the amount of new value provided by ACT, which renders the plan fair and equitable and provides a permissible exception to strict application of the "absolute priority rule" of Bankruptcy Code § 1129(b)(2)(B)(ii). *See Bonner Mall Partnership v. U.S. Bancorp Mortgage Co. (In re Bonner*

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Mall Partnership), 2 F.3d 899, 908-09 (Ninth Cir. 1993) (proposed plan will not violate absolute priority rule if plan satisfies all requirements for new value exception: former equity owners are required to offer value that is new, substantial, money or money's worth, necessary for successful reorganization, and reasonably equivalent to value or interest received); *see also Security Farms et al. v. Teamsters Local 890 (In re General Teamsters, Warehousemen and Helpers Union, Local 890)*, 265 F.3d 869, 873 (9th Cir. 2001) (under the new value exception to the absolute priority rule, recognized in the Ninth Circuit, an equity holder may retain its interest if it contributes sufficient new value to ensure successful reorganization).

VI. ALTERNATIVES TO THE PLAN

The only alternative to the Plans is conversion of the bankruptcy cases and liquidation under Chapter 7. PMIC and LW believe the respective Plans will provide a greater recovery to all Creditors than liquidation by a Chapter 7 Trustee. Chapter 7 Trustees must conform to the rules and regulations of the Bankruptcy Code for each sale or settlement. Chapter 7 Trustees must file reports which are reviewed and approved by the Office of the United States Trustee. The costs and delay in liquidation by Chapter 7 Trustees will reduce the distribution to Creditors.

For Creditors of LW, the current management is in a position to make an immediate Pro Rata Distribution on Account of Allowed Claims from available Cash of LW.

For Creditors of PMIC, the infusion of funds by ACT in order to provide an initial fifty percent (50%) Distribution on account of Allowed Claims (with such Claims potentially realizing up to 100% of their value, subject to the $120,000 Distribution cap and the disallowance of Disputed Claims) would not exist in a liquidation scenario.

For Equity Interest Holders of PMIC, the PMIC Plan provides for an ownership interest in an ongoing business entity, the Herborium Group, Inc. The alternative is the liquidation of PMIC under Chapter 7 of the Bankruptcy Code with their stock becoming worthless because PMIC not be able to pay all its debts and would not be discharged from its debts.

Moreover, if the Chapter 11 Cases of PMIC and LW are converted to cases under Chapter 7, then inter-company transactions (which were resolved for purposes of treatment under

the Plans pursuant to the Settlement Agreement) could be revisited. For the purpose of resolving and allocating inter-company debts, the Bankruptcy Court could require each Estate to have a separate Trustee and for each Trustee to retain separate counsel. These additional costs of administration would almost certainly reduce the distribution to Creditors to below what is contemplated under the Plans.

VII. RISK FACTORS

In addition to other matters addressed elsewhere in this Disclosure Statement, the Plan involves certain risks which should be taken into consideration. For example, if the Bankruptcy Court estimates the Subordinated Claims of the Terminated Executives in an amount greater than $25,000.00, then the PMIC Plan as proposed will be rendered ineffective. Moreover, if the Subordinated Claims are allowed in any amount, such allowance will result in a corresponding diminution of the Pro Rata recovery of Creditors on account of Class Two Unsecured Claims under the PMIC Plan. Also, because of the $50,000.00 "cap" on the Cash portion of ACT's new value contribution to the PMIC Plan, the failure of PMIC to realize the full estimated value of the Federal Tax Refund will likewise diminish the dividend paid under the PMIC Plan to unsecured creditors in Class Two. Similarly, allowance of all or any part of the Class Two Claim of Ingram Micro, Inc. filed against LW would result in a corresponding diminution of the Pro Rata recovery of Creditors on account of Class Two Unsecured Claims under the LW Plan.

An additional risk is the inability of Herborium, Inc. to meet all the material conditions for completion of the merger which would prevent the merger.

VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN MANY AREAS, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER.

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LW has a net operating loss carryforward from prior years which will eliminate any federal or state income tax liability from the receipt of a dividend from PMI.

PMIC does not believe that there will be any taxable gain upon its merger with Herborium, Inc.

IX. CONCLUSION

For the above stated reasons, the management of PMIC and LW recommend that Creditors vote in favor of the respective Plans. All ballots should be returned by first class mail or by facsimile to the following address:

Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Attorney for the Debtors and Debtors In Possession
Facsimile: (702) 892-0122

DATED: January 25, 2006

Prepared and submitted by:

Pacific Magtron International, Corp.

/s/ Lenard E. Schwartzer
Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Attorney for the Debtors
and Debtors In Possession

By:________________________

Livewarehouse, Inc.

By:________________________

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Exhibit 1
Third Amended Plans of Reorganization

Lenard E. Schwartzer, Esq.
Nevada Bar No. 0399
Jeanette E. McPherson, Esq.
Nevada Bar No. 5423
Jason A. Imes, Esq.
Nevada Bar No. 7030
Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtors and Debtors in Possession

E-FILED on January 30, 2006

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re:

PACIFIC MAGTRON INTERNATIONAL, CORP., a Nevada Corporation,

PACIFIC MAGTRON, INC.,

PACIFIC MAGTRON (GA), INC.,

LIVEWAREHOUSE, INC.,

Debtors and Debtors in Possession.

Affects all four Debtors: ☐
Affects only:
☒ Pacific Magtron International, Corp.
☐ Pacific Magtron, Inc.
☐ Pacific Magtron (GA), Inc.
☒ Livewarehouse, Inc.

Case Nos. BK-S-05-14326 LBR
BK-S-05-14331 LBR
BK-S-05-14335 LBR
BK-S-05-14339 LBR

Jointly Administered Under
Case No. BK-S-05-14326 LBR

Chapter 11

THIRD AMENDED PLANS OF REORGANIZATION FOR PACIFIC MAGTRON INTERNATIONAL, CORP AND LIVEWAREHOUSE, INC.

Date: March 3, 2006
Time: 1:30 p.m.
Place: *Courtroom 1*
Foley Federal Building
300 Las Vegas Blvd. South
Las Vegas, Nevada 89101

PACIFIC MAGTRON INTERNATIONAL, CORP. ("PMIC") and LIVEWAREHOUSE, INC. ("LW"), by and through their counsel, Lenard E. Schwartzer,

Esq. of the Schwartzer & McPherson Law Firm, hereby propose the following Second Amended Plans of Reorganization (respectively, the "PMIC Plan" and the "LW Plan"; collectively the "Plans") pursuant to 11 U.S.C. § 1123, and are seeking acceptance of the Plans by the respective Creditors of PMIC and LW and approval by the Bankruptcy Court. The Plans constitute separate plans of PMIC and LW, and the provisions of this document apply to the respective Plans as designated. The Plans do not contemplate the substantive consolidation of the bankruptcy estates of PMIC and LW, and in no event shall PMIC and LW be deemed consolidated with each other or any other entity upon confirmation of the Plans, notwithstanding that their respective Plans are set forth in one document. Debtors PACIFIC MAGTRON, INC. ("PMI") and PACIFIC MAGTRON (GA), INC. ("PMIGA") have submitted separate liquidating plans.

ARTICLE 1
DEFINITIONS
(PMIC PLAN and LW PLAN)

For purposes of these Plans, and unless the context otherwise requires, the capitalized terms set forth below shall have the following meanings, and all other capitalized terms shall have the meaning set forth in Title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code") as provided as of the Petition Date:

1.1. ACT. Advanced Communications Technologies, Inc., holder of 61.56% of the currently issued and outstanding common stock of PMIC.

1.2. Administrative Claim. Any cost or expense of administration of the Chapter 11 Case of PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan) allowed by the Bankruptcy Court and afforded priority in accordance with the provisions of Sections 503 and 507(a)(1) of the Bankruptcy Code, including all

compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code and any Professional Fees incurred by PMIC or LW, as applicable, through the Effective Date of the respective Plans.

1.3. Allowed Claim. A Claim (a) as listed in the Schedules filed by PMIC or LW, as applicable (unless designated as contingent, disputed, unliquidated or to which an objection has been filed), (b) as set forth in a properly and timely filed proof of claim filed by a Creditor against PMIC or LW, as applicable, as to which no objection has been filed on or before the date fixed by Order of the Bankruptcy Court for such objection, or (c) determined or deemed to be allowed by Order of the Bankruptcy Court or by agreement of the applicable Creditor and Debtor.

1.4. Bankruptcy Court. The United States Bankruptcy Court for the District of Nevada (Southern Division), in which the Chapter 11 Cases of the Debtors are pending.

1.5. Bankruptcy Rules. The Federal Rules of Bankruptcy Procedure, as amended from time to time, promulgated by the Supreme Court of the United States, as applicable in these Cases, including the Local Rules of the Bankruptcy Court.

1.6. Bar Date. With respect to any particular Claim, the last day by which a proof of claim may be filed with respect to such Claim, and which was fixed by the Bankruptcy Court to be September 10, 2005, except with respect to Claims of governmental units, which was fixed as one hundred and eighty (180) days after the Petition Date.

1.7. Business Day. Any day except a Saturday, Sunday, or other day on which commercial banks located in Las Vegas, Nevada, are authorized by law to close.

1.8. Cases. The Chapter 11 cases of the Debtors presently pending before the Bankruptcy Court.

1.9. Cash. Legal tender of the United States of America and equivalents thereof. With respect to any payment in Cash provided for under the Plans, Cash shall include checks and wire transfers.

1.10. Cause(s) of Action. All Claims and causes of action now owned or hereafter acquired by PMIC or LW, as applicable, whether arising under the Bankruptcy Code or other federal or state law, including, without limitation, any cause of action arising under Sections 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 or any other sections of the Bankruptcy Code.

1.11. Claim. The right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; and the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

1.12. Claimant. The holder of a Claim against PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan), as applicable.

1.13. Class. Any group of Claims or Equity Interests classified by the PMIC Plan or the LW Plan, as applicable, pursuant to Section 1122(a)(1) of the Bankruptcy Code.

1.14. Confirmation and/or Confirmation Date. With respect to PMIC, the date on which the Bankruptcy Court enters the Confirmation Order confirming the PMIC

Plan. With respect to LW, the date on which the Bankruptcy Court enters the Confirmation Order confirming the LW Plan.

1.15. Confirmation Hearing. The hearing (or hearings) at which the Bankruptcy Court shall consider confirmation of the respective Plans of PMIC and LW.

1.16. Confirmation Order(s). The Order(s) entered by the Bankruptcy Court confirming the respective Plans in form and substance satisfactory to PMIC and/or LW, as applicable, and in accordance with the provisions of the Bankruptcy Code.

1.17. Creditor(s). An Entity as defined in Section 101(15) of the Bankruptcy Code that has an Allowed Claim (i) against PMIC or LW, as applicable, that arose at the time of or before the Petition Date, or (ii) against the estate(s) of PMIC or LW, as applicable, of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.18. Debtors. Collectively, PMIC, LW, PMI and PMIGA.

1.19. Disallowed Claim. A Claim or any portion thereof that (a) has been disallowed by Final Order, (b) is scheduled at zero or as contingent, disputed or unliquidated and as to which no proof of claim has been timely filed, or (c) is not scheduled and as to which no proof of claim has been timely filed.

1.20. Disclosure Statement. The Disclosure Statement of PMIC and LW filed contemporaneously with the Plans, either in its present form or as it may be amended from time to time, and including any exhibits and schedules thereto.

1.21. Disputed Claims. A Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been scheduled by PMIC or LW, as applicable, or that have been scheduled at

zero, or that have been scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims are the subject of a proof of claim in the Bankruptcy Court, (b) are the subject of a proof of claim that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.22. Distribution. Any payment to a Creditor in satisfaction of an Allowed Claim, whether in the form of Cash, Equity Interest or other Property of PMIC or LW, as applicable.

1.23. Distribution Agent. ACT, in the capacity described hereinbelow in Article 7, Sections 7.6 and 7.7.

1.24. Distribution Date. The date on which a Distribution is made.

1.25. Effective Date. With respect to LW, the date that is the first Business Day after ten (10) days from the Bankruptcy Court's entry of the Confirmation Order confirming the LW Plan, so long as such Confirmation Order is a Final Order, or any other time thereafter as may be determined by agreement between LW and those Creditors holding a majority of the Claims against LW. With respect to PMIC, the date that is the seventh Business Day after the Effective Date of the LW Plan, or any other time thereafter as may be determined by agreement between PMIC and those Creditors holding a majority of the Claims against PMIC, so long as the Confirmation Order confirming the PMIC Plan is a Final Order. The Effective Date of the LW Plan is a condition precedent to the Effective Date of the PMIC Plan. The PMIC/Herborium Merger will be consummated on the Effective Date of the PMIC Plan. The Debtors may delay the Effective Date of the

Plans for a period of not more than thirty (30) days following Confirmation if necessary to consummate the PMIC/Herborium merger.

1.26. Employment Agreements. The Employment Agreements, each dated as of December 30, 2004, entered into by and between PMIC, ACT and Encompass Group Affiliates, Inc. on the one hand, and each of the Terminated Executives on the other, in connection with ACT's purchase of all of the shares of common stock of PMIC then owned by the Terminated Executives.

1.27. Entity. An individual, partnership, corporation, estate, trust or government unit as defined in Section 101(15) of the Bankruptcy Code.

1.28. Equity Interest. An equity interest in PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan), as applicable.

1.29. Equity Interest Holder. The holder of an Equity Interest.

1.30. Estate(s). The bankruptcy estate(s) of PMIC and/or LW created by Section 541 of the Bankruptcy Code upon commencement of their respective Chapter 11 Cases.

1.31. Federal Income Tax Refund. Any federal tax refund due to PMIC or the consolidated tax group consisting of PMIC, PMI, PMIGA, LW and their affiliates.

1.32. Final Order. A judgment, order or other decree issued and entered by the Bankruptcy Court, which judgment, order or other decree has not been reversed, stayed, or vacated, and as to which the time to appeal from or seek review or rehearing of such order has expired; provided, however, that with respect to the Confirmation Order(s) confirming the respective Plans, PMIC and LW (as applicable), in their sole discretion, may

elect to treat such order as a Final Order, whether or not an appeal is pending, so long as said Order has not been reversed or vacated, and as to which no stay is then in effect, and in such event the Confirmation Order shall be a Final Order.

1.33. Herborium. Herborium, Inc., a Delaware corporation, and the legal acquiree in a proposed merger between PMIC and Herborium, Inc. to be consummated pursuant to and in connection with the PMIC Plan.

1.34. Impaired Class. Any Class of Claims or Equity Interests which is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.35. Insider. Any Person or Entity within the meaning of Section 101(31) of the Bankruptcy Code.

1.36. IRS. The U.S. Internal Revenue Service.

1.37. LW Disputed Claims Reserve. Cash in the amount of fifteen thousand dollars ($15,000.00) to be held in one or more separate accounts pursuant to Section 5.2 of the LW Plan and reserved for Distribution pending the resolution of Disputed Claims, including the disputed Priority Tax Claim for assessed sales tax filed by the California State Board of Equalization.

1.38. Person. A person within the meaning of Section 101(41) of the Bankruptcy Code.

1.39. Petition(s). The Petition(s) for Relief under Chapter 11 of the Bankruptcy Code initiating the respective Chapter 11 Cases of PMIC and LW.

1.40. Petition Date. The date on which the Petitions were filed; that is, May 11, 2005.

1.41. Plans. The Plans of Reorganization for PMIC and LW, either in their present form or as may be amended or modified from time to time, and including any exhibits and schedules thereto.

1.42. PMIC Disputed Claims Reserve. Cash in the amount of twenty-five thousand dollars ($25,000.00) to be held in one or more separate accounts pursuant to Section 13.4 of the PMIC Plan and reserved for Distribution pending the resolution of Disputed Claims, including the Subordinated Claims of the Terminated Executives (Class Four) of the PMIC Plan.

1.43. PMIC Shareholders. The holders of shares of stock of PMIC, including ACT.

1.44. Priority Claim. Any Claim against PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan), as applicable, to the extent such Claim is entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

1.45. Priority Tax Claim. A Claim against PMIC or LW, as applicable, that is of a kind specified in Section 507(a)(8) of the Bankruptcy Code.

1.46. Pro Rata. With respect to any Distribution, the same proportion that the amount of such Allowed Claim bears to the aggregate amount of all Claims of such Class, including Disputed Claims.

1.47. Professional Fees. Any Claim made by professional persons retained in the Chapter 11 Case of PMIC and/or LW, as applicable (and as may be allocated amongst the Debtors by Order of the Bankruptcy Court or agreement of the parties), for

compensation and reimbursement of expenses pursuant to Sections 330 and 331 of the Bankruptcy Code.

1.48. Property. Any real or personal property of PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan), including, but not limited to, any right, title or interest in real, personal, tangible or intangible property listed on the respective Schedules of PMIC and LW, as applicable.

1.49. Schedules. The applicable schedules filed in the Chapter 11 Cases of PMIC and LW pursuant to the requirements of the Bankruptcy Code, including, without limitation, the Schedules of Assets and Liabilities and Statement of Financial Affairs heretofore filed by PMIC and LW with the Office of the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they may be amended from time to time.

1.50. SEC. The U.S. Securities and Exchange Commission.

1.51. Subordinated Claims. The Claims of the Terminated Executives filed as Claim Nos. 1 and 2 against PMIC in Chapter 11 Case No. 05-14326-lbr for amounts allegedly due in connection with the Employment Agreements, and which are classified and treated under Class Four of the PMIC Plan.

1.52. Terminated Executives. Collectively, Theodore S. Li and Hui Cynthia Lee.

1.53. Unimpaired Class. Any Class of Claims under either the PMIC Plan or the LW Plan that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.54. Unsecured Claim. Any Claim against PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan), as applicable, other than Administrative

Claims, which is not secured or entitled to priority pursuant to Section 507 of the Bankruptcy Code.

1.55. Unsecured Creditor. Any Creditor holding an Unsecured Claim, including holders of Unsecured Trade Claims and Unsecured Deficiency Claims.

1.56. Unsecured Deficiency Claim. Any Unsecured Claim in excess of the amount entitled to priority under Section 507 of the Bankruptcy Code that is held by a Creditor with a Priority Claim.

1.57. Unsecured Trade Claim. An Unsecured Claim held on account of goods and/or services provided to PMIC (with respect to the PMIC Plan) or LW (with respect to the LW Plan), as applicable, prior to the Petition Date.

ARTICLE 2
CLASSIFICATION OF CLAIMS AND INTERESTS
(PMIC PLAN)

2.1. Unclassified Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims (except as to the Claim of the IRS treated under Class Three hereof) shall not be classified for purposes of voting or receiving Distributions under the PMIC Plan. Rather, all such Claims shall be treated separately as unclassified Claims, pursuant to the terms of Article Four below.

2.2. Class One. Class One shall consist of Priority Claims other than those arising under sections 507(a)(1), (2) or (8) of the Bankruptcy Code. Holders of Class One Claims are not impaired under the PMIC Plan.

2.3. Class Two. Class Two shall consist of the Unsecured Claims of PMIC, including Unsecured Trade Claims and Unsecured Deficiency Claims. Holders of Class Two Claims are impaired under the PMIC Plan.

2.4. Class Three. Class Three shall consist of the Claim of the IRS against PMIC. Such Claim was amended by the IRS to $0.00 on or about November 8, 2005. A $1.00 binding reserve shall be established from the PMIC Disputed Claims Reserve for payment to the IRS on account of its Class 3 Claim in the event such Claim is subsequently amended to reflect an amount in excess of $0.00 and becomes an Allowed Claim (without prejudice to PMIC's right to raise a timeliness or other objection to any such amendment). Provided that the Allowed Claim of the IRS does not exceed $1.00, the holder of the Class Three Claim is unimpaired under the PMIC Plan.

2.5. Class Four. Class Four shall consist of the Subordinated Claims of the Terminated Executives, as well as any and all other Claims that are or may be held by the Terminated Executives, whether known or unknown, contingent or liquidated, and whether heretofore subject of a proof of claim in the Chapter 11 Case of PMIC. Holders of Class Four Claims are impaired under the PMIC Plan.

2.6. Class Five. Class Five shall consist of the Claim of Hartford Insurance Company filed against PMIC in the amount of $40,364.00 for pre-petition workers compensation premiums for employees of PMI. Such Claim shall be disallowed *in toto* for purposes of the PMIC Plan, but shall be treated as an allowed claim under PMI's liquidating plan as specified therein. The holder of the Class Five Claim is impaired under the PMIC Plan.

2.7. Class Six. Class Six shall consist of the Equity Interests of the PMIC Shareholders other than Class Seven. The existing common stock of PMIC shall be cancelled and, with respect to the Class Six Equity Interests of ACT, new stock issued

directly to the shareholders of ACT. Holders of Class Six Equity Interests are impaired under the PMIC Plan.

2.8. Class Seven. Class Seven shall consist of the Equity Interests of holders of PMIC Preferred Stock. The existing Series A Convertible Preferred Stock of PMIC shall be converted to 800,000 shares of PMIC common stock. Holders of Class Seven Equity Interests are impaired under the PMIC Plan.

ARTICLE 3
CLASSIFICATION OF CLAIMS AND INTERESTS
(LW PLAN)

3.1. Unclassified Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving Distributions under the LW Plan. Rather, all such Claims shall be treated separately as unclassified Claims, pursuant to the terms of Article Five below.

3.2. Class One. Class One shall consist of Priority Claims other than those arising under sections 507(a)(1), (2) or (8) of the Bankruptcy Code. Holders of Class One Claims are not impaired under the LW Plan.

3.3. Class Two. Class Two shall consist of the Unsecured Claims of LW, including Unsecured Trade Claims and Unsecured Deficiency Claims. In connection with confirmation of the LW Plan, LW shall file a motion with the Bankruptcy Court requesting that the Disputed Claim of Ingram Micro, Inc., filed against LW in the amount of $114,052.86, be estimated at $0.00 for voting and distribution purposes. Holders of Class Two Claims are impaired under the LW Plan.

3.4. Class Three. Class Three shall consist of PMIC's Equity Interest in LW. PMIC shall retain such interest. This Class is not impaired.

ARTICLE 4
TREATMENT OF CLAIMS AND INTERESTS
(PMIC PLAN)

4.1. Allowed Administrative Claims. Each holder of an Allowed Administrative Claim shall be paid in full in Cash on the Effective Date of the PMIC Plan or when such Claim is due, whichever is later, unless the holder of such Allowed Administrative Claim agrees to be treated differently. In the event that any Administrative Claim is (a) a Disputed Claim on the Effective Date or (b) a Claim for Professional Fees which has yet to become an Allowed Administrative Claim, such Claim, or any portion thereof, shall be paid in full within thirty (30) days after the Claim becomes an Allowed Administrative Claim, unless the holder of such Allowed Administrative Claim agrees to be treated differently.

4.2. Allowed Priority Tax Claims. Each holder of an Allowed Priority Tax Claim (other than Class Three) shall be paid, at the sole option of PMIC: (i) the amount of such holder's Allowed Claim on the earlier of (a) the Effective Date of the PMIC Plan or (b) ten (10) days from the date such Priority Tax Claim becomes an Allowed Claim; (ii) the amount of such holders' Allowed Claim, plus interest at the applicable statutory rate, in equal monthly cash payments in accordance with the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon in writing by PMIC and the applicable holder of such Claim.

4.3. Class One (Allowed Priority Claims). Each holder of an Allowed Priority Claim shall be paid in full in Cash on the Effective Date of the PMIC Plan or when such Claim is due, whichever is later, unless the holder of such Class One Claim agrees to be treated differently.

4.4. Class Two (Allowed Unsecured Claims). Each holder of an Allowed Unsecured Claim in Class Two shall be paid in Cash an initial Distribution equal to fifty percent (50%) of their Allowed Claim on the Effective Date of the PMIC Plan, or if disputed or not yet allowed, thirty (30) days after a Final Order allowing said Claim, unless the holder of a Class Two Claim agrees to be treated differently. Additional Pro Rata Distributions under the PMIC Plan may be made after the Effective Date in such amounts and on such dates to be determined by the Distribution Agent in its sole discretion as funds become available from (i) the Federal Income Tax Refund, (ii) the balance of the LW distribution as provided in Section 7.5 hereof, or (iii) any other source contemplated under the PMIC Plan in connection with the treatment and satisfaction of Class Two Claims, including the PMIC Disputed Claims Reserve upon disallowance of Disputed Claims. Distributions to holders of Allowed Claims in Class Two are also limited by the provisions of Section 4.9 hereof.

4.5. Class Three (Disputed Claims of the IRS). No Distributions shall be made on account of a Class Three Claim unless and until such Claim is determined to be an Allowed Claim in excess of $0.00. To the extent such Claim is determined to be an Allowed Claim in excess of $0.00, the holder of an Allowed Class Three Claim shall be paid in Cash its $1.00 share of the PMIC Disputed Claims Reserve in full satisfaction of such Allowed Claim. Distributions to holders of Allowed claims in Class Three are also limited by the provisions of Section 4.9 hereof.

4.6. Class Four (Subordinated Claims). No Distributions shall be made on account of a Class Four Claim unless and until such Claim is determined to be an Allowed Claim. Any such Allowed Claim shall be: (a) subordinated to (i) the holders of Allowed Unsecured Claims in all other Classes and (ii) all other parties in interest; and (b) paid in Cash a Pro Rata share of the PMIC Disputed Claims Reserve to the extent of any funds remaining after treatment of Class Two and Class Three Claims, subject to the Distribution cap set forth hereinbelow in Section 4.9. In connection with confirmation of its Plan, PMIC shall file a motion requesting that the total Subordinated Claims be estimated at no more than twenty-five thousand dollars ($25,000.00) for voting and distribution purposes, and entry by the Bankruptcy Court of a Final Order approving such motion shall be a condition precedent to confirmation of the PMIC Plan.

4.7. Class Five (Claim of Hartford Insurance Company). The Claim of Hartford Insurance Company shall be disallowed *in toto* for purposes of the PMIC Plan and deemed an unsecured, non-priority claim against PMI, to be treated under Class 3A in accordance with the PMI Plan. In connection with confirmation of the PMIC Plan, PMIC shall file a motion requesting that the Bankruptcy Court estimate the Class Five Claim of Hartford Insurance Company at zero for purposes of voting and distribution under the PMIC Plan.

4.8. Class Six (Equity Interests of PMIC Shareholders other than Class Seven). Class Six shall consist of the Equity Interests of PMIC Shareholders other than holders of PMIC Series A Convertible Preferred Stock. ACT shall contribute up to fifty thousand dollars ($50,000.00) on behalf of its shareholders to effectuate the PMIC Plan. The existing common stock of PMIC shall be cancelled and new stock issued in the merged

PMIC/Herborium subject to the dilution of such interests upon plan consummation and the corresponding merger of Herborium with PMIC. With respect to the Class Six Equity Interests of ACT, the new stock in merged PMIC/Herborium will be issued directly to the shareholders of ACT. In this regard, PMIC's stockholders other than ACT will own 3.71% of post-merger PMIC/Herborium; ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders will own 0.74% of post-merger PMIC/Herborium; and Herborium's current stockholders will own 85% of post-merger PMIC/Herborium.

4.9. Maximum Distribution to Unsecured Non-Priority Creditors of PMIC. Notwithstanding anything herein to the contrary, the total Distributions to be made under the PMIC Plan to holders of Allowed Claims other than Class One shall not exceed one hundred and twenty thousand dollars ($120,000.00), including the PMIC Disputed Claims Reserve, and which shall be distributed Pro Rata to the appropriate Creditors of PMIC as set forth herein. Moreover, those Creditors alleged to have received preferences or other avoidable transfers shall receive no Distributions under the PMIC Plan pending the disposition of any corresponding avoidance actions filed or to be filed by or on behalf of PMIC, and an amount representing each such Creditor's Pro Rata share of its Claim shall be held in escrow by the Distribution Agent pending the outcome of such litigation and any corresponding disallowance or adjustments to the amount of such Claims pursuant to 11 U.S.C. § 502(d).

4.10. Class Seven (Equity Interests of Holders of PMIC Preferred Stock). The existing Series A Convertible Preferred Stock of PMIC shall be converted to 800,000 shares of PMIC common stock. As noted above, current Series A preferred stockholders

will own 0.74% of post-merger PMIC/Herborium upon plan consummation and the corresponding merger of Herborium with PMIC.

ARTICLE 5
TREATMENT OF CLAIMS AND INTERESTS
(LW PLAN)

5.1. Allowed Administrative Claims. Each holder of an Allowed Administrative Claim shall be paid in full in Cash on the Effective Date of the LW Plan or when such Claim is due, whichever is later, unless the holder of such Allowed Administrative Claim agrees to be treated differently. In the event that any Administrative Claim is (a) a Disputed Claim on the Effective Date, or (b) a Claim for Professional Fees which has yet to become an Allowed Administrative Claim, such Claim, or any portion thereof, shall be paid in full within thirty (30) days after the Claim becomes an Allowed Administrative Claim, unless the holder of such Allowed Administrative Claim agrees to be treated differently.

5.2. Allowed Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid, at the sole option of LW: (i) the amount of such holder's Allowed Claim on the earlier of (a) the Effective Date of the LW Plan or (b) ten (10) days from the date such Priority Tax Claim becomes an Allowed Claim; (ii) the amount of such holders' Allowed Claim, plus interest at the applicable statutory rate, in equal monthly cash payments in accordance with the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon in writing by LW and the applicable holder of such Claim. No Distributions shall be made on account of Priority Tax Claims unless and until such Claim is determined to be an Allowed Claim, which then shall

be treated as provided herein. In connection with confirmation of its Plan, LW shall (1) establish the LW Disputed Claims Reserve, and (2) file a motion requesting that the Priority Tax Claim of the California State Board of Equalization, which was filed against LW in the amount of $133,069.38 (and which is or shall be the subject of a claim objection to be filed prior to the Confirmation Hearing) be estimated at no more than fifteen thousand dollars ($15,000.00) for voting and distribution purposes.

5.3. Class One (Allowed Priority Claims). Each holder of an Allowed Priority Claim shall be paid in full in Cash on the Effective Date or when such Claim is due, whichever is later, unless the holder of such Class One Claim agrees to be treated differently.

5.4. Class Two (Allowed Unsecured Claims). Unsecured Claims totaling approximately $115,000.00 have been filed against LW in its Chapter 11 Case; however, LW presently estimates that Allowed Unsecured Claims shall not exceed $1,350.00. In connection with confirmation of the LW Plan, LW shall file a motion with the Bankruptcy Court requesting that the Disputed Claim of Ingram Micro, Inc., filed against LW in the amount of $$114,052.86, be estimated at $0.00 for voting and distribution purposes, and such motion shall be filed without prejudice to any other rights and remedies of LW against Ingram Micro with respect to such Claim (including but not limited to the filing of an objection to such Claim pursuant to 11 U.S.C. § 502(d), or commencement of an adversary proceeding under 11 U.S.C. § 548), all of which are preserved and expressly survive confirmation of the LW Plan. Pending final disposition of the Disputed Claim of Ingram Micro, Inc., each holder of an Allowed Unsecured Claim in Class Two shall be paid a Pro Rata Distribution from available Cash of LW on the Effective Date of the LW Plan, or if

disputed or not yet allowed, thirty (30) days after a Final Order allowing said Claim, unless the holder of a Class Two Claim agrees to be treated differently. Additional Pro Rata Distributions under the LW Plan may be made after the Effective Date in such amounts and on such dates to be determined by the Distribution Agent in its sole discretion as funds become available upon the disallowance of Disputed Claims.

5.5. Maximum Distribution to Non-Priority Creditors of LW. Notwithstanding anything herein to the contrary, the total Distributions to be made under the LW Plan to holders of Allowed Claims in Class Two shall not exceed $5,000.00, which shall be distributed Pro Rata to the appropriate holders of Allowed Unsecured Claims as set forth herein. Moreover, those Creditors alleged to have received preferences or other avoidable transfers shall receive no Distributions under the LW Plan pending the disposition of any corresponding avoidance actions filed or to be filed by or on behalf of LW, and an amount representing each such Creditor's Pro Rata share of its Claim shall be held in escrow by the Distribution Agent pending the outcome of such litigation and any corresponding disallowance or adjustments to the amount of such Claims pursuant to 11 U.S.C. § 502(d).

5.6. Class Three (Equity Interests of LW). PMIC, the holder of Class Three Equity Interests, shall retain its ownership interest in LW.

ARTICLE 6
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
(PMIC PLAN and LW PLAN)

6.1. Reservation of Rights. PMIC and LW each reserve the right to move the Bankruptcy Court on or before the applicable Confirmation Date to assume or reject any and all contracts or leases entered into by PMIC or LW (as applicable) prior to the Petition

Date which are executory and have not yet been assumed or rejected, pursuant to and in accordance with Section 365 of the Bankruptcy Code.

6.2. Assumption and Rejection of Executory Contracts and Unexpired Leases. All executory contracts listed on Exhibit "A" hereto shall be assumed by PMIC under the PMIC Plan. All executory contracts listed on Exhibit "B" hereto shall be assumed by LW under the LW Plan. Any executory contracts or unexpired leases (a) not assumed by PMIC or LW (i) under the PMIC Plan or the LW Plan, as applicable, or (ii) upon motion filed with the Bankruptcy Court on or before the applicable Confirmation Date, or (b) which are the subject of pending motions to reject, shall be deemed to have been rejected on the Effective Date of the applicable Plan. PMIC and LW believe, and therefore aver, that no arrearages exist under any of their respective executory contracts or unexpired leases other than as stated in Exhibits "A" and/or "B", as applicable, which (in the absence of a sustained confirmation objection) shall represent the cure amounts to be paid pursuant 11 U.S.C. § 365(b)(1)(A) with respect to each contract or lease to be assumed. Arrearages in connection with any executory contract or unexpired leases to be assumed under the PMIC Plan or the LW Plan shall be paid in full on the respective Effective Date of each of the Plans, except as otherwise agreed.

The Confirmation Order shall constitute an Order approving (i) the assumption of the executory contracts and unexpired leases listed on Exhibits "A" and "B" hereto, and (ii) the cure amounts to be paid pursuant 11 U.S.C. § 365(b)(1)(A) with respect to each contract to be assumed. A party to any executory contract or unexpired lease who objects to the assumption of such contract or lease (or to the corresponding cure amount, if any, set forth in Exhibit "A" and/or "B") must file and serve an objection to the PMIC Plan

or the LW Plan, as applicable, by the deadline established by the Bankruptcy Court for objecting to the confirmation of the Plans.

PMIC and LW each reserve the right to amend their respective Plans at or prior to the Confirmation Hearing to designate additional executory contracts or unexpired leases to be assumed under the PMIC Plan or LW Plan, as applicable. The assumption or non-assumption of any executory contract by PMIC or LW pursuant to the applicable Plan or otherwise shall not constitute a waiver of PMIC's or LW's right to compel any Entity to account for and turn over any deposits or other collateral or funds held by or in the control of such Entity. To the extent any provision of any executory contract which is not assumed hereunder is inconsistent with any provision of the PMIC Plan or the LW Plan, the applicable Plan shall govern.

6.3. Terminated and Rejected Contracts. The Confirmation Order shall constitute an Order (i) determining that the Employment Agreements are not executory contracts as having been properly and effectively terminated prior to the Petition Date, and (ii) approving the rejection of any other executory contract and unexpired lease, to the extent not terminated prior to the Petition Date (a) which is not listed in Exhibit "A"or "B" or (b) as to which a motion to assume is not pending. A party to any executory contract or unexpired lease who objects to the rejection of such contract or lease must file and serve an objection to the applicable Plan by the deadline established by the Bankruptcy Court for objecting to confirmation of the Plans. Proofs of claim in connection with any rejection of an executory contract or unexpired lease must be filed within five (5) days following the Confirmation Date or, if applicable to a particular executory contract, the date set by Order

of the Bankruptcy Court. Claims based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Bankruptcy Court orders otherwise.

ARTICLE 7
IMPLEMENTATION OF THE PLANS
(PMIC PLAN and LW PLAN)

7.1. Overview. The following description makes reference to the implementation of the PMIC Plan and the LW Plan, as well as the liquidating plan(s) for PMI and PMIGA, as may be subsequently modified or amended. Other provisions governing the PMI and PMIGA plan(s) are set forth in their respective filings and are not repeated herein.

7.2. Liquidation of PMI. Funding of PMI's liquidating plan will be from the following sources:

- By the sale for $4,990,000 Cash of the real property located at 1600 California Circle, Milpitas, California (the "Building"), which, prior to the closing of such sale transaction on November 23, 2005, was owned by PMI, and the proceeds of which are subject to encumbrances for the benefit of Wells Fargo Bank, N.A. ("WFB") and the U.S. Small Business Administration ("SBA"). The closing of the sale of the Building was a condition precedent to the effectiveness of PMI's liquidating plan to ensure that the secured Claims of WFB and SBA are fully satisfied under such plan. After satisfaction of such secured claims, the PMI estate will realize

a net benefit of approximately $1.6 million for the remaining Creditors holding Allowed Claims against PMI.

- Liquidation of the non-physical assets of PMI (such as customer lists).
- Liquidation of PMIGA and the payment of a portion of PMI's claim against PMIGA as set forth in the Settlement Agreement entered into by and between the Debtors and MTC as approved by the Bankruptcy Court on October 31, 2005.
- The net proceeds from preference and fraudulent transfer litigation by PMI or other causes of action of PMI, including the net proceeds (as may be allocated) from litigation brought against the Terminated Executives by ACT as Estate Representative.

7.3. Liquidation of PMIGA. Funding of PMIGA's liquidating plan will be from (1) liquidation of the assets (specifically, the bank accounts and accounts receivable) of PMIGA, and (2) the net proceeds from preference and fraudulent transfer litigation by PMIGA or other causes of action of PMIGA, including the net proceeds (as may be allocated) from litigation brought against the Terminated Executives by ACT as Estate Representative.

7.4. Implementation of LW Plan. Funding of Distributions with respect to the Allowed Claims of the Creditors of LW will be from the bank accounts and available Cash of LW, including PMI's distribution to LW under the PMI Plan on account of LW's Class 3B Claim, estimated at approximately $185,000.00.

7.5. Implementation of PMIC Plan. Funding of Distributions with respect to the Allowed Claims and Equity Interests of the Creditors of PMIC shall be made from the following sources:

- A distribution to PMIC from LW of up to $185,000.00 in connection with stock representing PMIC's shareholder interest. $120,000 - $140,000.00 of such distribution shall be made from LW to PMIC on the Effective Date of the LW Plan, and shall be distributed on the Effective Date of the PMIC Plan to holders of Allowed Claims in Class 2 as provided in Section 4.4 of the PMIC Plan;
- The Federal Income Tax Refund, expected to be $73,485.00;
- The merger of PMIC and Herborium, as set forth herein and detailed in the Disclosure Statement;
- If necessary to pay Class Two Creditors of PMIC as provided in Section 4.4 hereof and to fund the PMIC Disputed Claims Reserve as contemplated herein (subject to the Distribution cap set forth in Section 4.9 hereof), a contribution of up to $50,000.00 of new value by ACT on behalf of its shareholders.

7.6. Appointment of ACT as Distribution Agent under the PMIC Plan. Initial Distributions under the PMIC Plan (that is, those Distributions to be made on the Effective Date of the PMIC Plan, as set forth in Article 4 hereof) shall be made by reorganized PMIC. All subsequent Distributions, including Distributions resulting from the Federal Income Tax Refund (to the extent received by PMIC after the Effective Date

of the PMIC Plan) and the post-Effective Date balance of the distribution from LW to PMIC (as described in Section 7.5 above), shall be made by ACT as Distribution Agent for reorganized PMIC. Confirmation of the PMIC Plan shall constitute approval by the Bankruptcy Court of the appointment and compensation of ACT as Distribution Agent under the PMIC Plan. In this regard, ACT will be paid (1) a commission based upon a percentage of the amount distributed to Creditors (not including any initial Distribution made by reorganized PMIC in accordance with the PMIC Plan) and (2) reimbursable costs, including any counsel fees incurred in connection therewith. Such commission shall be in the maximum amount allowed as compensation for trustees under Bankruptcy Code § 326(a).

7.7. Appointment of ACT as Distribution Agent under the LW Plan. Initial Distributions under the LW Plan (that is, those Distributions to be made on the Effective Date of the LW Plan, as set forth in Article 5 hereof) shall be made by reorganized LW. All subsequent Distributions shall be made by ACT as Distribution Agent for reorganized LW. Confirmation of the LW Plan shall constitute approval by the Bankruptcy Court of the appointment and compensation of ACT as Distribution Agent under the LW Plan. In this regard, ACT will be paid (1) a commission based upon a percentage of the amount distributed to Creditors (not including any initial Distribution made by reorganized LW in accordance with the LW Plan) and (2) reimbursable costs, including any counsel fees incurred in connection therewith. Such commission shall be in the maximum allowed as compensation for trustees under Bankruptcy Code § 326(a).

7.8. Merger of PMIC and Herborium. For purposes of effecting the merger with Herborium, the authorized shares of PMIC shall be increased from 25

million shares to 500 million shares. ACT's shares in PMIC shall be cancelled and reissued, directly to ACT's shareholders as a special dividend. The existing Series A Convertible Preferred Stock of PMIC shall be converted to 800,000 shares of PMIC common stock. ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders shall own 0.74% of post-merger PMIC/Herborium; PMIC's remaining non-ACT stockholders shall own 3.71% of post-merger PMIC/Herborium; and Herborium's current stockholders shall own 85% of post-merger PMIC/Herborium. No shares of reorganized PMIC/Herborium shall be retained by ACT.

7.9. Revesting of Assets. Upon the Effective Date, reorganized PMIC shall be revested with the assets of PMIC (other than those required to effectuate the PMIC Plan or any provision thereof), including its 100% ownership of LW and all Causes of Action, free and clear of all claims and interests of the other Debtors and their respective creditors. PMIC shall merge with Herborium and be the surviving operating entity post-merger. ACT's shareholders shall hold 10.55% of the post-merger outstanding and issued common stock of PMIC/Herborium.

7.10. Remaining Assets of LW. After all required Distributions are made under the Plan to the Creditors of LW, all remaining assets of LW shall be held by LW or delivered to reorganized PMIC, as reorganized PMIC may elect in its sole discretion.

7.11. Authority to Consummate Plan. Upon Confirmation, PMIC, LW, and all other necessary parties shall be authorized and empowered, without further Order of the Bankruptcy Court, to execute and deliver any instrument, security, agreement or

document, and to perform any act that is necessary, desirable, or required for the consummation of the Plans. Consistent with the Plans, PMIC and LW are hereby authorized to perform and transfer all of the transferred or exchanged assets free and clear of all liens, claims, interests and encumbrances (except as otherwise provided in the Plans and the Confirmation Order) and to take all actions necessary or appropriate to implement, consummate and effectuate the transactions contemplated thereby, and to take all further actions as may be reasonably be requested by any of the parties for the purpose of assigning, transferring, granting, conveying and conferring to the parties or reducing to possession any or all of the transferred or exchanged assets, as may be necessary or appropriate to the performance of the parties' obligations as contemplated by the Plans, all without further action by the Bankruptcy Court or corporate action by the directors, members or stockholders (or similar positions) of PMIC and LW.

7.12. <u>Preservation and Prosecution of Claims and Causes of Action</u>. All respective claims and Causes of Action of PMIC and/or LW which may exist over and above any objections that have been or may be filed as to the Claims against PMIC asserted by the Terminated Executives shall expressly survive confirmation of the Plans, including, without limitation, potential Causes of Action against the Terminated Executives, Jey Hsin Yao, Hank C. Ta, other former directors or officers of the Debtors, and any parties acting in concert with the foregoing parties for, *inter alia*, breach of the Employment Agreements, fraud, breach of fiduciary duty, deepening insolvency, and fraudulent transfers and/or insider preferences. Pursuant to the Plans and the Confirmation Order(s), PMIC and LW shall irrevocably appoint ACT to prosecute and control any and all litigation related to those claims and Causes of Action that may be

brought against the Terminated Executives and related parties, including any objection(s) to claims filed by the Terminated Executives against PMIC and/or LW in their respective Chapter 11 cases. ACT shall prosecute such claims, claim objections, and Causes of Action for the benefit of the present holders of Equity Interests in PMIC and/or LW (except the Terminated Executives), and such holders of Equity Interests shall receive an allocated portion of the proceeds of any such litigation to the extent there is an affirmative recovery against the Terminated Executives and/or related parties. From such allocated portion of recoveries, an allocated portion of legal fees and costs of such litigation shall be deducted and retained by ACT. Such allocations may be made by agreement of the parties, special verdict, or order of the presiding court or the Bankruptcy Court.

ACT is authorized to join or consolidate the above-mentioned litigation with other proceedings (whether currently pending or subsequently filed) brought (i) on its own behalf or (ii) on behalf of PMI and PMIGA pursuant to those Debtors' respective plans of liquidation. In this regard, ACT shall be authorized to, in its sole discretion, to split or transfer actions between the Bankruptcy Court and other courts of competent jurisdiction with respect to any claims or Causes of Action that are subject to this provision.

The foregoing claims and Causes of Action shall be brought by ACT on behalf of PMIC and/or LW against the Terminated Executives in the Bankruptcy Court or any other court(s) of competent jurisdiction within the earlier of (i) any applicable statute of limitations or (ii) one year of the Confirmation Date. To avoid duplicative or conflicting proceedings, objections to proofs of claim that have been filed by the

Terminated Executives in the respective Chapter 11 Cases of PMIC and LW need not be filed by ACT until one year from the Confirmation Date; and consideration thereof shall be deferred by the Bankruptcy Court until forty-five (45) days from the date of a final, non-appealable order disposing of any litigation or claims that are currently pending or which subsequently may be brought against the Terminated Executives by ACT. Notwithstanding the foregoing, ACT may, in its sole discretion, bring any claim, claim objection, or Cause of Action sooner than the aforesaid deadlines established hereunder.

Confirmation of the Plans and entry of the Confirmation Order(s) by the Bankruptcy Court shall in no way constitute or be deemed to result in claim preclusion or judicial or collateral estoppel (or any like theory of preclusion, waiver or estoppel) with respect to any claims and Causes of Action of ACT, PMIC and/or LW against the Terminated Executives, and the respective rights of ACT, PMIC and/or LW to jury trial are hereby preserved.

7.13 Merger on Effective Date. The PMIC/Herborium Merger will be consummated on the Effective Date of the PMIC Plan. The Debtors may delay the Effective Date of the Plans for a period of not more than thirty (30) days following confirmation if necessary to consummate the PMIC/Herborium Merger.

7.14 Post-confirmation Operations. Upon the Effective Date, PMIC shall merge with Herborium and be the surviving post-merger operating entity.

ARTICLE 8
POST-CONFIRMATION MANAGEMENT AND OWNERSHIP
(PMIC PLAN and LW PLAN)

8.1. Management. The proposed post-merger Board of Directors of PMIC/Herborium and LW will consist of Dr. Agnes P. Olszewski, Dr. James P. Gilligan, and independent directors, Max G. Ansbacher and Wayne I. Danson. A third

independent board member is in the process of being selected. The officers of post-merger PMIC/Herborium shall be Dr. Agnes P. Olszewski and Dr. James P. Gilligan.

8.2. Ownership. Upon Confirmation, PMIC shall be the sole shareholder of LW. ACT's shareholders shall own 10.55% of post-merger PMIC/Herborium; PMIC's current Series A preferred stockholders shall own 0.74% of post-merger PMIC/Herborium; PMIC's remaining non-ACT stockholders shall own 3.71% of post-merger PMIC/Herborium; and Herborium's stockholders shall own 85% of post-merger PMIC/Herborium. Immediately following the merger transaction, PMIC will change its name to Herborium Group, Inc. and adopt the November 30 year-end of Herborium for accounting purposes.

ARTICLE 9
DISCHARGE OF THE DEBTOR
(PMIC PLAN and LW PLAN)

9.1. Discharge. Upon the Effective Date, and except as otherwise provided herein, PMIC and LW shall be discharged from any debt that arose before the Confirmation Date and any debt of a kind specified within Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) such Claim is allowed under Section 502 of the Bankruptcy Code; or (c) the holder of such Claim has voted to accept the Plan.

9.2. Injunction. Upon the Effective Date, all holders of Claims and Equity Interests shall be enjoined and permanently barred from pursuing such Claims or Equity Interests against PMIC and/or LW, as applicable, and any Property of reorganized PMIC and/or reorganized LW.

ARTICLE 10
EFFECT OF CONFIRMATION
(PMIC PLAN and LW PLAN)

10.1. Terms Binding. On the Effective Date, all provisions of the Plans shall be binding upon the Debtors, all Creditors and Equity Interest Holders of PMIC and LW, and all other Entities who are affected in any manner by the Plans.

10.2. Automatic Stay. The automatic stay of Section 362 of the Bankruptcy Code shall remain in effect until the Effective Date.

10.3. Cure of Defaults. With respect to each Class of Claims or Equity Interests, the provisions of the Plans and the Confirmation thereof shall, pursuant to Section 1123(a)(5)(G) of the Bankruptcy Code, constitute a cure and/or waiver of any pre-Petition Date default with respect to each holder of a Claim or Equity Interest in such Classes including, without limitation, any default based upon the financial condition, insolvency or bankruptcy of PMIC and/or LW, as applicable, and treatment under the respective Plans shall constitute satisfaction in full of any Claims asserted or assertable in connection therewith.

ARTICLE 11
CRAMDOWN PROVISION AND CONFIRMATION REQUEST
(PMIC PLAN and LW PLAN)

11.1. Cram Down. If one or more Impaired Class of Claims or Equity Interests fails to accept the applicable Plan of PMIC or LW under Section 1126 of the Bankruptcy Code, and all of the applicable requirements of Section 1129(a) of the Bankruptcy Code (other than Section 1129(a)(8)) have been satisfied, then PMIC and/or LW, as the case may be, request that the Bankruptcy Court confirm the applicable Plan or Plans pursuant to the provisions of Section 1129(b) of the Bankruptcy Code.

ARTICLE 12
RETENTION OF JURISDICTION
(PMIC PLAN and LW PLAN)

12.1. Bankruptcy Court Jurisdiction. The Bankruptcy Court shall retain jurisdiction after Confirmation: (a) to consider (and reconsider if appropriate) Claims and objections thereto; (b) to fix expenses of administration and compensation therefore, including Professional Fees; (c) to hear and determine any dispute arising under or relating to the Plans or arising under or relating to the Chapter 11 Cases of PMIC and/or LW; (d) to enforce all discharge provisions of the Plans; (e) to make such orders and directions pursuant to 11 U.S.C. §§ 1127 and 1142 as may be necessary or appropriate; and (f) to hear and determine any Causes of Action, rights, claims and demands belonging to PMIC and/or LW, as applicable, including (i) any claims to recover preferences, fraudulent transfers or any other actions allowed by Sections 542, 543, 544, 545, 547, 548, 549 or 550 of the Bankruptcy Code (all of which claims expressly survive confirmation), and (ii) any other matter subject to the Bankruptcy Court's jurisdiction pursuant to applicable law.

ARTICLE 13
PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND UNCLAIMED FUNDS (PMIC PLAN and LW PLAN)

13.1. Objections to Claims: Prosecution of Disputed Claims. Any party in interest may object to allowance of Claims filed with the Bankruptcy Court, and all objections to the allowance of Claims shall be litigated to Final Order or compromised and settled subject to the approval of the Bankruptcy Court after notice to the Debtors, the holder of such Claim, and any parties requesting notices in the Cases pursuant to applicable Bankruptcy Rules, and a hearing. Failure of PMIC or LW to object to any Claim for purposes of voting on the respective Plans shall not be deemed a waiver of the right of PMIC or LW, as applicable, to object to the allowance of such Claim at any later date on any ground whatsoever. All objections to Claims shall be filed within thirty (30) days following the Confirmation Date, except as otherwise provided herein in Section 7.12 with respect to the Claims of the Terminated Executives. In addition to specifically preserving objections to such Claims, PMIC and LW also preserve all Causes of Action against the Terminated Executives as set forth in Section 7.12 hereof.

13.2. Late Filed Claims. No objection need be filed with respect to any proof of claim filed after the Bar Date, and the holder of any such late-filed proof of claim shall receive no Distribution under the PMIC Plan or the LW Plan, except as specifically ordered by the Bankruptcy Court after notice to the Debtors, counsel for the Debtors, and such parties as the Bankruptcy Court may direct, and a motion and a hearing thereon, which motion must be filed at least three (3) Business Days before the Confirmation Hearing or the holder of such Claim shall be forever barred. Nothing

herein shall constitute a waiver by PMIC or LW of any counterclaims or of any defenses with respect to late-filed proofs of claim, including defenses as to the timeliness of the filing of such proof of claim.

13.3. Unclaimed Funds. Any Distribution under the PMIC Plan or the LW Plan which is unclaimed after one hundred eighty (180) days following the Distribution Date shall revert to PMIC or LW, as applicable.

13.4. PMIC Disputed Claims Reserve. In connection with Confirmation, PMIC shall file a motion or motions with the Bankruptcy Court requesting (i) that the Subordinated Claims of the Terminated Executives in Class Four of the PMIC Plan be estimated at no more than twenty-five thousand dollars ($25,000.00) for voting and distribution purposes, and (ii) with respect to the Subordinated Claims, that PMIC be permitted to take discovery (including discovery from third parties) in connection with any estimation hearing before the Bankruptcy Court. For purposes of confirmation of the PMIC Plan, PMIC shall establish a reserve for Disputed Claims (including the Subordinated Claims) not to exceed twenty-five thousand dollars ($25,000.00), and entry by the Bankruptcy Court of a Final Order estimating the total Subordinated Claims at no more than twenty-five thousand dollars ($25,000.00) for voting and distribution purposes shall be a condition precedent to confirmation of the PMIC Plan.. If allowed in whole or in part, no Distribution shall be made on account of any Disputed Claims other than the applicable Claimant's Pro Rata share of the PMIC Disputed Claims Reserve.

ARTICLE 14
MISCELLANEOUS PROVISIONS
(PMIC PLAN and LW PLAN)

14.1. Modification Pre-Confirmation. At any time before Confirmation, PMIC and/or LW may modify the respective Plans, but shall not modify the PMIC Plan or the LW Plan so that the Plan(s) as modified fails to meet the requirements of Section 1122 and Section 1123 of the Bankruptcy Code. Should PMIC and/or LW file a modification to the applicable Plan(s) with the Bankruptcy Court, such Plan as modified shall become the Plan for purposes of Confirmation.

14.2. Modification Post-Confirmation. After Confirmation, PMIC and/or LW may, with approval of the Bankruptcy Court (and so long as it does not materially or adversely affect the interests of the respective Creditors of PMIC and/or LW) remedy any defect or omission, or reconcile any inconsistencies in the Plans or Confirmation Order in such manner as may be necessary to carry out the purposes and intent of the Plans.

14.3. Modification Before Substantial Consummation. At any time after Confirmation and before substantial consummation of the PMIC Plan or the LW Plan, PMIC and/or LW may modify their respective Plans, but shall not modify the Plans so that the applicable Plan(s) as modified fails to meet the requirements of Section 1122 and Section 1123 of the Bankruptcy Code. The Plan(s) as modified hereunder shall become the PMIC Plan or LW Plan, as applicable, only if the Bankruptcy Court, after notice and a hearing, confirms such Plan(s) as modified pursuant to Section 1129 of the Bankruptcy Code, and the circumstances warrant such modification.

14.4. Waiver of Interest, Penalties, Attorneys' Fees. All Creditors holding Claims of any kind shall waive any and all interest, late charges, penalties, attorneys' fees,

court costs, and any other charges of any kind not expressly set forth in the PMIC Plan and/or the LW Plan.

14.5. Securities Laws and Taxes. The issuance of common stock to existing holders of PMIC Series A Preferred Stock and Common Stock shall constitute an offer of securities within the purview of Section 1145(a) of the Bankruptcy Code and shall not be subject to the registration requirements under the Securities Act of 1933, as amended, and state or local law. Such securities will be issued in exchange for their respective claims as existing shareholders of PMIC. The issuance of common stock to shareholders of ACT shall constitute an offer of securities within the purview of Section 1145(a) of the Bankruptcy Code and shall not be subject to the registration requirements under the Securities Act of 1933, as amended, and state or local law because such shares will be issued partly in exchange for ACT's claims and partly in exchange for the payment of cash by ACT. None of the recipients of these shares will be deemed an underwriter as specified in Section 1145(a) of the Bankruptcy Code.

The offer and issuance of common stock to the two stockholders of Herborium will be exempt from registration under the Securities Act of 1933, as amended by virtue of Rule 506 of Regulation D under the Securities Act of 1933 as PMIC will provide the information required pursuant to Rule 502(b) (2)(ii) (B) and (C), and the merger agreement will contain representations regarding the investment intent of the two Herborium shareholders.A

The redemption, reissuance and/or cancellation of such Equity Interests shall be exempt from transfer, stamp or similar taxes under any law pursuant to Section 1146 of the Bankruptcy Code.

14.6. Liability in Connection with Plan. PMIC, LW, and their respective officers, employees, attorneys, accountants and agents shall not have nor shall they incur, and are hereby released from, any liability to any Creditor or Equity Interest Holder for any act or omission in connection with or arising out of their administration of the Plans or the property to be distributed under the Plans taken or made in compliance with the applicable provisions of Title 11 of the Bankruptcy Code, except for gross negligence or willful misconduct, and in all respects, they shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plans. The foregoing shall not, however, affect the liability of PMIC or LW, as applicable, to any Creditor with respect to the treatment of any Claims as provided under the Plans.

14.7. Payment of Quarterly Fees. All quarterly fees due and owing to the United States' Trustee under 28 U.S.C. § 1930 shall continue to be paid pursuant to the provisions thereof until the closing of the respective Chapter 11 cases of PMIC and LW.

14.8. Notice of Default. No default shall be declared under the Plan(s) unless and until PMIC and/or LW, as applicable, and their counsel shall have received written notice of default and PMIC or LW, as applicable, has failed to cure such default within thirty (30) days of receipt of the written notice.

14.9. Disallowance of Claims. Any and all Claims which are listed in the Schedules of PMIC or LW as disputed, contingent or unliquidated, and for which no proper proof of claim has been filed prior to the Bar Date, shall be disallowed, and the holders of such Claims shall receive no distributions pursuant to the PMIC Plan or the LW Plan, as applicable.

14.10. Non-Admission. Nothing in the Plans shall be deemed an admission, nor constitute a waiver of any of PMIC's or LW's claims, defenses, rights and remedies including, without limitation, any right to contribution and/or indemnification in connection with, related to, or arising out of any Claim, no matter when arising or asserted, all of which claims, defenses, rights and remedies are specifically preserved.

14.11. Governing Law. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plans shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

14.12. Inconsistencies. In the event and to the extent that any provision of the PMIC Plan or the LW Plan is inconsistent with the provisions of the Disclosure Statement, prepared and filed by PMIC and LW in accordance with Section 1125 of the Bankruptcy Code, the provisions of the applicable Plan shall control and take precedence.

14.13. Headings. The headings of the articles, paragraphs, and sections of the Plans are inserted for convenience only and shall not affect the interpretation thereof.

14.14. Successors and Assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Plans shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors or assigns of such Person or Entity.

14.15. Retention and Payment of Professionals. Subject to the requirements of Section 1129(a)(4) of the Bankruptcy Code, following the applicable Effective Date, reorganized PMIC, reorganized LW, and ACT, in its capacity as Distribution Agent and/or Estate Representative, may retain and compensate professionals without Bankruptcy Court approval.

14.16. Fractional Dollars or Interests. Any other provision of the Plans notwithstanding, no payments of fractions of dollars or fractions of shares shall be made to any holder of an Allowed Claim or Allowed Equity Interest. Whenever any payment of a fraction of a dollar or a fraction of a share would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar or share (up or down).

Administrative Claims Bar Date. All applications for allowance of Administrative Claims arising prior to the respective Effective Dates of the PMIC Plan and/or the LW Plan, including applications for payment of Professional Fees, shall be filed no later than thirty (30) days from the applicable Effective Date or on the first Business Day thereafter. This bar date will not prevent ACT or the law firm of Eckert Seamans Cherin & Mellot, LLC from seeking an administrative claim for making a substantial contribution to these cases up to the time the litigation against Li and Lee is completed under sections 503(b)(3)(D) and 503(b)(4) of the Bankruptcy Code.

ARTICLE 15
EFFECTIVENESS OF PLAN
(PMIC PLAN and LW PLAN)

15.1. Further Documentation. All of the terms of the Plans shall be effective without any other documentation, and PMIC and/or LW may, but need not, file a certified copy of the Plan(s) with any applicable state, county or municipal recorder's office as further evidence of the provisions thereof. Notwithstanding the foregoing, all Entities affected by the Plans and necessary parties to the consummation thereof shall execute such security agreements, financing statements, releases, satisfaction pieces and any other documents as may be reasonably required in furtherance of the provisions of the Plan and/or the rights and remedies hereunder.

DATED: January 25, 2006

Prepared and submitted by:

Pacific Magtron International, Corp.

By: ______________________
Martin Nielson, Chairman and CEO

/s/ Lenard E. Schwartzer
Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Attorney for the Debtors
and Debtors In Possession

Livewarehouse, Inc.

By: ______________________
Martin Nielson, EVP and Director

Exhibit 2

Settlement Agreement

Lenard E. Schwartzer, Esq.
Nevada Bar No. 0399
Jeanette E. McPherson, Esq.
Nevada Bar No. 5423
Jason A. Imes, Esq.
Nevada Bar No. 7030
Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL, CORP.**, a Nevada Corporation, **PACIFIC MAGTRON, INC.,** **PACIFIC MAGTRON (GA), INC.,** **LIVEWAREHOUSE, INC.,** Debtors and Debtors in Possession.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11
☒ Affects all four Debtors Affects only: ☐ Pacific Magtron International, Corp. ☐ Pacific Magtron, Inc. ☐ Pacific Magtron (GA), Inc. ☐ Livewarehouse, Inc.	**SETTLEMENT AGREEMENT AFFECTING ADVERSARY PROCEEDING, PAYMENT OF CLAIMS AND PLANS OF REORGANIZATION** Hearing: Date: Time: Place: *Courtroom 1* *Foley Federal Building* *300 Las Vegas Blvd. South* *Las Vegas, Nevada 89101*

PACIFIC MAGTRON INTERNATIONAL CORPORATION ("PMIC"), PACIFIC MAGTRON, INC. ("PMI"), PACIFIC MAGTRON (GA), INC. ("PMIGA") AND LIVEWAREHOUSE, INC. ("LW"), debtors and debtors in possession (collectively, the "Debtors"), by and through their counsel, Lenard E. Schwartzer, Esq. of the Schwartzer & McPherson Law Firm, Micro Technology Concepts, Inc. ("MTC") and Roy Han ("Han")

(collectively, the "MTC Parties") , by and through their counsel, Stuart I. Koenig, Esq. of Creim Macias & Koenig LLP, and Arsys Innotech Corporation and Chang-Lin Lin (collectively, the "Arsys Parties"), by and through their counsel, Stephen F. Heller, Esq. of Gonsalves & Kozachenko, Martin Nielson ("Nielson") and Wayne Danson ("Danson") having attended a settlement conference with Judge Barry Russell on September 19, 2005 relating to Adversary No. 05-1194 (the "Adversary Proceeding") and this Bankruptcy Case, and having made and entered into this Settlement Agreement Affecting Adversary Proceeding, Payment of Claims and Plans of Reorganization (the "Settlement Agreement"), stipulate and agree as follows:

1. PMI will dismiss the Complaint in the Adversary Proceeding without prejudice, each party to pay its own attorneys fees and costs. MTC will dismiss its Counterclaim in the Adversary Proceeding against PMI, Nielson and Danson without prejudice, each party to pay its own attorneys fees and costs. Neither the dismissal of the Complaint nor the dismissal of the Counterclaim shall be deemed the basis for any claims of res judicata or collateral estoppel. The parties will execute and lodge a Stipulated Order for Dismissal of Complaint and Counterclaim Without Prejudice in the form attached hereto as **Exhibit "1"**.

2. PMI, Nielson and Danson, on one hand, and the MTC Parties and the Arsys Parties, on the other hand, will execute a mutual release of all claims which shall include a provision awarding attorneys fees against any party which violates the mutual release. The form of the proposed Mutual Release is attached hereto as **Exhibit "2"**.

3. PMI agrees that MTC has an allowed secured, administrative claim against PMI in the amount of $205,000 which will be paid within five (5) calendar days of entry of the Bankruptcy Court's order approving of this Settlement Agreement and that it is agreed that such payment, as well as the other provisions of this Settlement Agreement, will not be dependent upon approval of a plan of reorganization in the PMI case.

4. PMI agrees that MTC has an allowed partially secured, non-priority claim in the amount of $679,846.75.

5. MTC's claim is secured by (a) all of the cash in the PMI accounts at Wells Fargo Bank and Union Bank (including but not limited to the funds in the Wells Fargo Restricted

Account, which funds are subject to Wells Fargo Bank's prior security interest), (b) PMI's accounts receivable (other than the claim against PMIGA) and inventory (all of which has been abandoned to MTC), and (c) PMI's claim for repayment from PMIGA as described below. MTC's claim is not secured by the real estate owned by PMI or by any preference or fraudulent conveyance actions held by PMI.

6. MTC gives a credit of $200,000 in full satisfaction of the accounts receivable (excluding the accounts receivable claim against PMIGA) and inventory it received from PMI. In consideration of this credit, MTC will not have to account to PMI or any subsequently appointed trustee for the collections of accounts or sales of inventory. MTC acknowledges that it has been informed that some creditors may claim offsets against the amounts owed to PMI by reason of debts owed by PMI, PMIGA, LW or PMIC.

7. MTC waives $150,000 of that portion of its claim not satisfied by its collateral (MTC's unsecured claim).

8. MTC agrees that PMI may use its cash collateral to pay current operating expenses until a plan of reorganization or plan of liquidation is confirmed or PMI receives the proceeds of the sale of its real estate. Upon the closing of the sale of its real estate PMI agrees to use the proceeds from such sale to pay its ongoing operating expenses. No legal or other professional fees shall be paid out of MTC's cash collateral.

9. PMI and PMIGA agree that PMI has an allowed unsecured, non-priority claim against PMIGA in the amount of $524,317 as reflected in the general ledgers of PMI and PMIGA. MTC does not object to this claim.

10. PMI and LW agree that LW has an allowed unsecured, non-priority claim against PMI in the amount of $389,644 as reflected in the general ledgers of PMI and LW. MTC does not object to this claim.

11. PMI and PMIC agree that PMI has no claim against PMIC or PMI waives any claim it has against PMIC. MTC does not object to the waiver of this claim.

12. PMIGA and PMIC agree that PMIGA has no claim against PMIC or PMIGA waives any claim it has against PMIC. MTC does not object to the waiver of this claim.

13. PMIC will retain any federal tax refund due to it or the consolidated tax group consisting of PMIC, PMI, PMIGA, LW and affiliates.

14. PMIC will propose a plan of reorganization which will provide for no payment from PMIC to PMI, PMIGA or LW.

15. MTC will not oppose any plan of reorganization for PMIGA which treats the PMI claim against PMIGA pro rata with other unsecured, non-priority claims.

16. MTC will not oppose any plan of reorganization for PMI which treats the LW claim against PMI pro rata with other unsecured, non-priority claims including the claim of MTC.

17. MTC will not oppose any plan of reorganization for PMIC or LW (if for no other reason other than the fact that MTC is not a creditor of PMIC or LW).

18. PMI will propose a plan of reorganization that includes the provisions of this Settlement Agreement. MTC will vote for the PMI plan of reorganization and will not file a motion to convert the PMI case to a case under Chapter 7 as long as PMI complies with this Settlement Agreement.

19. Each person signing this document on behalf of a corporation represents and warrants that he or she has been authorized, and has all necessary authority, to sign the document on behalf of that corporation, and to bind that corporation, to the terms of the document by his or her signature. With regard to the Debtors, the signatures shall become valid upon approval of this Settlement Agreement by the Bankruptcy Court.

20. This document may be signed in counterparts and when signed in counterparts will have the same force and effect as if the signatures had been affixed to one document.

21. This Settlement Agreement, whether or not consummated, shall in no event be construed or deemed to be evidence of an admission or a concession on the part of the Parties or any of them with respect to the validity of, or any defense to, any claim made in the Adversary Proceeding or in the Bankruptcy Case. The Parties hereto are entering into this Settlement Agreement in order to resolve all disputes and all matters

in relation to the Bankruptcy Case without resorting to further litigation or contested matters. Each of the Parties agrees that, save in any proceedings concerned with the validity or enforcement of this Settlement Agreement, neither this Settlement Agreement, nor anything stated herein, nor any document contemplated hereunder, nor any correspondence relating to this Settlement Agreement, shall be offered or received as evidence in any forum, or be construed or deemed to be evidence of a presumption, concession or admission of any liability, fault, misrepresentation, wrongdoing, or omission by the Parties or any of them.

SETTLEMENT AGREEMENT
Signature Page

Pacific Magtron International, Corp., Debtor

Pacific Magtron, Inc., Debtor

Pacific Magtron (GA), Inc., Debtor

Livewarehouse, Inc., Debtor

Approved as to form and content:

SCHWARTZER & McPHERSON LAW FIRM

Lenard E. Schwartzer, Esq.
Counsel for Debtors

Approved as to form and content:

LAW OFFICES OF JOHN R. WALTON, P.C

John R. Walton, Esq.
Counsel for Pacific Magtron, Inc.

Wayne J. Danson

Martin Nielson

Micro Technology Concepts

Roy Han

Approved as to form and content

CREIM, MACIAS & KOENIG, LLP

Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Roy Han

Arsys Innotech Corporation

Chang-Lin Lin

Approved as to form and content

GONSALVES & KOZACHENKO

Stephen F. Heller, Esq.
Counsel for Arsys Innotech Corporation and Chang-Lin Lin

SETTLEMENT AGREEMENT
Signature Page

Pacific Magtron International, Corp., Debtor	Pacific Magtron, Inc., Debtor
Pacific Magtron (GA), Inc., Debtor	Livewarehouse, Inc., Debtor
Approved as to form and content:	Approved as to form and content:
SCHWARTZER & McPHERSON LAW FIRM	LAW OFFICES OF JOHN R. WALTON, P.C
Lenard E. Schwartzer, Esq. Counsel for Debtors	John R. Walton, Esq. Counsel for Pacific Magtron, Inc.
Wayne I. Danson	Martin Nielson
Micro Technology Concepts	Roy Han

Approved as to form and content

CREIM, MACIAS & KOENIG, LLP

Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Roy Han

Arsys Innotech Corporation	Chang-Lin Lin

Approved as to form and content

GONSALVES & KOZACHENKO

Stephen F. Heller, Esq.
Counsel for Arsys Innotech Corporation and Chang-Lin Lin

SETTLEMENT AGREEMENT
Signature Page

____
Pacific Magtron International, Corp., Debtor

____
Pacific Magtron (GA), Inc., Debtor

Approved as to form and content:

SCHWARTZER & McPHERSON LAW FIRM

____
Lenard E. Schwartzer, Esq.
Counsel for Debtors

____
Wayne I. Danson

____
Micro Technology Concepts

Approved as to form and content

CREIM, MACIAS & KOENIG, LLP

____
Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Roy Han

____
Arsys Innotech Corporation

Approved as to form and content

GONSALVES & KOZACHENKO

____
Stephen F. Heller, Esq.
Counsel for Arsys Innotech Corporation and Chang-Lin Lin

____
Pacific Magtron, Inc., Debtor

____
Livewarehouse, Inc., Debtor

Approved as to form and content:

LAW OFFICES OF JOHN R. WALTON, P.C

____
John R. Walton, Esq.
Counsel for Pacific Magtron, Inc.

____
Martin Nielson

____
Roy Han

____
Chang-Lin Lin

SETTLEMENT AGREEMENT
Signature Page

Pacific Magtron International, Corp., Debtor

Pacific Magtron, Inc., Debtor

Pacific Magtron (GA), Inc., Debtor

Livewarehouse, Inc., Debtor

Approved as to form and content:

SCHWARTZER & McPHERSON LAW FIRM

Lenard E. Schwartzer, Esq.
Counsel for Debtors

Approved as to form and content:

LAW OFFICES OF JOHN R. WALTON, P.C

Tony Cheng on behalf of John R. Walt

John R. Walton, Esq.
Counsel for Pacific Magtron, Inc.

Wayne I. Danson

Martin Nielson

Micro Technology Concepts

Approved as to form and content

CREIM, MACIAS & KOENIG, LLP

Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Roy Han

Roy Han

Arsys Innotech Corporation

Approved as to form and content

GONSALVES & KOZACHENKO

Stephen F. Heller, Esq.
Counsel for Arsys Innotech Corporation and Chang-Lin Lin

Chang-Lin Lin

Received Time Sep.30. 12:27PM

Exhibit 3
Letter of Intent
(PMIC/Herborium Merger)
and
Executive Summary

LETTER OF INTENT

PROPOSED MERGER BETWEEN

PACIFIC MAGTRON INTERNATIONAL CORPORATION, INC.

AND HERBORIUM, INC.

I. **General:**

Legal Acquiror:	Pacific Magtron International Corporation, Inc., a Nevada corporation ("PMIC").
Legal Acquiree:	Herborium, Inc., a Delaware corporation ("Herborium"). See Exhibit I for an overview of Herborium's current business operations and future strategic plans, as well as a summary of founders' and advisors' backgrounds and business experience
Transaction:	A Merger of the two entities in which Herborium Shareholders will exchange 100% their common stock of Herborium for newly issued common stock of PMIC representing an 85% post-Merger ownership interest in PMIC immediately following the closing of the Merger. It is contemplated that Herborium will be the surviving entity of a forward triangle merger involving PMIC's subsidiary, Live Warehouse, Inc.
Pre-Merger Ownership:	Principally ACT, Inc., a current owner of a 61.56% interest in PMIC, as well as all other individual shareholders, (collectively "PMIC Shareholders").
Post-Merger Ownership:	Post-Merger, ACT will own 10.55% interest in Herborium. See attached post-merger ownership chart.
Proposed Board of Directors:	The proposed post-merger Board of Directors of Herborium will consist of Dr. Agnes P. Olszewski, Dr. James P. Gilligan and independent directors, Max G. Ansbacher, and Mr. Wayne I. Danson. A third independent board member is in the process of being selected.
Plan Confirmation:	An order of the Bankruptcy Court confirming a Plan of Reorganization as approved by the PMIC creditors.
Plan Effective Date:	The date that is 11 days after Plan Confirmation.
Herborium Shareholders:	Principally Drs. Agnes P. Olszewski and James P. Gilligan, cofounders and owners of a 100% interest in Herborium, as well as other individual shareholders (collectively "Herborium Shareholders ").
Accounting Acquiror:	Herborium, since generally accepted accounting principles in the United States of America require that the company whose

shareholders retain a majority interest in a business combination be treated as the acquirer for accounting purposes.

Post-Closing Actions:	Immediately following the transaction, PMIC will change its name to Herborium Group, Inc., and will adopt the November 30 year end of Herborium.
Binding Provisions:	Paragraphs (III(a)), (III(b)), (III(c)) and (III(d)).
Nonbinding Provisions:	All paragraphs other than Binding Provisions.

II. **<u>Nonbinding Provisions</u>**:

(a) ***Working Capital:*** Sellers and Purchasers agree that contemporaneously with closing of the Merger, Net Working Capital shall not be less than $2 million, the amount deemed necessary to enable Herborium to reach the cash flow breakeven point. Net Working Capital shall equal Herborium's current assets less current liabilities ("Net Working Capital").

(b) ***Employment Agreements:*** At closing, Dr. Olszewski shall be required to execute and deliver an employment agreement to serve, for an initial term of three years, as Chief Executive Officer and Chief Financial Officer of Herborium, and commence full-time employment with Herborium. Within six months following closing, Mr. Gilligan shall be required to execute and deliver an employment agreement to serve, for an initial term of three years, as President and Chief Operating Officer of Herborium. Until such time as Mr. Gilligan commences full-time employment, he shall be compensated as a consultant for his time and shall enter into a six-month consulting agreement with Herborium at the rate of $6,250 per month based on not less than 80 hours per month. The base salary for both Drs. Olszewski and Gilligan through the first year following the Merger shall not be less than $150,000 per annum. Annual incentive bonuses, stock option grants and other benefit programs for both individuals and other members of the management team and employees will be determined by the Compensation Committee of Herborium's Board of Directors.

(c) ***Investor Financing:*** Herborium and Cornell Capital Partners, L.P. ("Cornell Capital") or such other institutional investor as determined by Herborium (the "Investor") shall have entered into a financing agreement wherein Investor agrees to provide no less than $2.5 million in secured convertible debt financing on Plan Effective Date, on terms acceptable to Herborium, subject to the conditions of paragraph (h) (vii.) to (x).

(d) ***Timetable:*** Sellers and Purchasers will work diligently in good faith and exercise reasonable efforts to enter into a definitive Merger Agreement and an agreement for financing during the Exclusivity Period and in accordance with the terms hereof.

(e) ***Representations & Warranties:*** The Merger Agreement will contain all reasonable customary and appropriate representations, warranties, covenants conditions and indemnities by the Legal Acquiror and Legal Acquiree.

(f) ***Conduct of Business:*** Except as consented to by Purchasers, after execution of this Letter of Intent and until the closing (i) the business, affairs and operations of Herborium shall be conducted in a normal fashion and in a manner consistent with its methods of operation for prior periods; (ii) no assets of Herborium shall be distributed to any shareholder, no dividends or other distributions (cash or stock) shall be declared or paid, and no shares of capital stock shall be purchased, redeemed, acquired or issued; (iii) Herborium shall not enter into any material commitment or incur any indebtedness or purchase or dispose of any material assets other than in the ordinary course of business; and (iv) Herborium shall not take any action which would frustrate the purpose of this Letter of Intent or the transactions provided for herein or contemplated hereby.

(g) ***Due Diligence:*** Each party, directly and through its representatives, shall be afforded an opportunity to conduct such financial, legal, operating and managerial due diligence review of the other party as deemed appropriate, and the results of such due diligence review shall be satisfactory to each party. The personnel, accountants and counsel of each party shall cooperate with this due diligence review. Such review may include, without limitation, a review of matters relating to title to assets, compliance by each party with all applicable laws, accounting practices and SEC reporting requirements.

(h) ***Conditions to Closing:*** In addition to the acceptance of the Plan of Reorganization by the Bankruptcy court, the closing of the Transaction is subject to, among other things:

i) the completion of due diligence review satisfactory to each party;

ii) the negotiation and execution of a definitive Merger Agreement and other documentation reasonably satisfactory to each party;

iii) the signing of a Purchase Agreement between Herborium and Dr. Qi with respect to the acquisition by Heborium of all rights, intellectual property and other interests in the formulation of AcnEase;

iv) absence of any adverse change in the business or financial condition of Herborium between the date of this Letter of Intent and the closing;

v) Both Drs. Olszewski and Gilligan shall have entered into the required employment and consulting agreements;

vi) all necessary approvals by the board and shareholders of each of the parties; and

vii) completion of audits of Herborium's financial statements as of and for the years ended November 30, 2005 and 2004, by a PCAOB certified independent accounting firm and the issuance of unqualified opinions thereon.

viii) The $400,000 Series A Convertible Preferred shareholder shall have converted or be caused to have converted its preferred stock into 800,000 shares of common stock prior to the Merger.

ix) The Creditors of PMIC shall have voted for and approved a Plan of Reorganization as filed with the Bankruptcy Court, with the Court confirming such plan.

x) Obtaining and conditionally closing on the Investor Financing prior to the Merger.

The foregoing paragraphs and provisions do not constitute and will not give rise to any legally binding obligation on the part of either party. Moreover, no past or future action, course of conduct, or failure to act relating to the Transaction, or relating to the negotiation of the terms of the Transaction or any definitive agreement, will give rise to or serve as a basis for any obligation or other liability on the part of either party.

III. **Binding Provisions**

(a) ***Exclusivity:*** In recognition of the time, expense and effort to be incurred by PMIC in pursuing the Transaction, it shall have the exclusive right to proceed with the Transaction for a period of ninety (90) days from the date of execution of this Letter of Intent (the "Exclusivity Period"). During the Exclusivity Period, Herborium, its respective officers, directors, shareholders and advisors will not initiate, solicit, negotiate or pursue with any third party any inquiry, proposal or offer relating to the acquisition of Herborium or its business, or any portion thereof, whether by purchase of assets or stock, by merger, consolidation or other reorganization or by other transaction (an "Alternative Offer") and shall not provide any information regarding Herborium to any third party where Herborium or its respective officers, directors, shareholders or advisors have reason to believe such information will be used in connection with an Alternative Offer. Herborium will promptly advise PMIC in writing of the terms of any Alternative Offer received and the name of the offeror. During this Exclusivity Period, however, Herborium may take whatever actions are required to obtain the financing to meet the Net Working Capital requirement that is a condition to close.

Similarly, in recognition of the time, expense and effort to be incurred by Herborium in pursuing the Transaction, during the Exclusivity Period, PMIC, its respective officers, directors, shareholders and advisors will not initiate, solicit, negotiate or pursue with any third party any inquiry, proposal or offer relating to the acquisition of any third party or its business, or any portion thereof, whether by purchase of assets or stock, by merger,

consolidation or other reorganization or by other transaction (an "Alternative Transaction") and shall not provide any information regarding itself to any third party where PMIC or its respective officers, directors, shareholders or advisors have reason to believe such information will be used in connection with an Alternative Transaction.

(b) ***Expenses:*** Except as otherwise provided herein, each party shall pay their own out-of-pocket fees and expenses incurred in connection with the Transaction. In the event that one party breaches any of the binding provisions of this Letter of Intent and the Transaction is not consummated as a result of such breach, the breaching party shall pay the other party's reasonable out-of-pocket, legal, accounting, consulting and other fees and expenses provided that the other party has not breached in any material respect any of their agreements.

(c) ***Confidentiality:*** Subject to paragraph III (d) below, each party agrees that the terms, conditions and other aspects of this Letter of Intent, and of subsequent negotiations between the parties, will in no way be communicated, directly or indirectly, to any party other than their respective employees, agents and advisors on a "need to know" basis. Further, such employees, agents and advisors will be informed of and bound by the terms of this paragraph to keep the existence and contents of this Letter of Intent confidential whether or not Herborium accepts this Letter of Intent.

(d) ***Publicity:*** The parties shall consult with each other as to the form and substance of any press release or to the public disclosure regarding the existence or terms of this Letter of Intent or the transactions provided for herein or contemplated hereby, and neither party shall make any public disclosure thereof prior to the closing without the consent of the other party, which consent shall not be unreasonably withheld.

IV. **Miscellaneous:** This Letter of Intent may be signed in counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same Letter of Intent, and any counterpart may be transmitted by facsimile, which shall be deemed an original. The rights and obligations set forth in this Letter of Intent may not be assigned without the other party's written consent.

V. **Governing Law:** This Letter of Intent shall be governed by the internal laws of the State of New York, excluding its conflicts and choice of law provisions.

VI. **Expiration Of Offer:** If not accepted by November 14, 2005, the offer set forth in this Letter of Intent will expire.

VII. **Counterparts.** This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

We look forward to working together with you over the coming weeks. Please confirm your agreement to the terms and conditions setout in this Letter of Intent by signing in the spaces provided below.

PACIFIC MAGTRON INTERNATIONAL, CORP.

By:____________________________
Martin Nielson, Chief Executive Officer

HERBORIUM, INC.

By: ____________________________
Dr. Agnes P. Olszewski, Chief Executive Officer

Accepted and agreed to this ___ day of November 2005.

PACIFIC MAGTRON INTERNATIONAL, CORP.

By: ______________ ______________
Martin Nielson, Chief Executive Officer

HERBORIUM, INC.

By: ______________________________
Dr. Agnes P. Olszewski, Chief Executive Officer

Accepted and agreed to this 11 day of November 2005.

EXHIBIT 1

EXECUTIVE SUMMARY

Herborium, Inc.

HERBORIUM™ inc.

The world of alternative medicines.

CONTACT
Agnes P. Olszewski, Ph.D.
Chief Executive Officer
E-Mail: DrAgnes@Herborium.com
Phone/Fax: 201.836.2424
Mobile: 201.647.3757

Executive Summary

I. Company Overview

Herborium, Inc. was incorporated in the State of Delaware in the year 2000 with a mission to become the leader in providing proprietary, natural and complementary healthcare solutions to consumers and healthcare professionals seeking alternative answers to disease treatment, management, and prevention. The Company's business model is based on owning and marketing clinically validated proprietary products, the innovative use of information technology and a proactive approach to meeting the changes and challenges of the new healthcare marketplace. The US Department of Health and Human Services, National Center for Health Statistics, estimates that the US public spends between \$36-\$47 billion on Complimentary and Alternative Therapies *(Complementary and Alternative Medicine Use Among Adults: United States, 2002 by Patricia M. Bames and Eve Powel-Griner; Advance Data No. 343, May 27, 2004)*. A Survey Conducted by the National Center For Complimentary and Alternative Medicine as a part of NIHS studies in 2002 reported that 49.8% of US adults use various forms of Alternative and Complementary Medicine, with 19% of adults using natural products including herbal medicines. In a new national survey, 64% of doctors reported that they have recommended complementary treatments to their patients (New York, NY, September 7, 2005). Finally, during the closing weeks of the 105th Congress, Senator Tom Harkin, the ranking member of the Appropriations Subcommittee, shared with his colleagues a report developed by the Institute for Alternative Futures. The document noted that today, complementary and alternative approaches to health and medicine are among the fastest growing aspects of health care, and that while in 1990, one-third of the U.S. population used some form of alternative approach to health care, by the year 2010 this will grow to at least two-thirds of the population.

The Company's products are bio-herbaceutical medicines (botanical therapeutics) that have a record of clinical efficacy and safety but are not recognized as ethical pharmaceuticals by the Federal Drug Administration (FDA). With its product portfolio and proactive regulatory strategy, Herborium distinguishes itself from the marketers of traditional herbal supplements and vitamins, as well as those focused on ethical and "over-the-counter" drugs. Herborium's products are presently classified by the FDA as dietary supplements and are regulated by the Dietary Supplement Health and Education Act Of 1994 (DSHEA 94). With the Federal Trade Commission regulating only package and advertising of dietary supplements, Herborium's core products are ready for immediate market entry.

Herborium's products address healthcare problems that are not met satisfactorily by conventional ethical pharmaceuticals and therefore satisfy niche market demands resulting from the gap between consumer's healthcare needs and currently available treatment options. The Company launched its first product, AcnEase®, in 2001, for the treatment of Acne and Rosacea. Without adequate financial resources and the full-time availability of its cofounders, sales of AcnEase® have nonetheless approached an annual sales revenue

run rate of $1 million, and high brand recognition with AcnEase® consistently ranked in top 3 Acne products on Google and Yahoo.

The use of systemic antibiotics for the treatment of acne is in disfavor with many physicians due to the development of resistant strains of bacteria. Most prescriptive and OTC products are topical that deal with pre-existing acne, whereas AcnEase works to prevent pimples from forming. Accutane, although effective in treating acne, is associated with a wide variety of local skin related and serious systemic side effects (Physicians Desk Reference, 2005). AcnEase® has demonstrated better then an 85% response rate in clinical studies performed in China and over 94% satisfaction rate in the US and UK with a current database of close to 30,000 customers. Patients typically respond within 2-3 weeks of treatment, and become relatively blemish free within one month. AcnEase® is especially effective for female adult acne that to date has responded to treatment with currently available products. In addition, AcnEase® has demonstrated efficacy in alleviating the symptoms of Rosacea. Currently, there is no treatment for Rosacea among the traditional pharmaceutical and OTC products.

With impressive early growth, combined with the Company's top positioning of AcnEase® for acne treatments on Internet search engines, AcnEase® will be the leading product driving post-financing sales growth. Consumer demand has motivated Herborium to develop a complementary line of skin care products the ***AcnEase® Skin Management*** System that can enhance and compliment the results obtained with AcnEase. With adequate resources the first product in this line, the AcnEase® BioMask will be ready for market launch in the first half of 2006. Considering the market potential of AcnEase® (according to American Dermatologist Association and National Institute of Arthritis and Musculoskeletal and Skin Diseases Website, Division of National Institutes of Health, in the US alone nearly 85% of people between the ages of 12 and 24 develop acne and 60 million Americans have active acne), an important initial use of proceeds will be to acquire the worldwide rights to AcnEase®. Two major results of this acquisition will be a substantial decrease in product cost (~ 70%) which will lead to opening of new distribution channels, and a significant overall increase in profit margins.

With respect to other products, Herborium's Sexual Health Products line for men and women were introduced in test marketing in March of 2004 in the US, UK and German markets and is expected to represent the second product line contributing to revenue and profitability. ***Prostalis®*** is a proprietary all natural product for the treatment of Benign Prostate Hyperplasia (BPH) a malady which afflicts more than half of the men in the United States between the ages of 60 and 70, and as many as 90% between the ages of 70 and 90. (*Your Urinary System and How It Works: NIDDK2005; What You Need To Know About Prostate Cancer: NCI 2005*) Other products owned or for which Herborium has the right to acquire ownership, include: Carb-Blocker, an all natural starch metabolism inhibitor, and Lasting Energy®, which alleviates the symptoms of "jet lag", fatigue and "hang over"; a series of products that target liver diseases and liver damage resulting from Hepatitis C, Hepatitis B, and Cirrhosis, as well as liver dysfunction arising from alcohol, drugs and environmental factors; and a product targeting cardiopulmonary insufficiencies.

Direct corporate competitors include nutraceutical companies; indirect competition also includes healthcare-focused online marketers. The vast majority of products distributed by nutraceutical and herbal supplement companies are targeted towards dieting and weight management, body building supplementation, dietary or vitamin supplements and personal care products. These products represent the commodity approach to satisfying the markets needs and a selected few qualify as proprietary and unique formulations with IP value. None so far entertains national brand recognition. In addition, the Herbaceutical Sector is highly fragmented. The rudimentary stage of development for this sector, in conjunction with Herborium's superior products, provides an opportunity for exponential growth, including acquisitions, and the ability to assume a leadership position in the sector in a relatively short period of time. An extensive Competitive Analysis prepared by the Company is available for further review, as are a series of product briefs reviewing acne and rosacea, liver disease and benign prostate hyperplasia.

An office was opened in London in April 2002 and registered in 2003 as Herborium UK LLC. The office handles fulfillment and coordinates market development for products in the UK and Continental Europe. Importantly, Herborium is also preparing for entry into the Japanese and Australian markets.

In summary, Herborium offers a unique portfolio of proprietary, patented, trade-secret-protected botanical therapeutical products (botanical therapeutics) supported by clinical experience and the innovative use of interactive information technology and has designed a business model to take advantage of the newly emerging opportunities afforded by changing FDA perspectives with respect to botanical drugs. The new regulatory environment now encourages the performance of Phase I and Phase II clinical studies and the company has developed preliminary collaborative relationships with proactive medical institutions (Johns Hopkins University, NYU and Columbia Presbyterian Hospital) in the US and the Traditional Chinese Medicine Institute in Hong Kong for clinical studies following financing. Successful completion of these studies would allow advertising claims of "Clinically Proven", greatly facilitating marketing efforts and possibly also including reimbursement opportunities for selected products. Herborium holds exclusive marketing and distribution rights to the US and EU markets for all of its products, retains a team of expert advisors that provide market development, clinical and quality control support, and developed an international infrastructure for product sourcing and future market expansion.

II. Financial Information ($000's)

	2004*	2005**	2006***	2007***	2008***
Sales	$735	$994	$5,001	$15,115	$26,538
Gross Profit	406	500	3,342	9,725	17,576
Operating Expenses	509	553	4,243	6,048	9,006
Pretax Income (Loss)	(126)	(53)	(901)	3,670	8,560

*Actual results **Forecast, including nine months actual results ***Forecast

To date the Company's operations have been funded by equity investments and loans from the founders of approximately $300,000, funding from "friends and family" of approximately $150,000, a revolving credit facility and cash generated by gross profit from sales. It is believed that a minimum of $2 million is needed to permit Herborium to pursue its business plans, with any amount greater than that affording the opportunity to accelerate growth at a more rapid pace. Since inception, the cofounders of Herborium have elected to "invest" its gross profits in the business to maximize current sales of AcnEase and to develop other products and product access that will be capitalized upon following financing. They have received no compensation from Herborium and have kept all overhead costs to the bare minimum.

The net proceeds from a financing will be used by the Company for the acquisition of the formula for AcnEase, clinical trials, establishment of US manufacturing and for working capital to fund marketing, new product launches, sales and business development expenses, as well as general corporate needs as described further below.

Herborium presently has one full-time employee with full benefits, whose principal responsibility is product order fulfillment. In the UK, Herborium subcontracts with a firm to provide full fulfillment and customer services for UK and EU customers. Following the receipt of financing, one or both cofounders will assume full-time employment with Herborium. There are detailed plans to hire staff on an orderly basis to meet the needs of product development, quality control and testing, shipping, marketing, sales, customer service, accounting and finance. Immediately following the financing, Herborium will obtain approximately 2,500 sq. ft. of general office space in northern New Jersey. The founders have toured possible locations in Newark and believe that there will be no difficulty quickly entering into a lease for adequate space. Similarly, a number of possible warehouse facilities also residing in northern New Jersey have been toured, and it is expected that there will be no difficulty quickly entering into a lease for adequate space at the time that volume increases to a level requiring inventory storage and shipping capabilities.

Appendix A

Management and Advisors

Management

Agnes P. Olszewski, Ph.D. MBA; Founder, Chief Executive Officer

Dr. Olszewski, co-founder of Herborium, has over 20 years experience in business strategy, strategic marketing management and international business. She holds an MA in Consumer Psychology and Ph.D. degrees from Warsaw University, Poland, and an MBA from Fordham University, New York City. Dr. Olszewski has been a consultant and a team leader on strategic management and competitive marketing strategies for leading American corporations as well as foreign companies and institutions. In her capacity as an international consultant she had lead multicultural negotiations and managed diverse teams of professionals. She has also been responsible for developing and implementing business and marketing strategies in the US and foreign markets. Dr. Olszewski's client list includes: AT&T, Johnson & Johnson, Nynex Communications, Unigene Laboratories Inc., Polish Airlines "LOT", Ministry Of Foreign Trade and Economic Collaboration of PRC, UNDP, Graphica Inc. amongst others. She has also been a Small Business Advisor and the Member of the Global Round Table for the State of New Jersey.

After the collapse of communism in Central Europe, Dr. Olszewski formed A&T Global Marketing Inc., one of the first consulting firms in the US focusing on the transfer of western management and financial know-how into transitional economies. The company was also involved in advising American corporations on entry strategies into the emerging markets of Europe and Asia. Dr. Olszewski has successfully led the efforts to form Joint Ventures in Poland, China and France. She was a President and CEO of G.O. International, Inc., that she co-founded with Dr. James P. Gilligan, a consulting firm specializing in business strategies for pharmaceutical industry and global technology transfer. G.O. International, Inc. merged with Herborium, Inc. in June 2002.

Prior to starting Herborium, Dr. Olszewski was Director of The Institute for International Business and Director of the MSIB Program at Seton Hall University where she is presently a Professor of Marketing and International Business. Dr. Olszewski is the author of over 100 publications and presentations in the US and abroad. She is a Member of The Women's Presidents Organization, an Executive Member of the American Marketing Association, Member of the Academy of International Business, American Academy of Management, and the International Platform Association. Dr. Olszewski is a recipient of the Valley Forge Foundation National Economic Excellence Award and a recipient of the International Business Award of the State of New Jersey.

James P. Gilligan, Ph.D. MSIB; Co- Founder, Chief Operating Officer

Dr. Gilligan, a co-founder of Herborium, has over 25 years experience in the pharmaceutical and biotechnology industry. He received his Ph.D. in Pharmacology and Toxicology from the University of Connecticut, during which time he completed a special research fellowship at the Cleveland Clinic Atherosclerosis Research Unit. He performed his post-doctoral training at the Roche Institute of Molecular Biology. Dr.

Gilligan is author or co-author of 15 US patents as well as multiple PCT patents and the author of numerous scientific publications. He also received a MS in International Business from Seton Hall University.

Dr. Gilligan is Vice President of Product Development at Unigene Laboratories Inc. Fairfield, NJ, a biopharmaceutical company. He was a founding member of Unigene in 1981 and participated in the design of its R&D facility in 1983 and the cGMP biotechnology manufacturing facility in 1993. His responsibilities have included coordination of all US and international pre-clinical research, toxicology, and regulatory filings as well as design and management of clinical studies. He was an integral part of the team that successfully registered the first "generic" biotechnology product in the EU via a centralized submission. Dr. Gilligan was responsible for coordinating with Warner Lambert (Pfizer) the oral salmon calcitonin program for the treatment and prevention of osteoporosis. He was also responsible for the US program to register and license Fortical Nasal Spray, obtain the Company's first NDA approval, as well as identifying new applications for Unigene's technology and negotiations with prospective partners.

Ms. Iris Nagel, Managing Director, Herborium UK.
Iris Nagel has been actively involved in Marketing and Promotion for the last 12 years and Internet projects the last five. Her clients included Faberge, IsabelleFa and the Israel Diamond Institute, plus new and innovative ventures such as Diamondfloor.com and Diamondview.com. Prior to joining Corporate Internet Design Ltd in London as Senior Designer, Ms. Nagel was contracting with Corporate Internet Design, with oversight responsibilities for international clients such as UUNet, an international Internet Service Provider, and Manpower, a global recruitment company.

Ms. Nagel founded of State of Play LTD in Hong Kong in 1996, a consultancy focusing on next generation solutions for small and medium sized enterprises worldwide. The Company developed and designed the first online catalogue for Edinburgh Financial Publishing Asia Division and managed a list server, which supplied registered users with the latest news from the financial world. State of Play was also chosen by Channel V of Star TV Asia, the world's biggest music TV channel, implement an Internet strategy for the company. In 1997 State of Play moved to London, UK and joined Web Paradise International, a worldwide group of companies working together for global companies with Internet needs.

Alice Lyon, Diplomat Phytotherapy, MNIMH, MRCHM
Ms. Lyon has extensive expertise in Western and Chinese Herbal Medicine with over 18 years of practical experience. She is a licensed Medical Herbalist and her practice encompasses the use of both Western and Traditional Chinese Herbal Medicine. Ms. Lyon is a member of the National Institute of Medical Herbalists and the Register of Traditional Chinese Medicine (TCM). She trained initially at the School of Phytotherapy in the United Kingdom (Membership of the National Institute of Medical Herbalists), where she studied Western Herbal Medicine and received her Diploma in Phytotherapy. Ms. Lyon's training began with a two-year program in Traditional Chinese Herbal Medicine in London and was followed by an additional two years of training at the

College of Traditional Chinese Medicine in Guangzhou, China. She also completed two years of studies in Traditional Chinese Herbal Medicine at Regents College in London.

Mr. Baocheng Liu MBA/MSIB, Director Asian Office of Herborium, Beijing, PRC.
Mr. Liu earned a B.A in economics and a Post-Graduate diploma in International Business Law from University of International Business and Economics (UIBE) in Beijing and an MBA and MSIB from Seton Hall University School of Business. He is fluent in English, Chinese and intermediate in Japanese. Mr. Liu currently runs the HERBORIUM, Inc. office in Beijing.

Mr. Liu has served as the General Manager of a Sino/US JV introducing novel biotechnology products into the Chinese market. He was employed as the Chief Representative for Cathay Trading Inc. UK and HK overseeing all business development in Mainland China. Mr. Liu also was the General Manager of Union Merchant Overseas, Ltd. UK where he was responsible for sourcing agricultural and chemical products from China and other Asian countries for EU markets. He has extensive experience with MOFTEC and International Trade procedures. Mr. Liu has consulted for AMOCO, and Hoescht Celenese to establish Joint Ventures in China. He has provided cross-cultural training courses for among others, Master Card, BASF, OTIS, and Citibank.

Dr. Chunping Gao MD/Ph.D; Director Product Development, PRC Office.
Dr. Gao has extensive experience in the Chinese Health Care Industry having worked for some of the largest Pharmaceutical Companies in China. He has served as the Director of Development for Shijiazhuang Pharmaceutical Company and the Vice General Manager of Weisheng Pharmaceutical CO. LTD. Dr Gao received his Ph.D. from McGill University in Canada and also pursued post-doctoral training at the University of Massachusetts. Dr. Gao received advanced degrees from Sichuan University (BS) and Chinese Academy of Sinica (MS). Having advanced science degrees from both Chinese and Western Universities makes Dr. Gao's expertise ideally suited for facilitating the identification and qualification of new products that meet Herborium's rigorous standards. His understanding of both Chinese and Western medicine are invaluable in the risk benefit evaluations of new products.

Consultants

John E. Donahue (Finance)
Mr. Donahue has over 25 years of experience in corporate finance, M&A and public accounting and held senior management positions at several private and public companies. Mr. Donahue was Executive Vice President and Chief Financial Officer of Lead America, a marketer of insurance products to customers of financial institutions from 1997 to 1999. Prior to that, Mr. Donahue held the positions of Managing Director at Oxbridge Incorporated, a boutique investment banking firm, Senior Vice President and Chief Financial Officer of a family-owned food service company and Vice President and Chief Financial Officer at Mast Resources Inc., a merchant bank, from 1990 to 1997. He served as Chief Financial Officer or liaison for a number of client or portfolio companies. Mr. Donahue was Chief Financial Officer at Catalyst Energy Corp, a NYSE-listed company, from 1986 to 1989, and served in an M&A capacity for a Fortune 500

company prior to that. Mr. Donahue has completed an initial public offerings as well as several other public equity and debt issuances in those two capacities. From 1972 to 1985, he was employed in various positions of increasing responsibility in the auditing services area at Price Waterhouse, including serving as Senior Audit Manager on the audits of three Fortune 500 client companies. Mr. Donahue obtained a B.A. in Economics from Holy Cross College and a M.B.A. from Rutgers University. He is presently CFO of Online Benefits, Inc., a private company with institutional investors such as GE Equity and Sandler Capital.

Web Design and E-commerce, US

Bluehub.Com, formerly MAG Networks, was re-launched in October 1999. The company has been designing, hosting and marketing web sites since 1996. Bluehub have provided web solutions for nearly every variety of business, including retailers, B2B consultants, corporate Intranets, ISPs and government organizations. The principals at Bluehub have over 17 years experience in design, direct marketing, advertising, online media and hosting and over 16 years of programming experience including Perl, SQL and ASP. Hardware projects include installing LANs, WANs, intranet/extranet/internet servers, Internet connections and database servers. In addition to Web design Bluehub expertise include online and off line marketing strategies, e-commerce management and interface.

Herborium's account executive, Mr. Hamish Blackall has extensive Web Site design experience as well as expertise in the establishment of secure e-commerce networks. Mr. Blackall also has experience in Internet advertising with major clients including, Beyond Interactive; Avenue A Media; Saatchi & Saatchi; Bell Atlantic; Cox Interactive Media; Strategic Interactive Group and i-Traffic. Mr. Blackall is also a graphic designer and has designed creative material for several marketing and advertising campaigns. For his work, Mr. Blackall won several industry awards in Australia and an international design award for package development, Internet Marketing Solutions and Search Engine Marketing Services.

Websourced Inc. is recognized internationally as a global leader in Internet marketing solutions. Established in 1994 and acquired in 1999 by S. Pat Martin, its current CEO, WebSourced's all-encompassing approach to web solutions provides for optimization of Internet marketing strategies .Websourced was hired to assist Herborium to design a well-rounded web marketing presence that generates new business and continue to keep revenues high. The company's expertise lays in increasing clients' ranking in popular search engines to leverage online sales technology; and in designing improved infrastructure for order fulfillment and financial transactions. Websourced Inc. division Keywordranking provides Herborium with search Engine Marketing Services.

Advisory Board

Dr. J. Thomas August MD. Chairman of Herborium's Advisory Board,

Dr. August received his medical degree from Stanford University; he is currently Professor and Director Department of Pharmacology and Molecular Sciences Johns

Hopkins University School of Medicine, Professor, Department of Oncology Johns Hopkins and Professor, Johns Hopkins Singapore.

Presently, Dr. August serves as: Chairman Editorial Committee, Archives Biochemistry and Biophysics, Scientific Advisory Committee of the American Cancer Society, Editor, Advances in Pharmacology, Advisory Board Diagnon, Consulting Research Director Unigene Labs, Board of Directors, Foundation of Comparative and Conservation Biology, Editorial Board, HealthCite.Com, Founder and Member of The Board of Directors Cytec, Inc. Executive Roundtable, Wall Street Journal Healthcare Summit. Dr. August holds multiple patents and is the author or co-author of over 200 publications.

Dr. Aaron E. Katz MD. Advisory Board

Dr. Katz is currently the Director of the Center for Holistic Urology, Department of Urology, Columbia-Presbyterian Hospital, New York, NY. Dr. Katz received his undergraduate degree in Biology from Carnegie-Mellon University PA and his Medical degree from New York Medical College Valhalla New York. Dr. Katz is an editorial reviewer for: Urology 1993-Present, Cancer Research, 1995-Present, Cancer 1996-Present, Journal of Urology 1997- Present, Urologic Oncology 1997-Present, and the British Journal of Cancer 1998-Present. He is the recipient of numerous awards in the field of urology and urologic oncology including: CaPCure Award, American Urological Association National Meeting, San Francisco, CA, Maimonides Research Day, Best Paper in Clinical Research, New York Section of AUA Meeting, Scottsdale, Az.Best Presentation on Prostate Cancer. Dr. Katz has extensive experience in the use of Alternative and Complimentary Medicine in the field of urology. Dr. Katz is the author of over 30 articles in the field of urology and related disciplines. The Wall Street Journal May 17, 2000 reported on the results of Dr. Katz's study of 33 men treated with a TCM for prostate cancer. The study reported that 87% of men had a significant decrease in plasma PSA. Dr. Katz will serve as an advisor and assist HERBORIUM in the design and conduct of clinical studies.

Mr. Eric Hahn. Advisory Board

Mr. Hahn brings to Herborium twenty-five years of international (Far East, Australia, Canada, South Africa, U.K. and Germany) senior line management experience with Pfizer, Schering-Plough and Warner-Lambert. Most of his career has been spent in general management positions in strategic subsidiaries of these major multi-national pharmaceutical companies. Mr. Hahn has been a regional President of Warner-Lambert UK, Vice President and Regional Director of Schering Plough for Australia/NZ, Canada, UK and South Africa, and Vice President, General Manager Pharmaceuticals for Pfizer Canada. Since 1992, as Principal of Hahn & Associates, Mr. Hahn has applied his "Big Pharma" experience to start-up, small and medium sized contract clinical research, pharmaceutical and biopharmaceutical companies as a strategic and business development consultant.

Mr. Robert Miller, Advisory Board.

Mr. Miller has over twenty years experience in the herbal products industry in both the US and Europe with special expertise in TCM's. He was a founder and Managing

Director of East West Herbs Ltd, UK (est.1987), one of the first herbal distributors and manufacturers to implement scientific quality control methods using phyto-chemistry and pharmacognosy expertise. While establishing the company he studied TCM under Ted Kaptchuk and Giovanni Maciocia. In 1997 he founded and was a director of East West Biotech Ltd (EWB), which utilized signal transduction technology in the quality control and development of patented plant-based dietary supplements and licensed drugs. He helped initiate a phase II clinical trial for two chemo-support products in conjunction with the research unit of the Imperial Cancer Fund. In 1999 East West Biotech was acquired by Oxford Natural Products plc ("ONP") and as a result Mr. Miller became Business Development Director of ONP, where he was instrumental in raising $5 million in venture capital to further develop ONP's business plan.

Roger Spencer Jones, O.B.E. Advisory Board, Consultant, Herborium, UK

Mr. Jones holds a Pharmacy degree from Wales and Master of Science degree from Bradford, and holds a Doctorate (Hon), from the University of Glamorgan (1997) and a D.Sc. from Cardiff (2000). Mr. Jones started his career in Healthcare working for the Boots Drug Co. and The Welcome Foundation. He is the Founder and former Chairman of Penn Pharmaceuticals Gwent, Wales. Mr. Jones is also on the Board of Directors for Lansdales Pharmacies Ltd., Agropharm Ltd., and Montaline Ltd. Mr. Jones is currently the Vice Chairman of the Welsh Executive of the Royal Pharmaceutical Society of Great Britain, a Qualified Person under EEC Directive 75/319/EEC, National Governor for Wales for the BBC, Chairman of the Welsh Broadcasting Council, Chairman of Institute of Directors (IOD) Wales, President (South Wales) British Association for the Advancement of Science, Chairman, Council of Welsh (TECs), Governor of the BBC, and Director of the Technology Committee for Wales. Chairman BBC Pension Fund, Chairman Children in Need, and Council Member Welsh National School of Medicine.

Lawrence Woo, Advisory Board, Consultant, Herborium PRC.

Mr. Woo brings to Herborium over 30 years of experience in the pharmaceutical industry in Asia and Greater China (PRC, Hong Kong and Taiwan) in sales, marketing and planning, and over 16 years of senior line management experience in this region. Mr. Woo who in addition to his BS in Science from Hong Kong University is also an alumnus of Advanced Management Courses at Harvard and Dartmouth Universities has served as General Manager for Bristol-Myers-Squibb, Korea; General Manager Southeast Asia, (1988- 1994), President and General Manager Pfizer, China (1994-1997), and President and Managing Director of Wyeth Pharmaceuticals PRC, Taiwan and Hong-Kong (1997- 2004)

Legal Counsel

Herborium is represented by Mr. Geoffrey Bass Esq. a partner in the firm Feder, Kaszovitz, Isaacson, Weber, Skala & Bass, LLP, New York, NY. The firm is engaged in the practice of law primarily in the area of corporate, securities, finance, and general business. The firm has extensive experience in and acts as general counsel to a large number of varied business enterprises, including companies whose securities are publicly held and traded. The firm's expertise includes federal and state securities law, commercial transactions, employment law, and intellectual property law, including

trademarks and copyrights. Mr. Bass received his law degree from Harvard Law School in 1974. Mr. Bass has extensive experience in corporate law, in particular, in all phases of business transactions, including the organization and financing of corporations, partnerships and joint ventures.

Herborium is represented by Buc & Beardsley of Washington D.C. for FDA matters and consultation for issues relating **to regulatory affairs**. The firm possesses unique expertise in FDA, FTC and CPSC related issues including dietary supplements (DSHEA 94). The Senior Partner of Buc & Beardsley, Nancy Buc, has served as the Chief Counsel to the Food and Drug Administration (FDA). The firm maintains close working relations with a number of the regulatory agencies and has established memberships in several national pharmaceutical, healthcare and regulatory related forums and organizations. In addition to the full span of FDA related matters including product approvals, claims, marketing and manufacturing, the firm focuses on assisting clients in developing positions on policy issues including new regulations and proposed legislation.

Exhibit 4
PMIC/Herborium Post-Merger
Ownership Chart

Herborium Inc/Pacific Magtron Common Stock Ownership

	Present		Before Merger Conversion of Series A Preferred		Post-Merger of Herborium with PMIC	
	Shares	**%**	**Shares**	**%**	**Shares**	**%**
Current PMIC stockholders, Series A preferred	-	0.00%	800,000	7.09%	800,000	0.74%
Current PMIC stockholders, non ACT	4,030,762	38.44%	4,030,762	35.72%	4,030,762	3.71%
Common-ACT	6,454,300	61.56%	6,454,300	57.19%	11,454,300	10.55%
Current Herborium Stockholders	-	0.00%	-	0.00%	92,282,018	85.00%
Total	**10,485,062**	**100.00%**	**11,285,062**	**100.00%**	**108,567,080**	**100.00%**

Exhibit 5

Herborium's unaudited financial statements for the fiscal years ended November 30, 2004 and 2005, as well as a proforma balance sheet showing the effect of the PMIC/Herborium merger

ADELE SUMNER, CPA
207 JOHNSON AVENUE
TEANECK, NJ 07666

Tel (201)836-0295 Fax (201)287-0005

To the Stockholders
Herborium Inc
Teaneck, NJ 07666

I have compiled the accompanying balance sheet of Herborium Inc (a corporation) as of November 30, 2004, and the related statements of income and deficit and cash flows for the year then ended, in accordance with Statements and Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

November 16, 2005

HERBORIUM INC
BALANCE SHEET
NOVEMBER 30, 2004

ASSETS

Current Assets		
Accounts receivable	$ 964	
Inventory	68,550	
Prepaid expenses	1,109	
Total Current Assets	70,623	
Equipment-net	9,174	
Amortizable assets-net	20,858	
Deferred tax asset	108,466	
TOTAL ASSETS	$209,121	

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities		
Cash overdraft	$ 3,620	
Revolving lines of credit		151,269
Current portion of long-term debt	16,779	
Credit card debt	60,094	
Accounts payable and accrued expenses	12,107	
Due to stockholders	52,199	
Total Current Liabilities	296,068	
Long-term debt-less current portion	19,255	
Other long-term loans	163,500	
Total Long-term Liabilities	182,755	
Stockholders' Deficit		
Common stock, no par value, 2,000 shares authorized and 400 shares issued and outstanding	$ 20,000	
Additional paid in capital	180,000	
Deficit	(469,702)	
Total Stockholders' Deficit	(269,702)	
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$209,121	

See accompanying accountant's report.
ADELE SUMNER, CPA

HERBORIUM INC
STATEMENT OF INCOME AND DEFICIT
FOR THE YEAR ENDED NOVEMBER 30, 2004

Sales	$735,071
Cost of Sales	329,217
Gross Profit	405,854
Operating Expenses	
Bank and credit card fees	17,974
Commissions	18,645
Contract services Includes IP protection)	22,998
Depreciation and amortization	8,486
Office expense (includes equipment)	25,511
Marketing, promotion and sales	211,625
Payroll expenses	20,730
Product development	67,150
Telephone	12,255
Travel (Product Development, Marketing/sales, corporate development) and entertainment	48,229
Website Development and Upgrades; IT services	55,000
Total operating expenses	508,603
Operating (Loss)	(102,749)
Other (expense)	
Interest expense	(22,884)
Pretax (Loss)	(125,633)
Income and franchise taxes	2,334
NET (LOSS)	(127,967)
Deficit at Beginning of Year	(341,735)
DEFICIT AT END OF YEAR	$(469,702)

See accompanying accountant's report.
ADELE SUMNER, CPA

HERBORIUM INC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED NOVEMBER 30, 2004

CASH FLOWS USED BY OPERATING ACTIVITIES		
Net (loss)	$(127,967)	
Adjustments to reconcile net (loss) to net cash used by operating activities		
Depreciation and amortization	8,486	
Decrease in accounts receivable	2,689	
Increase in inventory	(32,850)	
Decrease in prepaid expenses	1,023	
Increase in accounts payable & accrued expenses	11,607	
NET CASH USED BY OPERATING ACTIVITIES	(137,012)	
CASH FLOWS USED BY INVESTING ACTIVITIES		
Purchase of amortizable assets	(5,313)	
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from revolving lines of credit	76,500	
Payments on revolving lines of credit	(32,281)	
Proceeds of long-term debt	25,000	
Payments of long-term debt	(16,575)	
Net proceeds of credit card debt	40,021	
Increase in stockholders' loans	14,950	
Proceeds of other long-term debt		15,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	122,615	
NET DECREASE IN CASH	(19,710)	
CASH AT BEGINNING OF YEAR	16,090	
CASH OVERDRAFT AT END OF YEAR	$ (3,620)	
SUPPLEMENTAL DISCLOSURES		
Non-cash Investing and Financing Transactions:		
Loan obligations incurred in purchase of equipment	$ 7,263	
Income taxes paid for the period	$ 1,850	
Interest paid for the period	$ 22,884	

See accompanying accountant's report.
ADELE SUMNER, CPA

To the Stockholders
Herborium Inc
Teaneck, NJ 07666

I have compiled the accompanying balance sheet of Herborium Inc (a corporation) as of November 30, 2005, and the related statements of income and deficit and cash flows for the year then ended, in accordance with Statements and Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

January 20, 2006

HERBORIUM INC
BALANCE SHEET
NOVEMBER 30, 2005

ASSETS

Current Assets	
Cash	$ 182
Accounts receivable	23,266
Inventory	56,740
Prepaid expenses	1,366
Total Current Assets	81,554
Equipment-net	8,459
Amortizable assets-net	20,715
Deferred tax asset	108,466
TOTAL ASSETS	$219,194

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities	
Revolving lines of credit	$155,614
Current portion of long-term debt	15,401
Credit card debt	121,330
Accounts payable and accrued expenses	28,852
Due to stockholders	81,449
Total Current Liabilities	402,646
Long-term debt-less current portion	37,772
Other long-term loans	178,500
Total Long-term Liabilities	216,272

See accompanying accountant's report.

HERBORIUM INC
BALANCE SHEET
NOVEMBER 30, 2005

Stockholders' Deficit	
Common stock, no par value, 2,000 shares authorized and 400 shares issued and outstanding	$ 20,000
Additional paid in capital	180,000
Deficit	(599,724)
Total Stockholders' Deficit	(399,724)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$219,194

See accompanying accountant's report.

HERBORIUM INC

STATEMENT OF INCOME AND DEFICIT
FOR THE YEAR ENDED NOVEMBER 30, 2005

Sales		$836,503
Cost of Sales		373,030
Gross Profit		463,473
Operating Expenses		
Bank and credit card fees	$ 5,981	
Commissions	68,420	
Contract services	39,296	
Depreciation and amortization	5,519	
Office expense	35,560	
Marketing and promotion	220,274	
Payroll expenses	39,081	
Product development	9,374	
Telephone	11,513	
Travel and entertainment	58,442	
Website expenses	52,577	
Total operating expenses		546,037
Operating (Loss)		(82,564)
Other (expense)		
Interest expense	(41,687)	
Loss on abandoned fixed assets	(2,576)	(44,263)
Pretax (Loss)		(126,827)
Income and franchise taxes		3,195
NET (LOSS)		(130,022)
Deficit at Beginning of Year		(469,702)
DEFICIT AT END OF YEAR		$(599,724)

See accompanying accountant's report.

HERBORIUM INC
STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED NOVEMBER 30, 2005

CASH FLOWS USED BY OPERATING ACTIVITIES	
Net (loss)	$(130,022)
Adjustments to reconcile net (loss) to net cash used by operating activities	
Depreciation and amortization	5,519
Increase in accounts receivable	(22,302)
Decrease in inventory	11,810
Decrease in prepaid expenses	1,324
Increase in accounts payable & accrued expenses	16,745
NET CASH USED BY OPERATING ACTIVITIES	(116,926)
CASH FLOWS USED BY INVESTING ACTIVITIES	
Purchase of fixed assets	(1,541)
Purchase of amortizable assets	(1,762)
Loss on abandoned of fixed assets	(2,576)
NET CASH USED BY INVESTING ACTIVITIES	(5,879)
CASH FLOWS FROM FINANCING ACTIVITIES	
Proceeds from revolving lines of credit	36,800
Payments on revolving lines of credit	(32,455)
Proceeds of long-term debt	33,200
Payments of long-term debt	(16,424)
Net proceeds of credit card debt	61,236
Increase in stockholders' loans	29,250
Proceeds from other long-term debt	15,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	126,607
NET INCREASE IN CASH	3,802
CASH OVERDRAFT AT BEGINNING OF YEAR	(3,620)
CASH AT END OF YEAR	$ 182

See accompanying accountant's report.

HERBORIUM INC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED NOVEMBER 30, 2005

SUPPLEMENTAL DISCLOSURES

Noncash Investing and Financing Transactions:

Loan obligations incurred in purchase of equipment	$ 5,515
Income taxes paid for the period	$ 1,766
Interest paid for the period	$ 41,687

See accompanying accountant's report.

Herborium Group, Inc.
Pro Forma Balance Sheet
Post-Merger

ASSETS		
Current Assets		
Cash & Cash Equivalents	$	1,676,294
Accounts Receivable		23,266
Inventory		56,740
Prepaid Expenses		21,366
Total Current Assets		1,777,666
Fixed Assets		
Property, Plant & Equipment		33,459
Accumulated Depreciation		(27,788)
Fixed Assets, Net		5,671
Non-Current Assets		
Deposits		33,215
Other		333,466
Total Non-Current Assets		366,681
Total Assets	$	2,150,017
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)		
Current Liabilities		
Accounts Payable	$	145,182
Accrued Expenses		15,000
Revolving Line of Credit		155,614
Due to Stockholders		81,449
Current Portion of Long-Term Debt		15,401
Total Current Liabilities		412,646
Long-Term Debt		
Long-Term Debt		37,772
Other Long-term loans		178,500
Convertible Debentures		2,000,000
Total Long-Term Debt		2,216,272
Commitments and contingencies		
Stockholders' Equity (Deficit):		
Series A Convertible Preferred Stock		-
Common Stock		20,000

Additional Paid-in Capital	180,000
Retained Earnings (Deficit)	(599,724)
Retained Earnings (Deficit) Current Year	(79,177)
Total stockholders' Equity (Deficit)	(478,901)
Total liabilities and stockholders' Equity (deficit)	$ 2,150,017

Exhibit 6
Ballot for PMIC Creditors and Equity Interest Holders

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re:

PACIFIC MAGTRON INTERNATIONAL, CORP., a Nevada Corporation,

PACIFIC MAGTRON, INC.,

PACIFIC MAGTRON (GA), INC.,

LIVEWAREHOUSE, INC.,

Debtors and Debtors in Possession.

Affects all four Debtors: ☐
Affects only:
☒ Pacific Magtron International, Corp.
☐ Pacific Magtron, Inc.
☐ Pacific Magtron (GA), Inc.
☐ Livewarehouse, Inc.

Case Nos. BK-S-05-14331 LBR
BK-S-05-14335 LBR
BK-S-05-14339 LBR

Jointly Administered Under
Case No. BK-S-05-14326 LBR

Chapter 11

BALLOT FOR PACIFIC MAGTRON INTERNATIONAL CORPORATION'S THIRD AMENDED PLAN OF LIQUIDATION

Hearing:
Date: March 3, 2006
Time: 1:30 p.m.
Place: *Courtroom 1*
Foley Federal Building
300 Las Vegas Blvd. South
Las Vegas, Nevada 89101

Pacific Magtron International Corporation's Third Amended Plan of Reorganization (the "PMIC Plan") filed with the Bankruptcy Court and referred to in this ballot, can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by a class of creditors which is impaired under the Plans.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT BY MAIL OR FACSIMILE TRANSMISSION TO:

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas, NV 89146-5308
Facsimile: (702) 892-0122

THIS BALLOT MUST BE COMPLETED AND SIGNED AND RECEIVED BY NO LATER THAN FEBRUARY 24, 2006.

BALLOT

The undersigned, a creditor holding a claim in the amount of $___________ (fill in dollar amount of claim) in Class _____ (indicate Class 2 –Unsecured Claims of PMIC; Class 3 – IRS Claim against PMIC; Class 4 – Subordinated claims of Terminated Executives; or Class 5 - Claim of Hartford Insurance Company).

The undersigned, an interest owner holding ___________ (fill in number of shares) in Class _____ (indicate Class 6 – Owners of Common Stock of PMIC; or Class 7 – Owners of Preferred Stock of PMIC).

(CHECK ONE)

[ ] Accepts the PMIC Plan **[ ] Rejects the PMIC Plan**

Any ballot received that does not indicate either a vote to accept or a vote to reject a Plan shall be deemed a vote to accept the appropriate Plan. Any ballot received that indicates a vote to accept or reject a Plan for which the creditor is not entitled to vote shall be deemed a vote to accept or reject the Plan for which the creditor is entitled to vote.

DATED this ____ day of _____________, 2006

Print Name of Creditor: ______________________________

Signature: ______________________________

Title (if corporation or partnership): ______________________________

Address: ______________________________

____

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

Exhibit 7

Ballot for LW Creditors

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL, CORP.**, a Nevada Corporation, **PACIFIC MAGTRON, INC.**, **PACIFIC MAGTRON (GA), INC.**, **LIVEWAREHOUSE, INC.**, Debtors and Debtors in Possession.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11 **BALLOT FOR LIVEWAREHOUSE, INC.'S THIRD AMENDED PLAN OF LIQUIDATION**
Affects all four Debtors: ☐ Affects only: ■ Pacific Magtron International, Corp. ☐ Pacific Magtron, Inc. ☐ Pacific Magtron (GA), Inc. ☒ Livewarehouse, Inc.	Hearing: Date: March 3, 2006 Time: 1:30 p.m. Place: *Courtroom 1* *Foley Federal Building* *300 Las Vegas Blvd. South* *Las Vegas, Nevada 89101*

LiveWarehouse, Inc.'s Third Amended Plan of Reorganization (the "LW Plan") filed with the Bankruptcy Court and referred to in this ballot, can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by a class of creditors which is impaired under the Plans.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT BY MAIL OR FACSIMILE TRANSMISSION TO:

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas, NV 89146-5308
Facsimile: (702) 892-0122

THIS BALLOT MUST BE COMPLETED AND SIGNED AND RECEIVED BY NO LATER THAN FEBRUARY 24, 2006.

BALLOT

The undersigned, a creditor holding a claim in the amount of $___________ (fill in dollar amount of claim) in Class 2 –Unsecured Claims of LW.

(CHECK ONE)

[ ] Accepts the LW Plan **[ ] Rejects the LW Plan**

Any ballot received that does not indicate either a vote to accept or a vote to reject a Plan shall be deemed a vote to accept the appropriate Plan. Any ballot received that indicates a vote to accept or reject a Plan for which the creditor is not entitled to vote shall be deemed a vote to accept or reject the Plan for which the creditor is entitled to vote.

DATED this ____ day of _____________, 2006

Print Name of Creditor: ______________________

Signature: ______________________

Title (if corporation or partnership): ______________________

Address: ______________________

____

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122